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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4
to
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NORTHWEST AIRLINES CORPORATION	NORTHWEST AIRLINES, INC.
(Exact Name of Registrant as Specified in its Certificate of Incorporation)
Delaware	Minnesota
(State of Other Jurisdiction of Incorporation or Organization)
41-1905580	41-0449230
(I.R.S. Employer Identification No.)
4512	4512
(Primary Standard Industrial Classification Code Number)

2700 LONE OAK PARKWAY
EAGAN, MINNESOTA 55121
(612) 726-2111
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrants' Principal Executive Offices)

Michael L. Miller, Esq.
Vice President, Law and Secretary
Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121
(612) 726-2111
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

Copy to:
 Edward J. Chung, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-3023

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offers described herein (the "Exchange Offers") have been satisfied or waived.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

10.5% Class D Pass Through Certificates, Series 2003-1 (and guarantees of underlying payments)	$551,822,000	100%	$551,822,000	$44,642.40(2)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS (Subject to Completion)

Issued                 , 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$551,822,000

NORTHWEST AIRLINES, INC.

Offers to Exchange
2003-1 PASS THROUGH TRUST
10.5% CLASS D PASS THROUGH CERTIFICATES, SERIES 2003-1

Applicable Underlying Payments Fully and Unconditionally Guaranteed by Northwest Airlines Corporation

For the Following of its Securities (the "Outstanding Securities")

$150 million principal amount of its 8.375% Notes due 2004 (Cusip No. 667 281 AH2)
$200 million principal amount of its 8.52% Notes due 2004 (Cusip No. 667 281 AN9)
$200 million principal amount of its 7 5/8% Notes due 2005 (Cusip No. 667 281 AL3)

$300 million principal amount of its 8.875% Notes due 2006 (Cusip No. 667 281 AP4)

EACH OF THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK
CITY TIME, ON TUESDAY, DECEMBER 2, 2003, UNLESS EARLIER TERMINATED OR EXTENDED BY US.

Northwest Airlines, Inc. ("Northwest"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letters of transmittal, to exchange:

  •
  $1,200 principal amount of 10.5% Class D Pass Through Certificates, Series 2003-1 ("Class D Certificates") for each validly tendered and accepted $1,000 principal amount of 8.375% Notes due 2004 ("8.375% Notes") of Northwest, plus a cash payment for accrued but unpaid interest up to but excluding the exchange date;

  •
  $1,200 principal amount of Class D Certificates for each validly tendered and accepted $1,000 principal amount of 8.52% Notes due 2004 ("8.52% Notes") of Northwest, plus a cash payment for accrued but unpaid interest up to but excluding the exchange date;

  •
  $1,150 principal amount of Class D Certificates for each validly tendered and accepted $1,000 principal amount of 7 5/8% Notes due 2005 ("7 5/8% Notes") of Northwest, plus a cash payment for accrued but unpaid interest up to but excluding the exchange date; and

  •
  $1,000 principal amount of Class D Certificates for each validly tendered and accepted $1,000 principal amount of 8.875% Notes due 2006 ("8.875% Notes") of Northwest, plus a cash payment for accrued but unpaid interest up to but excluding the exchange date.

The exchange offers are subject to the conditions described in this prospectus, including the minimum condition that at least $5 million aggregate principal amount of Class D Certificates, which is the amount required to list the Class D Certificates on the New York Stock Exchange, are issued in the exchange offers. We will accept up to a maximum principal amount of (i) $120 million principal amount of 8.375% Notes, (ii) $160 million principal amount of 8.52% Notes, (iii) $120 million principal amount of 7 5/8% Notes and (iv) $50 million principal amount of 8.875% Notes in the exchange offers. If we receive tenders for more than the principal amount of any series of Outstanding Securities set forth above, we will prorate the number of validly tendered Outstanding Securities. You may withdraw your tenders at any time prior to midnight, New York City time on the expiration date.

The Class D Certificates represent interests in the assets of the 2003-1 Pass Through Trust (except for excess interest and reinvestment earnings thereon), which has acquired a direct or indirect interest in $551,822,000 aggregate principal amount of notes secured directly or indirectly by 64 aircraft owned by Northwest. These aircraft also secure on a more senior basis other equipment notes previously issued under one of several series of Northwest pass through certificates. The benefits of Section 1110 of the federal bankruptcy code will be available with respect to $512.8 million aggregate principal amount of these notes. The remaining notes held by the 2003-1 Pass Through Trust are not entitled to the benefits of Section 1110 but are indirectly secured by the same principal amount of the notes entitled to such benefits.

Payments on the property of the 2003-1 Pass Through Trust will be passed through to the holders of the Class D Certificates (except for excess interest and reinvestment earnings thereon), subject to the prior distribution of required amounts in accordance with priorities specified for each prior series of Northwest pass through certificates. Principal and interest in respect of the Class D Certificates will be payable semiannually on each April 1 and October 1 after issuance, commencing on April 1, 2004. The final principal payment on the Class D Certificates is expected to be payable on April 1, 2009, resulting in an expected weighted average life to maturity of 5.2 years from the expected exchange date. The Class D Certificates will not have the benefit of any liquidity facility or financial guaranty insurance policy.

After the exchange offers are consummated, Northwest may use this prospectus from time to time in connection with transfers of the remaining Class D Certificates.

We intend to list the Class D Certificates on the New York Stock Exchange under the trading symbol "NWB 09".

For a discussion of the risks that you should consider in evaluating the exchange offers, see "Risk Factors" beginning on page 17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of Northwest, NWA Corp., the Exchange Agent, the Information Agent or the Dealer Managers makes any recommendation as to whether or not holders of Outstanding Securities should exchange their securities in the exchange offers.

        The Dealer Managers for the exchange offers are:

MORGAN STANLEY

CITIGROUP	CREDIT SUISSE FIRST BOSTON
DEUTSCHE BANK SECURITIES	JPMORGAN

October      , 2003

        You should rely only on the information contained in this document or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

        Northwest Airlines Corp. ("NWA Corp." and together with its subsidiaries, the "Company" or "we") files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities.

  •
  Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Quarterly Reports on Form 10-Q for the periods ended March 31, 2003 and June 30, 2003; and

  •
  Current Reports on Form 8-K filed January 24, 2003, April 21, 2003, May 15, 2003, May 16, 2003, July 18, 2003, August 1, 2003 and October 21, 2003.

        You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

  Secretary's Office
  Northwest Airlines Corporation
  5101 Northwest Drive, Dept. A1180
  St. Paul, Minnesota 55111-3034
  Telephone: (612) 726-2111

        Any request for documents should be made by November 24, 2003 to ensure timely delivery of the documents prior to the expiration date of the exchange offers.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors.

        We believe that the material risks and uncertainities that could affect the outlook of an airline operating in the global economy include the future level of air travel demand, our future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about severe acute respiratory syndrome (SARS), labor negotiations both at other carriers and us, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.

        In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realized. Potential investors should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors described above.

iii

SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the information contained in documents incorporated by reference in the registration statement of which this prospectus forms a part. Reference is made to "Risk Factors" beginning on page 17 for a discussion of certain issues that should be considered in evaluating an investment in the Class D Certificates.

Questions and Answers About the Exchange Offers

Q1:
What securities of Northwest are subject to the exchange offers?

A1:
The securities of Northwest that are subject to the exchange offers are:

•
8.375% Notes due 2004;

•
8.52% Notes due 2004;

•
7 5/8% Notes due 2005; and

•
8.875% Notes due 2006.

In this prospectus, these securities are collectively referred to as the "Outstanding Securities".

Q2:
What will I receive if I tender in the exchange offers?

A2:
For each $1,000 principal amount of your Outstanding Securities validly tendered and accepted in the exchange offers, you will receive Class D Certificates in the principal amount set forth in the table below and a cash payment equal to the accrued but unpaid interest on the Outstanding Securities up to but excluding the Exchange Date:

Principal Amount of Class D Certificates Received
8.375% Notes	$1,200
8.52% Notes	$1,200
7 5/8% Notes	$1,150
8.875% Notes	$1,000
Q3:
Are the exchange offers subject to any conditions?

A3:
Yes. The exchange offers are subject to the conditions described on page 25 of this prospectus. The conditions to the exchange offers require, among other things, that at least $5 million aggregate principal amount of Class D Certificates, which is the principal amount required to list the Class D Certificates on the New York Stock Exchange, are issued and delivered to holders who tender their Outstanding Securities in the exchange offers.

We refer to this minimum dollar amount of Class D Certificates that must be issued in the exchange offers as the "minimum condition."

Promptly after the exchange offers expire, we will make an announcement relating to the satisfaction of the conditions precedent. We may waive any or all of the conditions to the exchange offers, including the minimum condition, and in the event any such waiver results in a material change to the terms of the exchange offers, we will extend the expiration date so that the exchange offers remain open for any additional period required by law. Any waiver of any condition with respect to any series of Outstanding Securities will apply equally to all holders of Outstanding Securities of such series.

Q4:
What happens if the minimum condition is not satisfied?

A4:
If the amount of Outstanding Securities tendered in the exchange offers results in less than $5 million principal amount of Class D Certificates, in the aggregate, being required to be issued in the exchange offers, we may choose not to complete the exchange offers or we could choose to waive the minimum condition for any reason. If we choose not to complete the exchange offers, we will promptly return any Outstanding Securities that have been tendered.

Q5:
Will Northwest accept all Outstanding Securities that are tendered?

A5:
If the conditions for the exchange offers are satisfied or waived by us, we will accept all tenders of Outstanding Securities that are properly tendered and not validly withdrawn up to a maximum principal amount of each series of Outstanding Securities set forth below.

We will accept up to a maximum principal amount of (i) $120 million principal amount of 8.375% Notes, (ii) $160 million principal amount of 8.52% Notes, (iii) $120 million principal amount of 7 5/8% Notes and (iv) $50 million principal amount of 8.875% Notes.

If we receive tenders for more than the maximum principal amount of any series of Outstanding Securities, we will prorate the number of validly tendered Outstanding Securities of such series that we will accept from each tendering holder, as described on page 27 of this prospectus. Any Outstanding Securities that are not accepted because of proration will be returned.

Q6:
Will the Class D Certificates be listed on any stock exchange?

A6:
We intend to list the Class D Certificates on the New York Stock Exchange under the trading symbol "NWB 09".

Q7:
How will the credit ratings of the Class D Certificates compare to those of the Outstanding Securities?

A7:
The Class D Certificates are expected to be assigned a Caa1 debt rating by Moody's Investors Service Inc., a B- rating by Standard & Poor's and a B rating by Fitch Ratings, which are the same as the debt ratings of the Outstanding Securities.

A rating is not a recommendation to exchange for Class D Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that these ratings will not be lowered or withdrawn.

Q8:
What are the U.S. federal income tax consequences to U.S. holders that tender in the exchange offers?

A8:
The U.S. federal income tax consequences of an exchange of Outstanding Securities for Class D Certificates in the exchange offers will depend on whether such exchanges constitute "recapitalizations" for U.S. federal income tax purposes, which in part depends on whether both the Outstanding Securities and the Trust Property Notes are "securities" of Northwest for U.S. federal income tax purposes. It is more likely than not that an exchange pursuant to the initial exchange offers will constitute a recapitalization at least with respect to U.S. holders that surrender in the exchange Outstanding Securities that had an original term in excess of 5 years. Subsequent Exchanges may not constitute recapitalizations, or may result in some of the Trust Property Notes failing to qualify as "securities." If an exchange constitutes a recapitalization, no loss on the exchange would be recognized and gain would be recognized only to the extent of (i) the fair market value of the principal amount of Trust Property Notes that constitutes "securities" represented by the Class D Certificates received in the exchange, if any, in excess of the principal amount of Outstanding Securities exchanged therefor and (ii) the fair market value of property other than "securities" received in the exchange. If an exchange does not constitute a recapitalization, U.S. holders would recognize gain or loss for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations." U.S. holders of Outstanding Securities should consult their own personal tax advisors with respect to the federal, state, local and foreign tax consequences of the exchange.

Q9:
What is the position of Northwest's board of directors with respect to the exchange offers?

A9:
Neither Northwest, NWA Corp. nor any of their respective directors makes any recommendation to any holder of Outstanding Securities as to whether to tender or refrain from tendering Outstanding Securities in the exchange offers.

Q10:
What does Northwest intend to do with the Outstanding Securities that are tendered in the exchange offers?

A10:
We intend to cancel and retire all Outstanding Securities accepted in the exchange offers.

Q11:
Will there be any cash proceeds from the exchange offers?

A11:
No. We will not receive any cash proceeds from the exchange offers.

Q12:
When do the exchange offers expire?

A12:
The exchange offers expire at midnight, New York City time, on Tuesday, December 2, 2003. However, we may at any time prior to the expiration date in our sole discretion extend the expiration date of the exchange offers or amend or withdraw the exchange offers by giving oral or written notice to the Exchange Agent. Any such extension, amendment or withdrawal will be followed as promptly as practicable by a public announcement thereof, which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. References in this prospectus to the expiration date of the exchange offers mean December 2, 2003 or, if later, the last date to which we extend the exchange offers.

Q13:
When will I receive my Class D Certificates?

A13:
You will not receive physical delivery of certificates representing your Class D Certificates, but your ownership of Class D Certificates will be recorded in book-entry form on the Exchange Date (as described below), if all conditions to the exchange offers are satisfied or waived, provided we have timely received your properly completed and executed letter of transmittal, an "agent's message", as described on page 29, or properly completed and executed notice of guaranteed delivery, and you have not withdrawn your tender prior to the expiration of the exchange offers. As used in this prospectus, the "Exchange Date" means the third business day following the expiration date of the exchange offers, subject to our right to extend the expiration of the exchange offers. Even if we need to prorate, the Exchange Date will occur promptly.

Q14:
What happens if I change my mind after tendering in the exchange offers?

A14:
You may withdraw your tender any time before midnight, New York City time, on the expiration date. However, if we extend the exchange offers you may withdraw your tender at any time prior to the expiration date, as extended. In addition, tenders of Outstanding Securities may be withdrawn after expiration of 40 business days from the commencement of the exchange offers in the event that we have not yet accepted Outstanding Securities in the exchange offers by such time. If you decide to withdraw your tender, you must withdraw all Outstanding Securities previously tendered by you; partial withdrawals will not be permitted.

Q15:
How will my Outstanding Securities be affected if I do not tender them in the exchange offers?

A15:
The terms of your Outstanding Securities will not be changed as a result of the consummation of the exchange offers. However, to the extent that other holders of the same Outstanding Securities as yours tender their Outstanding Securities in the exchange offers, the liquidity of such Outstanding Securities after the consummation of the exchange offers may be adversely affected. In addition, to the extent that the Junior Equipment Notes newly issued in connection with the exchange offers represent secured claims on aircraft owned by Northwest, any recovery in respect of your Outstanding Securities in the event of a bankruptcy proceeding in which Northwest is the debtor may be reduced.

Q16:
How do I exchange my Outstanding Securities if I am the beneficial owner of Outstanding Securities held by a custodian bank, commercial bank, depository institution, broker, dealer, trust company, or other holder?

A16:
First, you should promptly contact that holder and instruct it to send the Exchange Agent an "agent's message" on your behalf or to complete and deliver to the Exchange Agent a letter of transmittal by facsimile or hand delivery at the facsimile number or address on the back cover of this prospectus. If an "agent's message" is sent on your behalf, there is no need to also send a letter of transmittal to the Exchange Agent.

Second, you must also instruct that holder to tender your Outstanding Securities by effecting a book-entry transfer of the Outstanding Securities into the account of the Exchange Agent through the Automated Tender Offer Program of DTC.

Q17:
What if I cannot complete book-entry transfer of my Outstanding Securities, together with an "agent's message" or a letter of transmittal, to the Exchange Agent prior to the expiration date of the exchange offers?

A17:
You may follow the guaranteed delivery procedures described in "The Exchange Offers—Procedures for Tendering—Guaranteed Delivery" on page 29 of this prospectus.

Q18:
How should a soliciting dealer ensure they are designated to be paid their soliciting dealer fee?

A18:
In order to receive a soliciting dealer fee, a soliciting dealer must follow the steps that are set forth in the Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, which each soliciting dealer will receive with this prospectus. Please note that a soliciting dealer will not receive a soliciting dealer fee unless these steps are followed.

Q19:
To whom should I address questions?

A19:
You should direct questions about the terms of the exchange offers to the Dealer Managers. The Dealer Managers may be reached by telephone at the phone numbers specified on the back cover of this prospectus.

However, if you have questions about tender procedures or if you need additional copies of this prospectus or the letters of transmittal, you should contact the Information Agent. The Information Agent may be reached by telephone at (866) 868-2409.

The addresses of the Dealer Managers and the Information Agent are on the back cover of this prospectus.

Q20:
Will I have an opportunity to exchange my Outstanding Securities if I do not participate in the exchange offers?

A20:
After the exchange offers are consummated, Northwest may from time to time solicit and enter into discussions with holders of remaining Outstanding Securities with regard to exchanging such Outstanding Securities for Class D Certificates. However, no assurances can be made that Northwest will make this opportunity available to you or any other holder of Outstanding Securities and the principal amount of Class D Certificates offered in exchange for each $1,000 principal amount of Outstanding Securities may be different than the amount offered under the exchange offers. The procedures for making any such subsequent exchanges will be determined at the time of such exchange and will be different than the procedures relating to the exchange offers described in this prospectus.

The Company

        NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline, as measured by revenue passenger miles, and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

  •
  domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

  •
  an extensive Pacific route system with a hub in Tokyo;

  •
  a trans-Atlantic alliance with KLM Royal Dutch Airlines, which operates through a hub in Amsterdam; and

  •
  a domestic and international alliance with Continental Airlines, Inc. and Delta Airlines, Inc.

        Northwest has developed strategies that are designed to utilize these assets to the Company's competitive advantage.

        Our operating revenues and net losses were $9,489 million and $798 million, respectively, for the year ended December 31, 2002 and $4,547 million and $169 million, respectively, for the six months ended June 30, 2003.

        Northwest's principal executive office is located at Northwest Airlines, Inc., 5101 Northwest Drive, St. Paul, Minnesota 55111-3034. Northwest's telephone number is (612) 726-2111. Our internet address is www.nwa.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

Class D Certificates

Overview of Structure

        We are offering, in exchange for your Outstanding Securities, the Class D Certificates representing a fractional undivided interest in the assets of the Northwest Airlines 2003-1 Pass Through Trust (the "2003-1 Trust"), except for excess interest and reinvestment earnings thereon. The assets of the 2003-1 Trust consist of a direct or indirect interest in $512.8 million principal amount of Junior Equipment Notes and $39.0 million principal amount of D-2 Secured Notes (collectively, the "Trust Property Notes").

        Under the terms of each Prior Series of Northwest pass through certificates, we have issued or will issue Junior Equipment Notes secured or to be secured by aircraft financed or to be financed under such Prior Series. The "Prior Series" are five series of Northwest pass through certificates previously issued and designated as Series 1999-2, Series 2000-1, Series 2001-1, Series 2001-2 and Series 2002-1. "Junior Equipment Notes" are the Series C Equipment Notes issued under Series 2001-2, the Series D Equipment Notes issued under Series 1999-2, Series 2000-1, Series 2001-1 and Series 2002-1 and the Series E Equipment Note issued under Series 2001-1 (the "Series E Equipment Note").

        The 2003-1 Trust will directly hold all of the Junior Equipment Notes issued under Series 1999-2, Series 2000-1 and Series 2001-2 and the Series E Equipment Note. The 2003-1 Trust will not directly hold Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1 but will hold the Series D-1 Beneficial Interests, as described below, in previously established Delaware statutory trusts for Series 2001-1 and Series 2002-1 (each, a "Delaware Trust") that hold pass through certificates issued by the trusts holding these Junior Equipment Notes. Since the Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1 have amortization payments due after the final expected distribution date for the Class D Certificates, the beneficial interests in the Delaware Trusts have been divided into "Series D-1 Beneficial Interests", generally representing the right to receive the principal and interest payments on such Junior Equipment Notes due on or prior to April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1), and "Series D-2 Beneficial Interests", generally representing the right to receive the principal and interest payments on such Junior Equipment Notes due after April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1). In addition, since not all of the aircraft of Series 2002-1 will be delivered by the date of this prospectus, the 2003-1 Trust will not have any interest in the Junior Equipment Notes of Series 2002-1 which may be issued after such date (which will be indirectly represented by "Series D-3 Beneficial Interests" in the Delaware Trust related to Series 2002-1). The Series D-3 Beneficial Interests will be held by Northwest and will not be included in the property of the 2003-1 Trust.

        A "D-2 Secured Note" is a note issued by Northwest to the 2003-1 Trust which matures on April 1, 2009. Each D-2 Secured Note relates to a Junior Equipment Note of either Series 2001-1 or Series 2002-1 (other than those indirectly represented by the Series D-3 Beneficial Interests) and is secured by an equal principal amount of the Series D-2 Beneficial Interests in the Delaware Trust related to Series 2001-1 or Series 2002-1, respectively.

        Each of the senior classes of certificates of each Prior Series have the benefit of an interest payment liquidity facility or facilities (each a "Liquidity Facility") provided by a third party financial institution (each a "Liquidity Provider"). A Liquidity Facility supports up to three semiannual or six quarterly interest payments. The most senior class of certificates of Series 2000-1 and Series 2002-1 also have the benefit of a financial guaranty insurance policy (each a "Policy") provided by a third party financial institution (each a "Policy Provider"). A Policy supports the payment of interest and the payment of the outstanding balance on the final distribution date of the applicable certificates and under other specified circumstances. The Class D Certificates will not have the benefit of any Liquidity Facility or Policy.

        Under the Intercreditor Agreement for each Prior Series, payments from the Equipment Notes issued under such Prior Series (including the Junior Equipment Notes but excluding the Series E Equipment Note) will be applied to satisfy required distributions to the senior certificates of such Prior Series and the Liquidity Providers and the Policy Providers, if applicable, for such Prior Series before any distribution is made to the holders of the Class D Certificates. Under the Intercreditor Agreement for each Prior Series, if an Indenture Default is continuing under an indenture, the trustee for the most senior class of certificates outstanding or, if applicable, the Policy Provider for such Prior Series will have exclusive rights to direct the indenture trustee in taking action under the indenture, including the exercise of remedies.

Summary of Terms of Senior Certificates and Class D Certificates

Senior Certificates of Prior Series
Series 2003-1 Class D
	1999-2	2000-1	2001-1	2001-2	2002-1
Aggregate Outstanding Amount(1)	$484,673,014	$471,672,160	$541,963,949	$367,351,192	$744,558,856	$551,822,000
Original Issuance Date	June 25, 1999	June 28, 2000	June 1, 2001	July 5, 2001	August 5, 2002	December 5, 2003
Ratings:
Moody's	Various	Various	Various	Various	Various	Caa1
Standard & Poor's.	Various	Various	Various	Various	Various	B-
Fitch	N/A	N/A	N/A	Various	Various	B
Number of Aircraft(2):
Owned	2	19	13	14	20	64
Leased	19	0	1	0	0	—
Expected Principal Distribution Window (in years from applicable original issuance date)	0.7-19.7 (Class A) 0.7-15.7 (Class B) 0.7-11.2 (Class C)	0.76-19.26 (Class G) 0.76-9.76 (Class C)	1.8-20.8 (Class A-1) 9.8 (Class A-2) 1.8-15.8 (Class B) 1.8-8.8 (Class C)	1.6-12.1 (Class A) 1.6-10.1 (Class B)	1.3-11.8 (Class G-1) 1.6-19.3 (Class G-2) 1.6-9.8 (Class C-1) 1.1-9.8 (Class C-2)	0.3-5.3
Regular Distribution Dates	March 1 and September 1	April 1 and October 1	April 1 and October 1	February 6, May 6, August 6 and November 6	February 20, May 20, August 20 and November 20	April 1 and October 1
Final Expected Regular Distribution Date	March 1, 2019 (Class A) March 1, 2015 (Class B) September 1, 2010 (Class C)	October 1, 2019 (Class G) April 1, 2010 (Class C)	April 1, 2022 (Class A-1) April 1, 2011 (Class A-2) April 1, 2017 (Class B) April 1, 2010 (Class C)	August 6, 2013 (Class A) August 6, 2011 (Class B)	May 20, 2014 (Class G-1) November 20, 2021 (Class G-2) May 20, 2012 (Class C-1) May 20, 2012 (Class C-2)	April 1, 2009
Final Legal Distribution Date	September 1, 2020 (Class A) September 1, 2016 (Class B) March 1, 2012 (Class C)	April 1, 2021 (Class G) October 1, 2011 (Class C)	October 1, 2023 (Class A-1) October 1, 2012 (Class A-2) October 1, 2018 (Class B) October 1, 2011 (Class C)	February 6, 2015 (Class A) February 6, 2013 (Class B)	November 20, 2015 (Class G-1) May 20, 2023 (Class G-2) November 20, 2013 (Class C-1) November 20, 2013 (Class C-2)	April 1, 2009
Minimum Denomination	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes	Yes	Yes	Yes(3)

(1)
In the case of the Prior Series, reflects aggregate outstanding amount of all classes of Senior Certificates of such series. Amounts are as of December 5, 2003, the expected Exchange Date.

(2)
In the case of Series 2002-1 Senior Certificates, includes aircraft scheduled to be delivered after the date of this prospectus.

(3)
Applies only to Junior Equipment Notes.

Transaction Structure

  Junior Equipment Notes

        Set forth below is a diagram illustrating the structure of this transaction and of cash flows relevant to the Class D Certificates and the Junior Equipment Notes. For these purposes, we have included only three of the five series. For purposes of this diagram, Series 2002-1 is substantially the same as Series 2000-1, and Series 2001-1 is substantially the same as Series 1999-2.

Northwest Airlines, Inc.
Mortgage Payments
Series 1999-2 Indenture Trustee(1)
Senior Equipment Notes and Junior Equipment Notes
Series 2000-1 Indenture Trustee(1)
Senior Equipment Notes and Junior Equipment Notes
Series 2001-2 Indenture Trustee(1)
Senior Equipment Notes and Junior Equipment Notes
Equipment Note Payments on Owned Aircraft
Advances and Reimbursements (if any)
Primary Liquidity Provider
Subordination Agent
Equipment Note Payments on Owned Aircraft
Advances and Reimbursements (if any)
Policy and/or Primary Liquidity Provider
Subordination Agent
Equipment Note Payments on Owned Aircraft
Advances and Reimbursements (if any)
Liquidity Providers
Subordination Agent
Principal, Premium (if any) and Interest Distributions
Senior Class Trustees
Senior Class Certificateholders
Principal, Premium (if any) and Interest Distributions
Senior Class Trustees
Senior Class Certificateholders
Principal, Premium (if any) and Interest Distributions
Senior Class Trustees
Senior Class Certificateholders
Remaining Distributions
Remaining Distributions
2003-1 Trustee
Excess Interest(2)
Class D Certificateholders
Northwest Airlines, Inc. (Class X Certificates)

(1)
Each aircraft relating to a Prior Series will be subject to a separate indenture. Junior Equipment Notes will be issued only for aircraft owned by Northwest.

(2)
Excess Interest payments are subordinated to payments due on the Class D Certificates.

  Series D-1 and D-2 Beneficial Interests and D-2 Secured Notes

        Set forth below is a diagram illustrating the structure of this transaction and of cash flows relevant to the Series D-1 Beneficial Interests, the Series D-2 Beneficial Interests and the D-2 Secured Notes related to Series 2001-1. The diagram for Series 2002-1 would be substantially similar except that Northwest also holds Series D-3 Beneficial Interests (which are not part of the assets of the 2003-1 Trust) in the Delaware Trust related to Series 2002-1.

Northwest Airlines, Inc.
Mortgage Payments on Aircraft
Indenture Trustee
Equipment Notes (including Junior Equipment Notes)
Principal and Semiannual Interest Payments on the D-2 Secured Notes
Equipment Notes Payments(1)
Subordination Agent
Distributions remaining after giving effect to the priorities of distributions under the Intercreditor Agreement(2)
Delaware Trust
Series D-1 Beneficial Interests
Series D-2 Beneficial Interests
Security Interest
2003-1 Trustee
Northwest Airlines, Inc.
Class D Certificateholders

(1)
Payments under the Series E Equipment Note of Series 2001-1, which is not shown on this diagram, are not subject to the Intercreditor Agreement.

(2)
Payments from the Subordination Agent flow through an existing pass through trust which is not shown on this diagram.

The Offered Securities

Issuer	Northwest Airlines, Inc.
Certificates Offered	Class D Certificates.

The 2003-1 Trust will also issue Class X Certificates. The Class X Certificates will be held by Northwest and are not being offered under the exchange offers. The Class X Certificates are subordinated to the Class D Certificates in right of payment. The Class X Certificates represent the right to receive on the same distribution dates as the Class D Certificates interest payments in respect of the Trust Property Notes in excess of 10.5% per annum in the aggregate, calculated on the basis of a 360-day year consisting of twelve 30-day months ("Excess Interest").
The Class D Certificates represent a fractional undivided interest in the 2003-1 Trust other than the Excess Interest and investment income thereon.
Trust Property	The property of the 2003-1 Trust will include:
• Junior Equipment Notes of Series 1999-2, Series 2000-1 and Series 2001-2 and the Series E Equipment Note.
• Series D-1 Beneficial Interests in the Delaware Trusts related to Series 2001-1 and Series 2002-1.
• D-2 Secured Notes, each of which is secured by the same principal amount of Series D-2 Beneficial Interests in the Delaware Trust related to Series 2001-1 or Series 2002-1.
• All rights of the 2003-1 Trust under the intercreditor arrangements.
•
Cash to be contributed by Northwest in an amount, when added to interest on the Trust Property Notes (other than Excess Interest) expected to be received by the 2003-1 Trust on or prior to the first distribution date, that will equal the amount of interest expected to be distributed to Class D Certificateholders on such date.
• Funds from time to time deposited with the 2003-1 Trustee.
Scheduled Distributions
All scheduled payments of principal and interest (other than Excess Interest) on the Trust Property Notes received by the 2003-1 Trust will be distributed to Class D Certificateholders on April 1 or October 1 of each year, commencing on April 1, 2004, subject to the subordination provisions applicable to the Class D Certificates under the intercreditor arrangements.
Right to Buy Other Classes of Certificates
If Northwest is in bankruptcy or other specified events have occurred with respect to any Prior Series, the Class D Certificateholders shall have the right to purchase all of the Senior Certificates of the Prior Series, unless the Policy Provider, if applicable, shall have exercised its right to purchase the most senior class of Senior Certificates.

Junior Equipment Notes
(a) Issuer	The Junior Equipment Notes have been or will be issued by Northwest and are or will be guaranteed by NWA Corp.
(b) Series to be Issued; Ranking
The Junior Equipment Notes are the most junior ranking series of Equipment Notes issued under each Prior Series. The Junior Equipment Notes issued under an indenture are subordinated in right of payment to all of the Senior Equipment Notes issued under the same indenture.
The holders of the Junior Equipment Notes issued under Series 1999-2 and Series 2000-1 and the Series E Equipment Note will have only limited voting rights under the indentures.
(c) Interest
The Junior Equipment Notes accrue interest at a rate of at least 10.5% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Junior Equipment Notes will be payable semiannually or quarterly on various scheduled interest payment dates, depending on the Prior Series. Such scheduled interest payment dates may be the same as, or may differ from, the scheduled distribution dates of the Class D Certificates, depending on the Prior Series.
(d) Principal
The entire principal amount of the Junior Equipment Notes will be due on April 1, 2009 in the case of Series 2000-1 and the Series E Equipment Note, on February 6, 2009 in the case of Series 2001-2 or on March 1, 2009 in the case of Series 1999-2.

In the case of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1, principal payments on the Junior Equipment Notes are scheduled on various scheduled principal payment dates from February 20, 2004 to May 20, 2014. In the case of Series 2002-1, such scheduled principal payment dates are different from the scheduled distribution dates of the Class D Certificates.
The principal amount of each Junior Equipment Note is identified on pages 52 to 54 of this prospectus.
(e) Redemption and Purchase
Aircraft Event of Loss. If an event of loss occurs with respect to an aircraft, all of the Junior Equipment Notes issued with respect to such aircraft will be redeemed, unless such aircraft is replaced by Northwest. The redemption price in such case will be the unpaid principal amount of such Junior Equipment Notes, together with accrued interest and a Libor break amount (if applicable), but without any premium.

Optional Redemption. Northwest may elect to redeem the Junior Equipment Note with respect to an aircraft prior to its maturity. The redemption price in such case will be the unpaid principal amount of such Junior Equipment Note, together with accrued interest and a Libor break amount (if applicable), plus a premium (if applicable).

(f) Security
The Junior Equipment Notes issued with respect to each aircraft will be secured by a security interest in such aircraft. The aircraft type, registration number and delivery date of each aircraft are set forth on pages 52 and 53 of this prospectus.

The Junior Equipment Notes are not cross-collateralized. This means that any excess proceeds from the sale of an aircraft or other exercise of remedies with respect to such aircraft will not be available to cover any shortfall with respect to the Junior Equipment Notes secured by any other aircraft.

There will not be cross-default provisions in the indentures under any Prior Series. This means that if the indentures relating to one or more aircraft are in default and the indentures relating to the remaining aircraft are not in default, no remedies will be exercisable under the remaining indentures.
(g) Section 1110 Protection
With respect to each aircraft securing the Junior Equipment Notes, Northwest's special counsel will provide its opinion that the benefits of Section 1110 of Title 11 of the United States Code (the "Bankruptcy Code") will be available with respect to the Equipment Notes, including the Junior Equipment Notes, issued with respect to such aircraft.
Series D-1 and Series D-2 Beneficial Interests
(a) Delaware Trusts	Each Delaware Trust was established to hold all of the pass through certificates of the Original Class D Trust of Series 2001-1 or Series 2002-1, as the case may be.
(b) Distributions
Since the Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1 have amortization payments due after the final expected distribution date for the Class D Certificates, the beneficial interests in the Delaware Trusts have been divided into Series D-1 Beneficial Interests, generally representing the right to receive the principal and interest payments due in respect of such Junior Equipment Notes on or prior to April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1), and Series D-2 Beneficial Interests, generally representing the right to receive the principal and interest payments due in respect of such Junior Equipment Notes after April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1).

The principal payments in respect of such Junior Equipment Notes indirectly represented by the Series D-2 Beneficial Interests will have an expected remaining weighted average life from April 1, 2009 of approximately 2.6 years in the case of Series 2001-1 and from February 20, 2009 of approximately 4.6 years in the case of Series 2002-1.

Series D-3 Beneficial Interests in the 2002 Delaware Trust, representing the right to receive the principal and interest payments on the Junior Equipment Notes to be issued after the date of this prospectus under Series 2002-1, will be owned by Northwest and will not be included in the assets of the 2003-1 Trust.
D-2 Secured Notes
(a) Issuer	The D-2 Secured Notes will be issued by Northwest and guaranteed by NWA Corp.
(b) Interest
The D-2 Secured Notes accrue interest at a rate of 10.5% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest will be payable semiannually on April 1 or October 1 of each year, commencing on April 1, 2004.
(c) Principal Payments	The entire principal amount of the D-2 Secured Notes will be due on April 1, 2009.
(d) Redemption
Redemption of Junior Equipment Notes. If a Junior Equipment Note related to a D-2 Secured Note is redeemed by Northwest, a principal amount of the D-2 Secured Note equal to the principal installments of the Junior Equipment Note originally scheduled to be paid after April 1, 2009 (in the case of Series 2001-1) or February 20, 2009 (in the case of Series 2002-1) will also be redeemed, together with accrued interest. The redemption price will also include a premium if the redemption of the Junior Equipment Note is at the election of Northwest.

Optional Redemption. Northwest may elect to redeem, in whole or in part, any D-2 Secured Note prior to its maturity. The redemption price in such case will be the unpaid principal amount being redeemed, together with accrued interest plus a premium (if applicable).
(e) Security	Each D-2 Secured Note will be secured by an equal principal amount of Series D-2 Beneficial Interests.
Subordination Agent, Paying Agent and Indenture Trustee	U.S. Bank National Association.
2003-1 Trustee	U.S. Bank Trust National Association.

SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

        The following table presents summary consolidated financial data and operating statistics of NWA Corp. The annual historical financial data were derived from NWA Corp.'s audited consolidated financial statements and the notes thereto, which are incorporated by reference in this prospectus and should be read in conjunction therewith. See "Where You Can Find More Information."

	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2002	2001(1)	2000
Statement of Operations Data (in millions, except per share data)(2):
Operating revenues
Passenger	$3,754	$3,870	$8,025	$8,417	$9,653
Cargo	348	324	735	720	857
Other	445	392	729	768	730
Total operating revenues	4,547	4,586	9,489	9,905	11,240
Total operating expenses(3)	4,946	4,828	10,335	10,773	10,671
Operating income (loss)	(399)	(242)	(846)	(868)	569
Net Income (loss)(4)(5)	$(169)	$(264)	(798)	$(423)	$256
Add back: Goodwill amortization	—	—	—	1	1
Add back: International route amortization	—	—	—	23	23
Adjusted net income (loss)	(169)	(264)	(798)	(399)	280
Earnings (loss) per common share:
Basic	$(1.97)	$(3.09)	$(9.32)	$(5.03)	$3.09
Add back: Goodwill and intangible amortization(6)	—	—	—	0.01	0.01
Add back: International route amortization(6)	—	—	—	0.28	0.28
Adjusted basic	(1.97)	(3.09)	(9.32)	(4.74)	3.38
Diluted	$(1.97)	$(3.09)	(9.32)	$(5.03)	$2.77
Add back: Goodwill and intangible amortization(6)	—	—	—	0.01	0.01
Add back: International route amortization(6)	—	—	—	0.28	0.25
Adjusted diluted	(1.97)	(3.09)	(9.32)	(4.74)	3.03
Other Data:
Ratio of earnings to fixed charges(7)	—	—	—	—	1.53
Operating Statistics(8):
Scheduled Service:
Available seat miles (millions)(9)	43,922	45,299	93,417	98,356	103,356
Revenue passenger miles (millions)(10)	32,918	35,118	72,027	73,126	79,128
Passenger load factor (%)(11)	74.9	77.5	77.1	74.3	76.6
Revenue passengers (millions)	25.1	25.5	52.7	54.1	58.7
Revenue yield per passenger mile (cents)(12)	10.92	10.65	10.76	11.24	12.04
Passenger revenue per scheduled ASM (cents)	8.19	8.26	8.30	8.36	9.21
Total operating ASM (millions)	44,418	45,398	93,583	98,544	103,517
Operating expense per total operating ASM (cents)(13)	10.01	9.49	9.96	9.95	9.45
Cargo ton miles (millions)(14)	1,019	1,052	2,221	2,161	2,502
Cargo revenue per ton mile (cents)	34.09	30.84	33.08	33.28	34.25
Fuel gallons consumed (millions)	868	924	1,896	2,029	2,113
Average fuel cost per gallon (cents)	82.61	63.98	69.33	79.26	82.99
Number of operating aircraft at end of period	426	438	439	428	424
Full-time equivalent employees at end of period	39,442	46,260	44,323	45,708	53,491
Balance Sheet Data (in millions):
Cash, cash equivalents and unrestricted short-term investments	$2,814	$2,719	$2,097	$2,512	$693
Total assets	13,749	13,633	13,289	12,975	10,877
Short-term borrowings	102	13	21	5	6
Long-term debt, including current portion	6,879	5,795	6,531	5,051	3,242
Long-term obligations under capital leases, including current portion	451	594	451	586	556
Mandatorily redeemable preferred security of subsidiary	537	545	553	492	558
Preferred redeemable stock	226	226	226	227	232
Common stockholders' equity (deficit)	(2,573)	(711)	(2,262)	(431)	231

(1)
The year ending December 31, 2001 was affected by significantly reduced demand for travel resulting from the September 11, 2001 terrorist attacks. The Company recognized $461 million of grant income from the U.S. Government under the Air Transportation Safety and System Stabilization Act which was recorded as other non-operating income.

(2)
Certain prior year amounts have been reclassified to conform to the current year financial statement presentation.

(3)
For the six months ended June 30, 2003, the Company recorded charges related to aircraft write-downs, severance and the acceleration of pension expense resulting from a reduction in work force of $21 million, $20 million and $58 million, respectively. For the year ended December 31, 2002, the Company recorded aircraft write-downs of $352 million attributable to the accelerated retirement of certain Boeing 747-200 and DC10-30 aircraft, $53 million ($34 million after tax) of costs associated with the closure of several facilities and $32 million ($20 million after tax) related to benefit costs and other asset write-downs. For the year ended December 31, 2001, the Company recorded charges for retroactive pay and benefits of $89 million ($57 million after tax) related to the collective bargaining agreement reached with the Aircraft Mechanics Fraternal Association, $27 million ($17 million after tax) for employee severance costs related to the reductions in capacity due to events of September 11, 2001, and disposition charge of $161 million ($103 million after tax) related to the reductions in the estimated market values of aircraft. For the year ended December 31, 2000, the Company recorded aircraft write-downs of $125 million ($79 million after tax) related to the accelerated retirement of a portion of its DC10 fleet.

(4)
During the six months ended June 30, 2003, the Company recorded its remaining $30 million net deferred tax liability as an income tax benefit. Given recent loss experience, current accounting rules do not allow the Company to reflect a net deferred tax asset in its balance sheet. Therefore, as of June 30, 2003, the Company maintains a net deferred tax asset position that is fully reserved due to the uncertainty of generating sufficient future taxable income.

(5)
For the six months ended June 30, 2003, the Company recognized $209 million representing funds received under the Emergency Wartime Supplemental Appropriations Act as reimbursement for security fees paid to the Transportation Security Administration. In addition, the Company recognized a $199 million gain from the sale of its investment in WORLDSPAN, L.P.

For the year ended December 31, 2002, the Company recorded a $27 million ($17 million after tax) partial write-down of the Company's receivable from the U.S. Government to reflect the final amount received under the Airline Stabilization Act. Also during 2002, the Company recorded additional tax expense of $15 million related to displacement of previously utilized tax credits that are expected to expire unused. For the year ended December 31, 2001, the Company recorded a gain of $27 million ($11 million after tax) on the sale of the Company's investment in Continental Airlines, Inc. ("Continental"). For the year ended December 31, 2000, the Company sold a portion of its investment in priceline.com and recorded a gain of $58 million ($36 million after tax). The Company also recorded a loss of $26 million ($21 million after tax) related to an agreement with Continental to repurchase 6.7 million shares of Class A Common Stock from the Company.

(6)
In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that companies test goodwill and indefinite lived intangible assets for impairment on an annual basis rather than amortize such assets. The Company adopted SFAS No. 142 on January 1, 2002, and as a result no longer amortizes its indefinite lived intangible assets and goodwill.

  During the first quarter of 2002, the Company performed the impairment test of its international routes and found the fair value to be in excess of the carrying value. During the first quarter of 2003, an independent third party appraisal was conducted for the Company's annual impairment test of its international routes and found the fair value to be in excess of the carrying value. During the fourth quarter of 2002, the Company also completed its impairment test of goodwill associated with the 1997 purchase of Pinnacle Airlines, Inc. and found the fair value to be in excess of the carrying value.

(7)
The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, the cumulative effect of accounting changes and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense. Earnings were inadequate to cover fixed charges by $213 million and $437 million for the six months ended June 30, 2003 and June 30, 2002, respectively. Earnings were inadequate to cover fixed charges by $1.28 billion and $690 million for the years ended December 31, 2002, and 2001, respectively.

(8)
All statistics exclude Pinnacle Airlines, Inc., a majority-owned Northwest Airlink regional carrier, which is consistent with how the Company reports statistics to the DOT and is comparable to statistics reported by other major network airlines.

(9)
"Available seat miles" ("ASMs") represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(10)
"Revenue passenger miles" ("RPMs") represents the number of miles flown by revenue passengers in scheduled service.

(11)
"Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(12)
"Revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

(13)
Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of Boeing 747 freighter aircraft, MLT Inc., Pinnacle Airlines, Inc., NBA transportation, gain/loss on disposition of assets and other items that do not generate Northwest passenger ASM's. Reconciliation of total operating expenses to passenger service operating expenses used to calculate operating expense per total ASM is provided below:

	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2002	2001(1)	2000
	(In millions)
Operating expenses per GAAP	$4,946	$4,828	$10,335	$10,773	$10,671
Freighter operations	(237)	(224)	(486)	(474)	(466)
MLT and Pinnacle, net of intercompany eliminations	(252)	(280)	(490)	(464)	(404)
(Gain)/Loss on assets and NBA transportation	(12)	(15)	(35)	(32)	(17)

Passenger service operating expenses	$4,445	$4,309	$9,324	$9,803	$9,784

(14)
"Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

RISK FACTORS

        You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before investing in the Class D Certificates.

Risks Related to Northwest and the Airline Industry

  The airline industry is intensely competitive.

        The airline industry is highly competitive. Northwest's competitors include all the other major domestic airlines as well as foreign, national, regional and new entrant airlines, some of which have more financial resources or lower cost structures than Northwest. On most of Northwest's routes, it competes with at least one of these carriers. Airline revenues are sensitive to numerous factors, and the actions of other carriers in the areas of pricing, scheduling and promotions can have a substantial impact on overall industry revenues. Such factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress may institute pricing structures intended to achieve near-term survival rather than long-term viability.

  Industry revenues have declined significantly and we continue to experience significant operating losses.

        Since early 2001, the U.S. airline industry has suffered a significant decline in revenues versus what would have been expected based on historical growth trends. This shortfall has been caused by a number of factors.

        The rapid growth of low cost airlines has had a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares, particularly those targeted at business passengers, in order to shift demand from larger, more-established airlines. As a result of growth, these low cost carriers now transport nearly 25% of all domestic U.S. passengers compared to less than 10% a decade ago. They now compete for, and thus influence industry pricing on, approximately 75% of all domestic U.S. passenger ticket sales compared to less than 20% a decade ago. As a result of their better financial performance, low cost carriers are expected to continue to grow their market share.

        While the advent of Internet travel Web sites has driven significant distribution cost savings for airlines, it has had a large negative impact on airline revenues. Having access to "perfect pricing information", air travel consumers have become more efficient at finding lower fare alternatives than in the past. The increased price consciousness of travelers, as well as the growth in distribution channels, has further motivated airlines to price aggressively to gain fare advantages through certain channels.

        The U.S. airline industry is one of the most heavily taxed of all industries. Taxes and fees now represent approximately 25% of what a passenger pays for an average domestic airline ticket, a percentage even greater than that for alcohol and tobacco products. These taxes and fees have grown significantly in the past decade. The company believes that every dollar of tax or fee increase imposed on airline passengers roughly translates into a dollar of reduced airline revenue, particularly over the long run.

        The attacks of September 11, 2001 materially impacted and continue to impact air travel. Concerns about further terrorist attacks, which are unlikely to abate any time soon, have had a negative impact on air travel demand. Furthermore, security procedures introduced at airports since the attacks have increased, both in reality and in perception, the inconvenience of flying and thus further reduced demand.

        While the factors noted are believed to be lasting, if not permanent, and could in fact worsen over time, some of the current airline industry revenue shortfall is believed to be cyclical in nature. U.S. airline revenues have historically been and continue to be influenced by the strength of the U.S. economy. Furthermore, airline business revenues are greatly influenced by the growth in corporate profitability. The current sluggishness of both the economy and corporate profitability is adversely affecting airline revenues.

        The airline industry revenue decline has been further exacerbated in early 2003. In January, United Airlines introduced a new pricing structure, reducing its highest business fares by 40-50%. This action and the resulting match by other airlines has reduced average fares without a corresponding increase in demand. The war in Iraq and its aftermath have also materially affected future airline bookings, particularly for international travel. The outbreak of severe acute respiratory syndrome, or SARS, also resulted in a material reduction in revenues and bookings, especially on routes to and from Asian destinations. The spread of SARS, if it persists for an extended period, may materially adversely affect the airline industry, especially those airlines, including Northwest, with an extensive Pacific route network.

        We have experienced a significant reduction in our operating revenues while incurring significant losses during the past two years. Operating revenues decreased 4.2% from 2001 to 2002 and 11.9% from 2000 to 2001. In addition, our net losses were $798 million for the year ended December 31, 2002, or an 88.7% increase compared to the net loss in 2001, and $423 million for the year ended December 31, 2001, or a 265.2% decrease compared to the net income for 2000. For the six months ended June 30, 2003, operating revenues decreased 0.9% from the same period in 2002 and net loss decreased to $169 million, or a 36.0% decrease compared to the net loss for the six months ended June 30, 2002. We do not anticipate that the revenue environment for us will materially improve during the remainder of 2003.

  Due to industry seasonality, operating results for any interim periods are not necessarily indicative of those for the entire year.

        The airline industry is both cyclical and seasonal in nature. Due to seasonal fluctuations, the Company's operating results for any interim period are not necessarily indicative of those for the entire year. The Company's second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months. In addition, our operating results for any interim period could be below the expectations of investors and the financial community. In that event, the price of our securities could decline.

  Airline bankruptcies could adversely affect the industry.

        Since September 11, 2001, several air carriers have sought to reorganize under Chapter 11 of the United States Bankruptcy Code, including United Airlines, Inc., the second largest domestic air carrier. Successful completion of such reorganizations could present Northwest with competitors with significantly lower operating costs derived from labor, supply, and financing contracts renegotiated under the protection of the Bankruptcy Code. In addition, historically, air carriers involved in reorganizations have undertaken substantial fare discounting in order to maintain cash flows and to enhance continued customer loyalty. Such fare discounting could further lower yields for all carriers, including Northwest. Further, the market value of aircraft would likely be negatively impacted if a number of air carriers, including United Air Lines, Inc., seek to reduce capacity by eliminating aircraft from their fleets. See "Risk Factors—Risks related to the Class D Certificates—Value of aircraft may be lower than the secured obligations."

  Attempts to reduce labor costs may not be successful.

        Wages, salaries and benefits are the Company's largest costs, representing 41% of the Company's operating revenues in 2002. In light of the current revenue environment, a number of other airlines are attempting to significantly reduce labor expenses in order to get overall costs in line with revenues. Northwest has begun preliminary discussions with its labor groups, and is similarly seeking permanent reductions in wage, benefit structures and work rules. The Company cannot predict the outcome of negotiations to amend its labor contracts at this time.

        As of December 31, 2002, the Company had approximately 44,300 full-time equivalent employees of whom approximately 2,200 were foreign nationals working primarily in Asia. Unions represent approximately 91% of the Company's employees. Collective bargaining agreements provide standards for wages, hours of work, working conditions, settlement of disputes and other matters. The major agreements with domestic employees became amendable or will become amendable on various dates as follows:

Employee Group	Approximate Number of Full-time Equivalent Employees Covered	Union	Amendable Date
Pilots	5,600	Air Line Pilots Association, International	9/13/03
Agents and Clerks	9,700	International Association of Machinists & Aerospace Workers	2/25/03
Equipment Service Employees and Stock Clerks	6,500	International Association of Machinists & Aerospace Workers	2/25/03
Flight Attendants	9,300	Professional Flight Attendants Association	5/30/05
Mechanics and Related Employees	7,700	Aircraft Mechanics Fraternal Association	5/11/05

  Changes in government regulation could increase our operating costs and limit our ability to conduct our business.

        Airlines are subject to extensive regulatory requirements. In the last several years, Congress has passed laws and the U.S. Federal Aviation Administration has issued a number of maintenance directives and other regulations. These requirements impose substantial costs on airlines. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. Congress and the U.S. Department of Transportation have also proposed the regulation of airlines' responses to their competitors' activities. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. Northwest cannot give assurance that laws or regulations enacted in the future will not adversely affect it.

  We are vulnerable to increases in aircraft fuel costs.

        Because fuel costs are a significant portion of the Company's operating costs (12.7% for 2002), significant changes in fuel costs would materially affect its operating results. Fuel prices continue to be susceptible to, among other factors, political unrest in Venezuela and the war with Iraq and its aftermath. Due to these and other events that would affect the global supply of aircraft fuel, Northwest may experience higher fuel prices or have to curtail scheduled services. A one-cent change in the cost of a gallon of fuel (based on 2002 consumption) would impact operating expenses by approximately $1.6 million per month. Changes in fuel prices may have a greater impact on Northwest than some of its competitors because of the composition of its fleet. The Company hedges some of its future fuel purchases to protect against potential spikes in price. However, these hedging strategies may not always be effective.

  Our insurance costs have increased substantially, and further increases in insurance costs could harm our business.

        Following September 11, 2001, aviation insurers significantly increased airline insurance premiums and reduced the maximum amount of coverage available to airlines. Total aviation and property insurance expenses were $94 million higher in 2002 than in 2000. As a result of the Airline Stabilization Act, the Homeland Security Act and the Emergency Wartime Supplemental Appropriations Act, the federal government assumes most war risk coverage. This coverage is scheduled to expire on August 31, 2004. While the government may again extend the deadline for when it will discontinue providing excess war risk coverage, the Company cannot assure that any extension will occur, or if it does, how long the extension will last. Should the government stop providing excess war risk coverage to the airline industry, it is expected that the premiums charged by aviation insurers for this coverage would be substantially higher than the premiums currently charged by the government. Aviation insurers could further increase insurance premiums in the event of a new terrorist attack or other events adversely affecting the airline industry. Significant increases in insurance premiums could negatively impact the financial condition and results of operations of the Company.

  Our indebtedness and other obligations, including pension funding liabilities, are substantial.

        The Company has substantial levels of indebtedness. As of June 30, 2003, the Company had long-term debt and capital lease obligations, including current maturities, of $7.33 billion. Of this indebtedness, 41% bears interest at floating rates. The amount of long-term debt that matures in 2003 is $157 million. Additionally, $641 million matures in 2004, $1.45 billion in 2005, $582 million in 2006 and $690 million in 2007. As of June 30, 2003, the principal portion of future minimum lease payments under capital leases were $57 million for 2003, $46 million for 2004, $40 million for 2005, $29 million for 2006 and $32 million for 2007. These levels of indebtedness do not include the obligation to redeem $226 million of convertible preferred stock in 2003 and non-recourse mandatorily redeemable preferred securities of one of the Company's subsidiaries of $537 million. The amount of the Company's indebtedness could limit its ability to obtain additional financing or could adversely affect the Company's future financing costs, either of which could negatively affect the ability to operate its business or make future capital expenditures. The Company's ability to service its indebtedness and obligations could be adversely affected by many factors, including general economic conditions and other factors beyond the Company's control.

        The Company also has noncontributory pension plans covering its pilots, other contract employees and salaried employees. Funding obligations under these plans are governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). As of December 31, 2002, the Company's pension plans were underfunded by $3.95 billion as calculated in accordance with SFAS No. 87, Employers' Accounting for Pensions. On a current liability basis utilized for cash contribution purposes, the plans were underfunded by approximately $3.1 billion. Absent asset returns exceeding plan assumptions, the Company will have to satisfy the underfunded amounts of its plans through cash contributions over time. The timing and amount of funding requirements depend upon a number of factors, including interest rates, asset returns, potential changes in pension legislation, the Company's decision to make voluntary prepayments, applications for and receipt of waivers to reschedule contributions and changes to pension plan benefits. Among other effects, these factors may result in contributions for a particular plan year being made across multiple calendar years.

        As of the beginning of 2003, contributions to the Company's pension plans for contract and salaried workers required under ERISA included $454 million for plan year 2003, $264 million of which was due in calendar 2003. In addition, $223 million related to plan year 2002 remained to be contributed in 2003. No ERISA required contributions to the pilots' plan were due in 2003. The contribution requirements stated for each of the plans were before the impact of initiatives taken by the Company to reschedule certain payments and substitute in-kind contributions of subsidiary common stock, both of which were intended to reduce the total cash contributions required to the plans during calendar 2003 and 2004.

        On November 5, 2002, the Company submitted an application to the Internal Revenue Service ("IRS") for authorization to reschedule, over a five year period beginning in April 2004, the $454 million in 2003 plan year contributions under the pension plans for contract and salaried employees. On April 15, 2003, the IRS approved the application, subject to the Company's satisfaction of certain conditions imposed by the Pension Benefit Guaranty Corporation ("PBGC"). The Company satisfied the conditions for rescheduling plan year 2003 contributions by granting the plans a lien on certain assets of the Company (certain domestic slots, international routes, aircraft and engines). As a result, the value of the Company's remaining unencumbered assets is insignificant.

        The Company also submitted an application to the Department of Labor ("DOL") to permit the Company to contribute common stock of Pinnacle Airlines Corp. to the pension plans in lieu of making certain required contributions in cash. In August 2003, the DOL issued a final prohibited transaction exemption that allows the Company to contribute common stock of Pinnacle Airlines Corp. to satisfy a portion of the contribution requirements to Northwest's pension plans in 2003 and 2004. Following the DOL's issuance of a proposed prohibited transaction exemption in January 2003, the Company had contributed 1.9 million shares, or 12.9%, of the Pinnacle Airlines Corp. common stock to the pension plans to satisfy approximately $44 million of its $223 million scheduled funding requirement for the 2002 plan year due in 2003. On September 11, 2003, the Company made a contribution of $179 million to the pension plans for salaried and contract workers, consisting of 4.4 million shares of Pinnacle Airlines Corp. common stock and $60 million in cash, to satisfy the remaining $179 million scheduled funding requirement for the 2002 plan year due in 2003. In accordance with an agreement reached with the Air Line Pilots Association, the Company also made a voluntary contribution of $190 million to the pilots' pension plan, consisting of 7.0 million shares of Pinnacle Airlines Corp. common stock. This voluntary contribution will eliminate further ERISA required contributions to the pilots' plan until the latter half of 2005. The final exemption provides that the pension plans will have the right at any time to sell the shares back to the Company for cash at the greater of their value at the time of contribution or the prevailing market value. As a result of the plans' option to sell the shares back to the Company, all contributions of Pinnacle Airlines Corp. common stock will not be recognized on the Company's financial statements, which will continue to fully consolidate Pinnacle Airlines Corp. and will not reflect a reduction in the pension liability for accounting purposes.

        Under the provisions of SFAS 87, the Company expects to record pension expense totaling $428 million during 2003 and anticipates that its 2004 expense will be at a similar level. Cash contributions during 2004 remain highly dependent on the factors described above.

        In addition, Northwest operates in a capital-intensive industry. Periodically, Northwest is required to make significant capital expenditures for new aircraft and related equipment. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures.

        For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by approximately $1.28 billion.

  We are exposed to foreign currency exchange rate fluctuations.

        Northwest conducts a significant portion of its operations in foreign locations. As a result, Northwest has operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies, principally the Japanese yen. Fluctuations in such foreign currencies can significantly affect Northwest's operating performance and the value of its assets located outside of the United States. From time to time, Northwest uses financial instruments to hedge its exposure to the Japanese yen. However, these hedging strategies may not always be effective.

Risks Related to the Class D Certificates

  D-2 Secured Notes are not directly secured by aircraft.

        The D-2 Secured Notes will be secured by Series D-2 Beneficial Interests in the Delaware Trust related to Series 2001-1 or Series 2002-1, as the case may be. Although the Junior Equipment Notes indirectly represented by Series D-2 Beneficial Interests will be secured by the related aircraft, the D-2 Secured Notes will not be secured by such aircraft. Accordingly, if Northwest defaults under a D-2 Secured Note but does not default under these Junior Equipment Notes, the 2003-1 Trust will not have any remedies against the related aircraft.

  D-2 Secured Notes will not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

        Since the D-2 Secured Notes will not be entitled to the benefits of Section 1110 of the Bankruptcy Code, in the event of a bankruptcy proceeding involving Northwest as the debtor, the Series D-2 Beneficial Interests would be subject to an automatic stay. Accordingly, even if the related Junior Equipment Notes are in default, remedies may not be exercised with respect to the Series D-2 Beneficial Interests or the related Junior Equipment Notes due to the automatic stay.

  Value of aircraft may be lower than the secured obligations.

        We believe that the value of the aircraft securing the Equipment Notes is highly uncertain. The dates of the most recent appraisals for the aircraft were June 8-10, 1999 for Series 1999-2, June 12 or 13, 2000 for Series 2000-1, May 16-18, 2001 for Series 2001-1, June 4, 22 or 25, 2001 for Series 2001-2 and June 21 or 27, 2002 for Series 2002-1 (which in each case were shortly prior to the original issuance date of the senior certificates of such Prior Series). We have not obtained more recent appraisals of the aircraft. In addition, as a result of the events of September 11, 2001 and the adverse industry conditions that have continued to exist since then, we believe that there has been a significant negative effect on current market values of all commercial aircraft and that the present used aircraft market is considered to be a distressed market.

        The value of an aircraft if remedies are exercised with respect to the Equipment Notes will depend on various factors, including:

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  market and economic conditions;

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  the availability of similar aircraft;

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  the availability of buyers;

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  the condition of the aircraft; and

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  whether the aircraft are sold separately or as a block.

        There can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Class D Certificates.

  If aircraft are not maintained, the value of your collateral may be reduced.

        To the extent described in the indentures with respect to the aircraft financed pursuant to the Prior Series, Northwest will be responsible for the maintenance, service, repair and overhaul of the aircraft. If Northwest fails to adequately perform these responsibilities, the value of the aircraft may be reduced. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Trust Property Notes and, therefore, the holders of Class D Certificates. See "Description of Equipment Notes—Certain Provisions of the Owned Aircraft Indentures".

  If Northwest does not maintain adequate insurance on its aircraft, the proceeds upon an event of loss may be insufficient.

        To the extent described in the indentures with respect to the aircraft financed pursuant to the Prior Series, Northwest must maintain public liability, property damage and all-risk aircraft hull insurance on the aircraft. If Northwest fails to maintain adequate levels of insurance, the proceeds which could be obtained upon an event of loss may be insufficient to repay the holders of Trust Property Notes and, therefore, the holders of Class D Certificates. See "Description of the Equipment Notes—Certain Provisions of the Owned Aircraft Indentures—Insurance."

  It may be difficult to repossess aircraft.

        There are no general geographic restrictions on Northwest's ability to operate the aircraft. Although it does not currently intend to do so, Northwest is permitted to register the aircraft in foreign jurisdictions and to lease or sublease an aircraft. It may be difficult, time-consuming and expensive for the indenture trustee to exercise its repossession rights if the aircraft is located outside the United States, is registered in a foreign location or is leased or subleased to a foreign operator. Additional difficulties may exist when a lessee or sublessee is the subject of a bankruptcy, insolvency or similar event.

        In addition, some jurisdictions may allow for other liens or other third party rights to have priority over the security interest in the aircraft. As a result, the benefits of the security interest created for the benefit of the Trust Property Notes could be limited.

  The Class D Certificates are subordinated in rights to distributions.

        The Class D Certificates are subordinated to the Senior Certificates in rights to distributions made in respect of the Prior Series under which such Senior Certificates were issued. Consequently, a payment default under any Equipment Note or the occurrence of a Triggering Event may cause the distribution to more senior classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior classes of Certificates bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of the Class D Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes of the applicable series are eventually paid in full.

        In addition, as a result of the subordination provisions, in a case involving the liquidation of substantially all of the assets of Northwest, the holders of Class D Certificates may receive less distribution in respect of their claims than holders of unsecured claims of the same amount against Northwest.

  In the event of an indenture default, the interests of the controlling party may conflict with your interests.

        If an Indenture Default under an indenture is continuing, the indenture trustee under such indenture will be directed by the "Controlling Party" in the exercise of remedies under such indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the aircraft securing such Equipment Notes. See "Description of the Class D Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default."

        The Controlling Party with respect to any Prior Series will be the Policy Provider or one of the Senior Trustees or, in some circumstances, the Primary Liquidity Provider of such Prior Series, and only after payment of all distributions owing to the Policy Provider, all of the Senior Certificates and the Primary Liquidity Provider, the 2003-1 Trustee.

        During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes, including the Junior Equipment Notes, issued under such indenture, subject to limitations. See "Description of the Intercreditor Arrangements for the Prior Series—Intercreditor Rights—Sale of Equipment Notes or Aircraft." The market for Equipment Notes at that time may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, holders of Class D Certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest or any Trustee.

  You should not rely unduly on the ratings of the Class D Certificates.

        The Class D Certificates are expected to be rated Caa1, B- and B by Moody's Investor Service Inc., Standard & Poor's and Fitch Ratings, respectively. A rating is not a recommendation to purchase, hold or sell Class D Certificates since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future (including the downgrading of Northwest) so warrant. The rating of the Class D Certificates is based primarily on the default risk of the Equipment Notes and the subordination provisions applicable to the Class D Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Class D Certificates and the ultimate payment of principal of the Class D Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults or other circumstances (such as a loss event) which could result in the payment of the outstanding principal amount of the Class D Certificates prior to the Final Expected Distribution Date.

        The reduction, suspension or withdrawal of the ratings of the Class D Certificates will not, by itself, constitute an Event of Default.

  Your ability to resell the Class D Certificates may be limited.

        Prior to the exchange offers, there has been no public market for the Class D Certificates. Northwest intends to apply for listing of the Class D Certificates on the New York Stock Exchange. However, a market for the Class D Certificates may not develop. If a market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class D Certificates. If an active public market does not develop, the market price and liquidity of the Class D Certificates may be adversely affected.

  A court could deem the transaction a fraudulent conveyance and void all or a portion of the obligations represented by the Trust Property Notes.

        In a bankruptcy proceeding, Northwest (as a debtor in possession), a bankruptcy trustee, creditors or other damaged parties may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. Northwest (as a debtor in possession), a bankruptcy trustee or such other parties may recover such transfers and avoid such obligations made within one year prior to the commencement of a bankruptcy proceeding or within the period provided in any applicable state fraudulent conveyance law. Furthermore, under some circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws, within the applicable limitation period, even if the debtor is not in bankruptcy. If a court were to find that Northwest issued the Trust Property Notes under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under these notes. If the pledge of collateral were voided but the issuance of Trust Property Notes were not voided, the obligations under the Trust Property Notes would constitute unsecured claims and would continue to be subject to the subordination provisions of the indentures and the intercreditor agreements.

  The exchange offers could be wholly or partially voided as a preferential transfer.

        If we become the subject of a bankruptcy proceeding within 90 days after we consummate the exchange offers (or, with respect to any insiders specified in bankruptcy law who are holders of Class D Certificates, within one year after consummation of the exchange offers), and the bankruptcy court determines that we were insolvent at the time of the consummation of the exchange offers, the court could find that, by, among other things, altering the status of participants from unsecured to secured creditors, the transaction is an avoidable preference under the bankruptcy laws. If the court determined that the transaction was an avoidable preferential transfer for which there was no affirmative or other valid defense, and avoided the lien and the amounts owing under the Class D Certificates, then the value of any consideration holders received with respect to the Class D Certificates, including upon foreclosure of the collateral, could be recovered from such holders and possibly from subsequent transferees, or holders might be returned to the same position they held as holders of Outstanding Securities.

THE EXCHANGE OFFERS

Outstanding Securities Subject to the Exchange Offers

        Northwest is offering to exchange the Class D Certificates for each of the three series of Outstanding Securities in order to extend the maturities of its outstanding indebtedness. Specifically, Northwest is offering:

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  $1,200 principal amount of Class D Certificates for each $1,000 principal amount of 8.375% Notes, properly tendered and accepted;

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  $1,200 principal amount of Class D Certificates for each $1,000 principal amount of 8.52% Notes, properly tendered and accepted;

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  $1,150 principal amount of Class D Certificates for each $1,000 principal amount of 7 5/8% Notes, properly tendered and accepted; and

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  $1,000 principal amount of Class D Certificates for each $1,000 principal amount of 8.875% Notes, properly tendered and accepted.

        Holders whose Outstanding Securities are tendered and accepted in the exchange offers will be paid accrued but unpaid interest on such Outstanding Securities up to, but excluding, the Exchange Date.

Conditions Precedent to the Exchange Offers

        The exchange offers are subject to the following conditions precedent:

        Condition 1.    At least $5 million principal amount of the Class D Certificates, in the aggregate, are issued and delivered to holders who properly tender their Outstanding Securities in the exchange offers.

        Condition 2.    No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

  •
  challenges the making of the exchange offers or the exchange of Outstanding Securities under the exchange offers or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers or the exchange of Outstanding Securities under the exchange offers, or

  •
  in the reasonable judgment of Northwest, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Northwest and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Northwest of the exchange offers or the exchange of Outstanding Securities under the exchange offers, or might be material to holders of Outstanding Securities in deciding whether to accept the exchange offers.

        Condition 3.    There shall not have occurred: (1) any general suspension of or limitation on trading in securities on the New York Stock Exchange or in the over-the-counter market (whether or not mandatory), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (3) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (4) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (5) in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof.

        Condition 4.    Neither any party to any Intercreditor Agreement, any rating agency nor any trustee with respect to the Outstanding Securities under the related indenture (each, an "Outstanding Securities Trustee") shall have objected in any respect to, or taken any action that could in the reasonable judgment of Northwest adversely affect the consummation of any of the exchange offers, the exchange of Outstanding Securities under the exchange offers, nor shall any of them have taken any action that challenges the validity or effectiveness of the procedures used by Northwest in making the exchange offers or the exchange of the Outstanding Securities under the exchange offers.

        Condition 5.    The New York Stock Exchange shall have approved the listing of the Class D Certificates.

        All of the foregoing conditions are for the sole benefit of Northwest and may be waived by Northwest, in whole or in part, in its sole discretion. Any determination made by Northwest concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

        If any of the foregoing conditions are not satisfied, Northwest may, at any time before the expiration date of the exchange offers:

          (a)   terminate the exchange offers and return all tendered Outstanding Securities to the holders thereof;

          (b)   modify, extend or otherwise amend the exchange offers and retain all tendered Outstanding Securities until the expiration date, as may be extended, subject, however, to the withdrawal rights of holders (see "The Exchange Offers—Withdrawal of Tenders" on page 31 and "—Expiration Date; Extensions; Amendments" on page 27 below); or

          (c)   waive the unsatisfied conditions and accept all Outstanding Securities tendered and not previously withdrawn.

        We will accept up to a maximum principal amount of (i) $120 million of 8.375% Notes, (ii) $160 million of 8.52% Notes, (iii) $120 million of 7 5/8% Notes and (iv) $50 million of 8.875% Notes in the exchange offers. If we receive tenders for more than the principal amount of any series of Outstanding Securities set forth above, we will prorate the number of validly tendered Outstanding Securities in such series that we will exchange from each tendering holder as described under "The Exchange Offers—Acceptance of Outstanding Securities for Exchange; Proration".

        Except for the requirements of applicable U.S. federal and state securities laws, there are no federal or state regulatory requirements to be complied with or approvals to be obtained by Northwest in connection with the exchange offers which, if not complied with or obtained, would have a material adverse effect on Northwest.

Accounting Treatment

        The exchange offers will be accounted for as an extinguishment of debt under United States generally accepted accounting principles. EITF 96-19 and SFAS 140 require an exchange of debt instruments in a non-troubled debt situation to be accounted for as an extinguishment of debt if the present value of the cash flows of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument.

        The Class D Certificates to be issued in the exchange offers will be recorded at fair value, which is expected to approximate the aggregate principal amount issued. The difference between the carrying value of the Outstanding Securities acquired in the exchange offers and the fair value of the Class D

Certificates to be issued represents the loss we will recognize and record in our statement of operations.

Expiration Date; Extensions; Amendments

        For purposes of each of the exchange offers, the term "expiration date" shall mean midnight, New York City time, on December 2, 2003, subject to the right of Northwest to extend such date and time for the exchange offers in its sole discretion, in which case, the expiration date shall mean the latest date and time to which the exchange offers are extended.

        Northwest reserves the right, in its sole discretion, to (1) delay accepting any validly tendered Outstanding Securities of any series, (2) extend the exchange offers, or (3) terminate the exchange offers upon failure to satisfy any of the conditions listed above or amend the exchange offers, by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If the exchange offers are amended in a manner determined by Northwest to constitute a material change, Northwest will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Outstanding Securities, and Northwest will extend the exchange offers for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offers would otherwise have expired during such five-to-ten business day period. Any change in the consideration offered to holders of Outstanding Securities of any series in the exchange offers shall be paid to all holders of that series whose Outstanding Securities have previously been tendered pursuant to the exchange offers.

        Without limiting the manner in which Northwest may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers, Northwest shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to any appropriate news agency, including the Dow Jones News Service.

Effect of Tender

        Any tender by a holder of any series of Outstanding Securities that is not withdrawn prior to the expiration date of the exchange offers will constitute a binding agreement between that holder and Northwest upon the terms and subject to the conditions of the exchange offers and the applicable letter of transmittal. The acceptance of the exchange offers by a tendering holder of any series of Outstanding Securities will constitute the agreement by that holder to deliver good and marketable title to the tendered Outstanding Securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters' Rights

        Holders of the Outstanding Securities do not have any appraisal or dissenters' rights under applicable law in connection with the exchange offers.

Acceptance of Outstanding Securities for Exchange; Proration

        Upon the terms and subject to the conditions of the exchange offers, if $120 million principal amount or less of 8.375% Notes, $160 million principal amount or less of 8.52% Notes, $120 million principal amount or less of 7 5/8% Notes and $50 million principal amount or less of 8.875% Notes have been validly tendered and not withdrawn prior to the expiration date, we may accept for exchange all of such Outstanding Securities, subject to the minimum condition. Upon the terms and subject to the conditions of the exchange offers, if more than the maximum principal amount set forth above of any series of Outstanding Securities have been validly tendered and not withdrawn prior to the expiration date, we may accept for exchange Outstanding Securities of such series from each tendering holder of such series of Outstanding Securities on a pro rata basis.

        Class D Certificates will be delivered in book-entry form and will be delivered on the third business day following the expiration date of the exchange offers (the "Exchange Date"). Even if proration of tendered Outstanding Securities of any series is required, we expect that the Exchange Date will occur promptly after the expiration date.

        Northwest will be deemed to have accepted validly tendered Outstanding Securities of any series when, and if, Northwest has given oral or written notice thereof to the Exchange Agent. Subject to the terms and conditions of the exchange offers, the issuance of Class D Certificates will be recorded in book-entry form for Outstanding Securities of any series so accepted and will be effected by the Exchange Agent on the applicable Exchange Date upon receipt of such notice. The Exchange Agent will act as agent for tendering holders of the Outstanding Securities for the purpose of receiving book-entry transfers of Outstanding Securities in the Exchange Agent's account at DTC. If any tendered Outstanding Securities are not accepted for any reason set forth in the terms and conditions of the exchange offers, including if Outstanding Securities are withdrawn, such unaccepted or withdrawn Outstanding Securities will be returned without expense to the tendering holder or such Outstanding Securities will be credited to an account maintained at DTC designated by the DTC participant who so delivered such Outstanding Securities, in either case, promptly after the expiration or termination of the exchange offers.

Procedures for Tendering

        If you hold Outstanding Securities of any series and wish to have such securities exchanged for Class D Certificates, you must validly tender (or cause the valid tender of) your Outstanding Securities using the procedures described in this prospectus and in the accompanying letters of transmittal.

        Only registered holders of Outstanding Securities are authorized to tender the Outstanding Securities. The procedures by which you may tender or cause to be tendered Outstanding Securities will depend upon the manner in which the Outstanding Securities are held, as described below.

  Tender of Outstanding Securities Held Through a Nominee

        If you are a beneficial owner of Outstanding Securities that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Outstanding Securities in any of the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the Outstanding Securities on your behalf using one of the procedures described below. A letter of instructions is contained in the materials provided with this prospectus which you may use to instruct the record holder to tender your Outstanding Securities.

  Tender of Outstanding Securities Through DTC

        Pursuant to authority granted by DTC, if you are a DTC participant that has Outstanding Securities credited to your DTC account and thereby held of record by DTC's nominee, you may directly tender your Outstanding Securities as if you were the record holder. Because of this, references herein to registered or record holders include DTC participants with Outstanding Securities credited to their accounts. If you are not a DTC participant, you may tender your Outstanding Securities by book-entry transfer by contacting your broker or opening an account with a DTC participant. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Outstanding Securities at DTC for purposes of the exchange offers.

        Any participant in DTC may tender Outstanding Securities by:

          (a) effecting a book-entry transfer of the Outstanding Securities to be tendered in the exchange offers into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the exchange offers through DTC's Automated Tender Offer Program ("ATOP") procedures for transfer;

          If ATOP procedures are followed, DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an agent's message to the Exchange Agent. An "agent's message" is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant tendering Outstanding Securities that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Northwest may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date of the exchange offers;

          (b) completing and signing the applicable letter(s) of transmittal according to the instructions and delivering it, together with any signature guarantees and other required documents, to the Exchange Agent at its address on the back cover page of this prospectus; or

          (c) complying with the guaranteed delivery procedures described below.

        With respect to option (a) above, the Exchange Agent and DTC have confirmed that the exchange offers are eligible for ATOP.

        The letter of transmittal (or facsimile thereof), with any required signature guarantees and other required documents, or (in the case of book-entry transfer) an agent's message in lieu of the letter of transmittal, must be transmitted to and received by the Exchange Agent prior to the expiration date of the exchange offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of such documents to DTC does not constitute delivery to the Exchange Agent.

  Note for DTC Participants and Brokers, Dealers and Other Institutions Wishing to be Designated as Soliciting Dealers in Tenders of Outstanding Securities

        In order to receive a soliciting dealer fee, a soliciting dealer must follow the steps that are set forth in the Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, which each soliciting dealer will receive with this prospectus. Please note that a soliciting dealer will not receive a soliciting dealer fee unless these steps are followed.

  Guaranteed Delivery

        If a DTC participant desires to participate in the exchange offers and the procedure for book-entry transfer of Outstanding Securities cannot be completed on a timely basis, a tender of Outstanding Securities of any series may be effected if the Exchange Agent has received at one of its addresses on the back cover page of this prospectus prior to the applicable expiration date of the exchange offers, a letter, telegram or facsimile transmission from a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Guarantor Institution"), including (as each of the following terms are defined in the Rule), (1) a bank, (2) a broker, dealer, municipal securities dealer or government securities dealer or government securities broker, (3) a credit union, (4) a national securities exchange, registered securities association or clearing agency, or (5) a savings institution that is a participant in a Securities Transfer Association recognized program, which:

  •
  indicates the account number of the DTC participant;

  •
  indicates the name(s) in which the Outstanding Securities are held and the amount of the Outstanding Securities tendered;

  •
  states that the tender is being made thereby; and

  •
  guarantees that, within two New York Stock Exchange trading days after the date of execution of the letter, telegram or facsimile transmission by the Eligible Guarantor Institution, the procedure for book-entry transfer with respect to the Outstanding Securities will be completed.

        Unless the Outstanding Securities being tendered by the above-described method are deposited with the Exchange Agent within the time period indicated above according to DTC's ATOP procedures and an agent's message or letter of transmittal is received within the time period indicated above, Northwest may, at its option, reject the tender. The notice of guaranteed delivery which may be used by an Eligible Guarantor Institution for the purposes described in the preceding paragraph is contained in the solicitation materials provided with this prospectus.

  Letters of Transmittal

        Subject to and effective upon the acceptance for exchange and exchange of Class D Certificates for Outstanding Securities tendered by a letter of transmittal, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent's message), a tendering holder of Outstanding Securities:

  •
  irrevocably sells, assigns and transfers to or upon the order of Northwest all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of the Outstanding Securities tendered thereby;

  •
  waives any and all rights with respect to the Outstanding Securities;

  •
  releases and discharges Northwest and the applicable Outstanding Securities Trustee from any and all claims such holder may have, now or in the future, arising out of or related to the Outstanding Securities, including, without limitation, any claims that such holder is entitled to participate in any redemption of the Outstanding Securities;

  •
  represents and warrants that the Outstanding Securities tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

  •
  designates an account number of a DTC participant in which the Class D Certificates are to be credited; and

  •
  irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Outstanding Securities, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Outstanding Securities tendered to be assigned, transferred and exchanged in the exchange offers.

        There is a separate letter of transmittal for each series of Outstanding Securities. The following table indicates the applicable letter of transmittal to be used with the indicated series of Outstanding Securities:

Series of Outstanding Securities	Color of Letter of Transmittal
8.375% Notes	YELLOW
8.52% Notes	BLUE
7 5/8% Notes	GREEN
8.875% Notes	PINK

Proper Execution and Delivery of Letters of Transmittal

        If you wish to participate in the exchange offers, delivery of your Outstanding Securities, signature guarantees and other required documents is your responsibility. Delivery is not complete until the required items are actually received by the Exchange Agent. If you mail these items, Northwest recommends that you (1) use registered mail with return receipt requested, properly insured, and (2) mail the required items sufficiently in advance of the expiration date with respect to the exchange offers to allow sufficient time to ensure timely delivery.

        Except as otherwise provided below, all signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on a letter of transmittal need not be guaranteed if:

  •
  the letter of transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Outstanding Securities and the holder(s) has not completed the portion entitled "Special Issuance and Payment Instructions" on the letters of transmittal; or

  •
  the Outstanding Securities are tendered for the account of an Eligible Guarantor Institution. See Instruction 3 in the letters of transmittal.

  Withdrawal of Tenders

        Tenders of Outstanding Securities in connection with any of the exchange offers may be withdrawn at any time prior to the expiration date of the exchange offers, but you must withdraw all of your Outstanding Securities previously tendered. Tenders of Outstanding Securities may not be withdrawn at any time after such date unless the exchange offers are extended, in which case tenders of Outstanding Securities may be withdrawn at any time prior to the expiration date, as extended. In addition, tenders of Outstanding Securities may be withdrawn after expiration of 40 business days from the commencement of the exchange offers in the event that we have not yet accepted Outstanding Securities in the exchange offers by such time.

        Beneficial owners desiring to withdraw Outstanding Securities previously tendered should contact the DTC participant through which such beneficial owners hold their Outstanding Securities. In order to withdraw Outstanding Securities previously tendered, a DTC participant may, prior to the expiration date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. The method of notification is at the risk and election of the holder and must be timely received by the Exchange Agent. Withdrawal of a prior instruction will be effective upon receipt of the notice of withdrawal by the Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Outstanding Securities being withdrawn are held for the account of an Eligible Guarantor Institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph.

        Withdrawals of tenders of Outstanding Securities may not be rescinded and any Outstanding Securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Outstanding Securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offers.

  Miscellaneous

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Outstanding Securities in connection with the exchange offers will be determined by Northwest, in its sole discretion, whose determination will be final and binding. Northwest reserves the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for Northwest, be unlawful. Northwest also reserves the absolute right to waive any defect or irregularity in the tender of any Outstanding Securities in the exchange offers, and the interpretation by Northwest of the terms and conditions of the exchange offers (including the instructions in the letters of transmittal) will be final and binding on all parties. None of Northwest, the Exchange Agent, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

        Tenders of Outstanding Securities involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Outstanding Securities received by the Exchange Agent in connection with the exchange offers that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the DTC participant who delivered such Outstanding Securities by crediting an account maintained at DTC designated by such DTC participant promptly after the expiration date of the exchange offers or the withdrawal or termination of the exchange offers.

  Transfer Taxes

        Northwest will pay all transfer taxes, if any, applicable to the transfer and exchange of Outstanding Securities to Northwest in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

  •
  if Class D Certificates in book-entry form are to be registered in the name of any person other than the person signing the letter of transmittal; or

  •
  if tendered Outstanding Securities are registered in the name of any person other than the person signing the letter of transmittal.

        If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Outstanding Securities tendered by such holder.

Exchange Agent

        U.S. Bank National Association has been appointed the Exchange Agent for the exchange offers. Letters of transmittal, notices of guaranteed delivery and all correspondence in connection with the exchange offers should be sent or delivered by each holder of Outstanding Securities, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. Northwest will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

        D.F. King & Co. has been appointed as the Information Agent for the exchange offers, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the Information Agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of Outstanding Securities may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offers.

Dealer Managers and Soliciting Dealers

        We have retained Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. to act as Dealer Managers in connection with the exchange offers. In addition, the letter of transmittal provides for designation of a soliciting dealer, who may be any broker or dealer in securities, including the Dealer Managers in their capacity as a broker or dealer, or any bank or trust company that solicits and obtains the tender (each, a "Soliciting Dealer").

        We have agreed to pay to the Dealer Managers, as compensation for their services, a fee up to 1.5% of the principal amount of the Class D Certificates issued in the exchange offers and in any Subsequent Exchanges.

        As compensation for the services of Soliciting Dealers in soliciting tenders, we have agreed to pay to each Soliciting Dealer, the name of which appears in the appropriate space in any Letter of Transmittal or "agent's message", a solicitation fee of 0.25% of the aggregate principal amount of the Outstanding Securities of each beneficial owner (up to a maximum principal amount of $250,000) accepted in the exchange offers that were solicited by such Soliciting Dealer.

        We will also reimburse the Dealer Managers for certain expenses in connection with the exchange offers and any Subsequent Exchanges. The obligations of the Dealer Managers are subject to certain conditions. We have agreed to indemnify the Dealer Managers against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the Dealer Managers may be required to make in respect thereof. Questions regarding the terms of the exchange offers may be directed to the Dealer Managers at the address and telephone number set forth on the back cover page of this prospectus.

        Citibank, N.A., an affiliate of Citigroup Global Markets Inc., is acting as the liquidity provider under Series 1999-2. From time to time, the Dealer Managers and their respective affiliates have provided investment banking and other services to Northwest for customary compensation.

Other Fees and Expenses

        Tendering holders of Outstanding Securities will not be required to pay any expenses of soliciting tenders in the exchange offers, including any fee or commission to the Dealer Managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

        The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, facsimile transmission, telephone or in person by the Dealer Managers and the Information Agent, as well as by officers and other employees of Northwest and its affiliates.

PLAN OF DISTRIBUTION AFTER THE EXCHANGE OFFERS

        If the exchange offers are consummated, all $551,822,000 principal amount of the Class D Certificates will be issued regardless of the amount of the Class D Certificates which are issued pursuant to the exchange offers. On the Exchange Date, the Class D Certificates which are not issued to the holders of the Outstanding Securities pursuant to the exchange offers will be retained by Northwest. After the Exchange Date, Northwest may from time to time solicit and enter into discussions with noteholders who continue to hold Outstanding Securities with regard to exchanging such Outstanding Securities for Class D Certificates. If Northwest and any holder of Outstanding Securities agree to effect any such subsequent exchange (a "Subsequent Exchange"), the principal amount of Class D Certificates delivered in exchange for each $1,000 principal amount of any Outstanding Security will be determined at the time of such exchange pursuant to discussions between Northwest and such holder and may be different than the amount offered pursuant to the exchange offers. In connection with any Subsequent Exchange, Northwest will deliver to such holder the Class D Certificates in the face amount agreed upon between Northwest and such holder. Northwest's fees payable to the Dealer Managers and other arrangements with the Dealer Managers in connection with any Subsequent Exchanges are described under the "The Exchange Offers—Dealer Managers and Soliciting Dealers."

        In addition to any Subsequent Exchanges, Northwest may from time to time sell or transfer the Class D Certificates retained by Northwest after the exchange offers to third parties other than the holders of Outstanding Securities pursuant to another prospectus or an exemption from the registration requirements of the federal securities laws.

USE OF PROCEEDS

        The Class D Certificates are being offered in exchange for the Outstanding Securities. We will not receive any cash proceeds as a result of the exchange offers or any Subsequent Exchanges.

DESCRIPTION OF THE CLASS D CERTIFICATES

        The following summary describes all material terms of the Class D Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Trust Supplement for the Class D Certificates, the Intercreditor Agreements for the Prior Series, the participation agreements and the indentures for the Prior Series, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated.

        The Class D Certificates represent fractional undivided interests in the assets (other than Excess Interest and investment income thereon) of Northwest Airlines 2003-1 Pass Through Trust (the "2003-1 Trust"), which consist of a direct or indirect interest in $512.8 million principal amount of Junior Equipment Notes and $39.0 million principal amount of D-2 Secured Notes (collectively, the "Trust Property Notes"). Under the terms of each Prior Series of Northwest pass through certificates, we have issued or will issue Junior Equipment Notes secured or to be secured by aircraft financed or to be financed under such Prior Series. The "Prior Series" are five series of Northwest pass through certificates previously issued and designated as Series 1999-2, Series 2000-1, Series 2001-1, Series 2001-2 and Series 2002-1. "Junior Equipment Notes" are the Series C Equipment Notes issued under Series 2001-2, the Series D Equipment Notes issued under Series 1999-2, Series 2000-1, Series 2001-1 and Series 2002-1 and the Series E Equipment Note issued under Series 2001-1.

        The 2003-1 Trust will directly hold all of the Junior Equipment Notes issued under Series 1999-2, Series 2000-1 and Series 2001-2 and the Series E Equipment Note. The 2003-1 Trust will not directly hold Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1 but will hold a series of beneficial interests (the "Series D-1 Beneficial Interests") in previously established Delaware statutory trusts for Series 2001-1 and Series 2002-1 (each, a "Delaware Trust") that hold certificates issued by pass through trusts holding these Junior Equipment Notes. Since the Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1 have principal installments due after the final expected distribution date for the Class D Certificates, the beneficial interests in the Delaware Trusts have been divided into Series D-1 Beneficial Interests, generally representing the right to receive the principal and interest payments on such Junior Equipment Notes due on or prior to April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1), and "Series D-2 Beneficial Interests" in the Delaware Trusts, generally representing the right to receive the principal and interest payments on such Junior Equipment Notes due after April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1). In addition, since not all of the aircraft of Series 2002-1 will be delivered by the date of this prospectus, the 2003-1 Trust will not have any interest in the Junior Equipment Notes of Series 2002-1 which may be issued after such date (which will be represented by "Series D-3 Beneficial Interests" in the Delaware Trust).

        A "D-2 Secured Note" is a note issued by Northwest to the 2003-1 Trust which matures on April 1, 2009. Each D-2 Secured Note is related to the principal installments payable after April 1, 2009 on a Junior Equipment Note of Series 2001-1 or after February 20, 2009 on a Junior Equipment Note of Series 2002-1 (other than the Junior Equipment Notes of Series 2002-1 issued after the expected Exchange Date) and is secured by the same principal amount of the Series D-2 Beneficial Interests in the applicable Delaware Trust that holds pass through certificates issued by trusts holding the Junior Equipment Notes of Series 2001-1 or Series 2002-1.

        The Class A (or A-1 and A-2) Certificates and the Series A (or A-1 and A-2) Equipment Notes for Series 1999-2, Series 2001-1 and Series 2001-2, Series 2000-1 and Series 2002-1 will be called the "Senior Class One Certificates" and the "Senior Series One Notes," respectively. The trustees for such Senior Class One Certificates shall be called the "Senior Class One Trustees." The Class B Certificates and the Series B Equipment Notes for Series 1999-2, Series 2001-1 and Series 2001-2 and the Class C (or C-1 and C-2) Certificates and the Series C (or C-1 and C-2) Equipment Notes for Series 2000-1 and Series 2002-1 will be called the "Senior Class Two Certificates" and the "Senior Series Two Notes," respectively. The trustees for the Senior Class Two Certificates shall be called the "Senior Class Two Trustees." The Class C Certificates and the Series C Equipment Notes for Series 1999-2 and Series 2001-1 will be called the "Senior Class Three Certificates" and the "Senior Series Three Notes," respectively. The trustees for the Senior Class Three Certificates shall be called the "Senior Class Three Trustees."

        The Senior Class One Certificates, Senior Class Two Certificates and Senior Class Three Certificates will be referred to herein collectively as the "Senior Certificates" and the term "Certificates" will refer to the Senior Certificates and the Class D Certificates collectively. The Senior Series One Notes, Senior Series Two Notes and Senior Series Three Notes will be referred to herein collectively as the "Senior Equipment Notes" and the term "Equipment Notes" will refer to the Senior Equipment Notes and the Junior Equipment Notes collectively.

        The 2003-1 Trust will be formed pursuant to a pass through trust agreement between Northwest and U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the "Trustee"), dated as of June 3, 1999 (the "Basic Agreement"), and a separate supplement thereto, and each of the Trusts for the Prior Series were formed pursuant to the Basic Agreement and a separate supplement thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreement") relating to such Trust between Northwest and the Trustee, as trustee under each Trust for the Prior Series.

        The Trust Property of the 2003-1 Trust (the "2003-1 Trust Property") will consist of:

  •
  The Junior Equipment Notes of Series 1999-2, Series 2000-1 and Series 2001-2 and the Series E Equipment Note;

  •
  Series D-1 Beneficial Interests in the Delaware Trusts;

  •
  The D-2 Secured Notes, each of which is secured by the same principal amount of Series D-2 Beneficial Interests in the Delaware Trust related to Series 2001-1 or Series 2002-1;

  •
  The rights of the 2003-1 Trust under the Intercreditor Agreement for each Prior Series (including all monies receivable in respect of such rights);

  •
  Cash to be contributed by Northwest in an amount, when added to interest on the Trust Property Notes (other than Excess Interest) expected to be received by the 2003-1 Trust on or prior to the first 2003-1 Regular Distribution Date that will equal the amount of interest expected to be distributed to Class D Certificateholders on such date;

  •
  Funds from time to time deposited with the 2003-1 Trustee in accounts relating to the 2003-1 Trust.

        The 2003-1 Trust will also issue Class X Certificates, which will be held by Northwest and are not being offered under the exchange offers. The Class X Certificates are subordinated to the Class D Certificates in right of payment and represent the right to receive Excess Interest on the same distribution dates as the Class D Certificates. The Class D Certificates represent fractional undivided interests in the 2003-1 Trust other than the Excess Interest and investment income on such Excess Interest held by the 2003-1 Trust.

        The Class D Certificates will be issued in fully registered form only and will be subject to the provisions described below under "—Book-Entry; Delivery and Form." The Class D Certificates will be issued only in minimum denominations of $1,000 or in integral multiples thereof.

        All payments and distributions on the Class D Certificates will be made only from the 2003-1 Trust Property. The Class D Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustees, any of the indenture trustees or owner trustees in their individual capacities, any owner participant or any affiliate of any thereof.

Payments and Distributions

        The following description of distributions on the Class D Certificates should be read in conjunction with the descriptions of the Intercreditor Agreements for the Prior Series which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Arrangements for the Prior Series—Priority of Distributions."

        Interest with respect to each Trust Property Note will accrue at a rate of at least 10.5% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months (although a different day count convention applies to the Junior Equipment Notes of Series 2001-2 and Series 2002-1, which bear interest determined by reference to Libor). Interest on the Trust Property Notes payable to the 2003-1 Trustee are scheduled on the following dates:

  •
  March 1 and September 1 of each year in the case of the Junior Equipment Notes of Series 1999-2,

  •
  April 1 and October 1 of each year in the case of the Junior Equipment Notes of Series 2000-1 and Series 2001-1 and the D-2 Secured Notes,

  •
  February 6, May 6, August 6 and November 6 of each year in the case of the Junior Equipment Notes of Series 2001-2,

  •
  February 20, May 20, August 20 and November 20 of each year in the case of the Junior Equipment Notes of Series 2002-1,

in each case commencing on the first such payment date to occur after the Exchange Date. All such interest payments (other than any Excess Interest) will be distributed to Class D Certificateholders on April 1 or October 1 of each year, commencing on April 1, 2004 and until the Final Distribution Date for the 2003-1 Trust. In respect of the first 2003-1 Regular Distribution Date, Northwest intends to contribute cash in an amount, when added to interest on the Trust Property Notes (other than Excess Interest) expected to be received by the 2003-1 Trust on or prior to such Regular Distribution Date, will equal the amount of interest expected to be distributed to Class D Certificateholders on such date. The non-default interest rate applicable to the Class D Certificates and the Senior Certificates is referred to as the "Stated Interest Rate." The Stated Interest Rate for the Class D Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Payments of principal on the Trust Property Notes will be distributed by the 2003-1 Trustee to Class D Certificateholders on April 1 or October 1 of each year, commencing on April 1, 2004 and until the Final Distribution Date of the 2003-1 Trust. All other payments with respect to the Trust Property Notes or other Trust Property received by the 2003-1 Trust (other than Excess Interest and investment income on funds held by the 2003-1 Trust) prior to the Final Distribution Date for the 2003-1 Trust will be distributed by the 2003-1 Trustee to Class D Certificate holders when receipt of such payments are confirmed, except in the case of certain type of Special Payments.

        Principal payments on the Trust Property Notes payable to the 2003-1 Trustee are scheduled on the following dates:

  •
  April 1, 2009 in the case of the Junior Equipment Notes of Series 2000-1 and the D-2 Secured Notes,

  •
  February 6, 2009 in the case of the Junior Equipment Notes of Series 2001-2,

  •
  March 1, 2009 in the case of the Junior Equipment Notes of Series 1999-2,

  •
  April 1 and October 1 of each year, commencing on the first such payment date to occur after the Exchange Date and ending on April 1, 2009, in the case of the Junior Equipment Notes of Series 2001-1,

  •
  February 20, May 20, August 20 and November 20 of each year, commencing on February 20, 2004 and ending on February 20, 2009, in the case of the Junior Equipment Notes of Series 2002-1.

        Scheduled payments of interest or principal on the Trust Property Notes (other than any Excess Interest) are herein referred to as "Scheduled Payments", and April 1 and October 1 of each year are herein referred to as "2003-1 Regular Distribution Dates." The "Final Distribution Date" for the Class D Certificates is April 1, 2009. All payments will be in U.S. dollars.

        The following table sets forth information regarding the Stated Interest Rate, regular distribution dates (together with the 2003-1 Regular Distribution Dates, the "Regular Distribution Dates"), final expected regular distribution date and final legal distribution date of each class of Senior Certificates of the Prior Series.

Class of Certificates	Interest Rate	Regular Distribution Dates	Final Expected Regular Distribution Date	Final Legal Distribution Date
1999-2A	7.575%	March 1 and September 1	March 1, 2019	September 1, 2020
1999-2B	7.950%	March 1 and September 1	March 1, 2015	September 1, 2016
1999-2C	8.304%	March 1 and September 1	September 1, 2010	March 1, 2012
2000-1G	8.072%	April 1 and October 1	October 1, 2019	April 1, 2021
2000-1C	9.179%	April 1 and October 1	April 1, 2010	October 1, 2011
2001-1A-1	7.041%	April 1 and October 1	April 1, 2022	October 1, 2023
2001-1A-2	6.841%	April 1 and October 1	April 1, 2011	October 1, 2012
2001-1B	7.691%	April 1 and October 1	April 1, 2017	October 1, 2018
2001-1C	7.626%	April 1 and October 1	April 1, 2010	October 1, 2011
2001-2A	3-month LIBOR + 0.48%	February 6, May 6, August 6 and November 6	August 6, 2013	February 6, 2015
2001-2B	3-month LIBOR + 0.80%	February 6, May 6, August 6 and November 6	August 6, 2011	February 6, 2013
2002-1G-1	3-month LIBOR + 0.75%	February 20, May 20, August 20 and November 20	May 20, 2014	November 20, 2015
2002-1G-2	6.264%	February 20, May 20, August 20 and November 20	November 20, 2021	May 20, 2023
2002-1C-1	3-month LIBOR + 4.50%	February 20, May 20, August 20 and November 20	May 20, 2012	November 20, 2013
2002-1C-2	9.055%	February 20, May 20, August 20 and November 20	May 20, 2012	November 20, 2013

        The 2003-1 Trustee will distribute on each 2003-1 Regular Distribution Date to the Class D Certificateholders all Scheduled Payments received in respect of Trust Property Notes, the receipt of which is confirmed by the 2003-1 Trustee on or prior to such 2003-1 Regular Distribution Date, subject to the Intercreditor Agreements. Each Class D Certificateholder will be entitled to receive its proportionate share, based upon the principal amount of the Class D Certificates held by such holder, of any distribution in respect of Scheduled Payments, subject to each applicable Intercreditor Agreement. Each such distribution of Scheduled Payments will be made by the 2003-1 Trustee to the Class D Certificateholders of record on the record date applicable to such Scheduled Payment. If a Scheduled Payment is not received by the 2003-1 Trustee on or prior to a 2003-1 Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to the holders of record as of the record date for such 2003-1 Regular Distribution Date. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

        Any payment in respect of, or any proceeds of, any Trust Property Note other than a Scheduled Payment (and other than any Excess Interest) (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Trust Property Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the 2003-1 Trustee as soon as practicable after the 2003-1 Trustee has received funds for such Special Payment (each a "2003-1 Special Distribution Date"; each 2003-1 Special Distribution Date, special distribution date under any Prior Series and Regular Distribution Date, a "Distribution Date"). Any such distribution will be subject to the applicable intercreditor arrangement.

        In implementation of the foregoing, on each 2003-1 Regular Distribution Date or 2003-1 Special Distribution Date, the 2003-1 Trustee will distribute funds available to it as follows:

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  To the holders of the Class D Certificates up to the amount equal to the sum of (i) accrued and unpaid interest on the Class D Certificates and (ii) the amount equal to the difference between

    (x) the Pool Balance of the Class D Certificates as of such Distribution Date before giving effect to any distribution on such Distribution Date and (y) the Pool Balance of the Class D Certificates calculated as the sum of (a) the aggregate outstanding principal amount of the Junior Equipment Notes relating to Series 1999-2, Series 2000-1 and Series 2001-2 as of such Distribution Date (or, if such Distribution Date is not a distribution date under any such Prior Series, the distribution date immediately preceding such Distribution Date under such Prior Series) (the date so determined being a "Determination Date") without giving effect to the most recent payment thereon resulting in a reduction of such principal amount minus the principal component of the Expected Distribution or Adjusted Expected Distribution for the most junior class of certificates under such Prior Series as of the Determination Date calculated as described in "Description of the Intercreditor Arrangements for the Prior Series", (b) the outstanding principal amount of the Series E Equipment Note and the D-2 Secured Notes calculated on the basis that all amounts due and payable (whether or not actually paid) on the Series E Equipment Note and the D-2 Secured Notes have been paid in full and (c) the outstanding principal balance of the Series D-1 Beneficial Interests in the Delaware Trusts calculated on the basis that the principal component of the Expected Distribution or Adjusted Expected Distribution on the certificates of the Original Class D Trusts as of the Determination Date calculated as described in "Description of the Intercreditor Arrangements for the Prior Series", have been received by the Delaware Trusts and distributed to the holders of Beneficial Interests therein as described in "Description of the Delaware Trusts"; and thereafter

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  the holder of the Class X Certificates up to the amount of (i) the Excess Interest calculated on the basis that interest on the Trust Property Notes has been timely paid in full minus (ii) the aggregate amount actually distributed to the holder of the Class X Certificates; and thereafter

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  to Northwest, any Investment Income to the extent applicable.

        The 2003-1 Trustee will mail a notice to the Class D Certificateholders stating the scheduled 2003-1 Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Trust Property Notes or after the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the 2003-1 Trustee has confirmed that it has received funds for such Special Payment (Section 4.02(c); Trust Supplements, Section 6.01). Each distribution of a Special Payment, other than a final distribution, will be made by the 2003-1 Trustee to the Class D Certificateholders of record on the record date applicable to such Special Payment (Section 4.02(b)). See "—Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Equipment Notes—Redemption."

        The Pass Through Trust Agreement relating to the 2003-1 Trust (the "2003-1 Pass Through Trust Agreement") requires that the 2003-1 Trustee establish and maintain, for the 2003-1 Trust and for the benefit of the Class D Certificateholders, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by the 2003-1 Trustee. The 2003-1 Pass Through Trust Agreement requires that the 2003-1 Trustee establish and maintain, for the 2003-1 Trust and for the benefit of the Class D Certificateholders, one or more non-interest bearing accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee. The 2003-1 Trust may invest the amounts in the Certificate Account and the Special Payments Account in obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds. All amounts deposited in the Certificate Account or in the Special Payments Account will be distributed by the 2003-1 Trustee on a 2003-1 Regular Distribution Date or a 2003-1 Special Distribution Date, as appropriate.

        The final distribution for the 2003-1 Trust will be made only upon presentation and surrender of the Class D Certificates at the office or agency of the 2003-1 Trustee specified in the notice given by the 2003-1 Trustee of such final distribution. The 2003-1 Trustee will mail such notice of the final distribution to the Class D Certificateholders, specifying the date set for such final distribution and the amount of such distribution. See "—Termination of the Trust" below. Distributions in respect of Class D Certificates issued in global form will be made as described in "—Book Entry; Delivery and Form" below.

        If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York or Minneapolis, Minnesota (any other day being a "Business Day"), distributions scheduled to be made on such 2003-1 Regular Distribution Date or 2003-1 Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

Investment Income

        The investment income on funds held by the 2003-1 Trust will be distributed on each 2003-1 Regular Distribution Date to Northwest in consideration for Northwest's agreement to pay the 2003-1 Trustee's fees and other incidental or unanticipated expenses of the 2003-1 Trust. However, payment of such investment income is subordinated to the rights of the Class D Certificateholders to their expected distributions. Accordingly, if on any Distribution Date there is a shortfall in the amount of distributions on the Class D Certificates, investment income will be used to cover any such shortfall with the balance to be distributed to Northwest. Northwest will be obligated to pay the 2003-1 Trust's expenses even if the reinvestment income is fully used to offset such shortfalls and will be entitled to receive such payments to the extent such shortfalls are later recovered.

Pool Balance

        The "Pool Balance" for any Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of such Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates or in respect of Deposits relating to such Trust (in the case of Series 2002-1) other than payments made in respect of interest or premium or Libor break amount thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for the 2003-1 Trust as of any 2003-1 Regular Distribution Date or 2003-1 Special Distribution Date shall be computed after giving effect to any Special Payment, the payment of principal, if any, on the Trust Property Notes or other Trust Property held in the 2003-1 Trust and the distribution thereof to be made on that date.

        The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each such Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Payment with respect to unused Deposits (in the case of Series 2002-1), the payment of principal, if any, on the notes held as the property of such Trust, payment under the related Policy for such Trust (if applicable) (other than in respect of interest on the Certificates of such Trust) or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust was 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each such Trust declines as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

        The following table sets forth an aggregate principal amortization schedule for the 2003-1 Trust (the "Amortization Schedule") and resulting Pool Factors with respect to the 2003-1 Trust. The scheduled distribution of principal payments for the 2003-1 Trust will be affected if any Trust Property Notes are redeemed or purchased or if a default in payment on any Trust Property Notes occurred. In such an event, the aggregate principal amortization schedule and the resulting Pool Factors may differ from those set forth in the following table.

Date	Scheduled Principal Payments	Expected Pool Factor
April 1, 2004	$1,636,459	0.9970345
October 1, 2004	1,749,420	0.9938642
April 1, 2005	1,830,425	0.9905471
October 1, 2005	1,915,207	0.9870764
April 1, 2006	2,003,945	0.9834449
October 1, 2006	2,096,822	0.9796451
April 1, 2007	2,194,036	0.9756691
October 1, 2007	2,295,789	0.9715088
April 1, 2008	6,801,068	0.9591840
October 1, 2008	51,700,613	0.8654933
April 1, 2009	477,598,216	0.0000000

        The Pool Factor and Pool Balance of the 2003-1 Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Trust Property Notes, as described in "—Indenture Defaults and Certain Rights Upon An Indenture Default" and "Description of the Junior Equipment Notes—Redemption," or the occurrence of a Triggering Event. In the event of any such redemption, purchase or default or any other change in the schedule of repayments from the Amortization Schedule, the Pool Factors and the Pool Balances of the 2003-1 Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Class D Certificateholders promptly after any change in the schedule of repayments and promptly after the occurrence of any such event.

Reports to Certificateholders

        On each 2003-1 Regular Distribution Date and on each 2003-1 Special Distribution Date, the 2003-1 Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to the Class D Certificateholders a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate, as to (i), (ii) and (iii) below):

  (i)
  The aggregate amount of funds distributed on such Distribution Date under the 2003-1 Pass Through Trust Agreement, indicating the amount allocable to each source;

  (ii)
  The amount of such distribution under the 2003-1 Pass Through Trust Agreement allocable to principal and the amount allocable to premium (if any);

  (iii)
  The amount of such distribution under the 2003-1 Pass Through Trust Agreement allocable to interest; and

  (iv)
  The Pool Balance and the Pool Factor for the 2003-1 Trust. (Trust Supplements, Section 4.02(a)).

        With respect to the Class D Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each 2003-1 Distribution Date, the 2003-1 Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Class D Certificates on such record date. On each 2003-1 Regular Distribution

Date, the 2003-1 Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Class D Certificates.

        In addition, after the end of each calendar year, the 2003-1 Trustee will prepare for each Class D Certificateholder at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii) and (iii) above with respect to the 2003-1 Trust for such calendar year or, in the event such person was a Class D Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the 2003-1 Trustee and which a Class D Certificateholder shall reasonably request as necessary for the purpose of such Class D Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the 2003-1 Trustee, as the case may be, by the DTC Participants and shall be delivered by the 2003-1 Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the Class D Certificate Owners in the manner described above. See "—Book-Entry; Delivery and Form."

        With respect to any Class D Certificates issued in definitive form, the 2003-1 Trustee will prepare and deliver the information described above to each Class D Certificateholder of record of the 2003-1 Trust as the name of such Class D Certificateholder appears on the records of the registrar of the Class D Certificates.

Indenture Defaults and Certain Rights Upon an Indenture Default

  Prior Series

        Since the Equipment Notes issued under an indenture will be held in more than one Trust, a continuing Indenture Default under such indenture would affect the Equipment Notes issued under such indenture held by each such Trust. There are no cross-default provisions in the indentures. Consequently, events resulting in an indenture Default under any particular indenture may or may not result in an Indenture Default under any other indenture. If an Indenture Default occurs in fewer than all of the indentures under a Prior Series, notwithstanding the treatment of Equipment Notes issued under any indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes (including the Junior Equipment Notes) issued pursuant to indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates of such Prior Series as originally scheduled, subject to the applicable Intercreditor Agreement. See "Description of the Intercreditor Arrangements for the Prior Series—Priority of Distributions."

        Upon the occurrence and continuation of any Indenture Default under any indenture for any Prior Series, the Controlling Party for such Prior Series will direct the indenture trustee under the indenture for such Prior Series in the exercise of remedies under the indenture for such Prior Series and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the applicable Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount prior to the payment in full of the Class D Certificates, the Class D Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, NWA Corp., any Liquidity Provider, any Policy Provider or any Trustee.

  General

        In the event that the same institution acts as Trustee of more than one Trust under a Prior Series, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an indenture default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association is the Trustee under each Trust.

        The 2003-1 Trustee shall, within 90 days after the occurrence of any default, give to the Class D Certificateholders notice, transmitted by mail, of all uncured or unwaived defaults with respect to the 2003-1 Trust known to it, provided that, except in the case of default in any payment under any of the Trust Property Notes or other Trust Property held in such Trust, the 2003-1 Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Class D Certificateholders. (Section 7.01)

        The 2003-1 Trustee shall, subject to the duty of such Trustee during a default to act with the required standard of care, be offered reasonable security or indemnity by the holders of the Class D Certificates before proceeding to exercise any right or power under such 2003-1 Pass Through Trust Agreement at the request of such Class D Certificateholders. (Section 7.02(e))

        Any amount, other than Scheduled Payments received on or prior to a 2003-1 Regular Distribution Date or within five days thereafter, received by the 2003-1 Trustee on account of the Trust Property Notes or other Trust Property following an indenture default shall be deposited in the Special Payments Account and shall be distributed to the Class D Certificateholders on a 2003-1 Special Distribution Date. (Section 4.02)

        In certain cases, the holders of a majority of the outstanding principal amount of the Class D Certificates may, on behalf of the holders of all the Class D Certificates, waive any past "event of default" and its consequences under the 2003-1 Pass Through Trust Agreement or, if the 2003-1 Trustee is the Controlling Party for a Prior Series, may direct the 2003-1 Trustee to instruct the applicable indenture trustee for such Prior Series to waive any past indenture default, provided, however, the consent of each holder of a Class D Certificate is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in any payment under the Trust Property Notes and (iii) a default in respect of any covenant or provision of the 2003-1 Pass Through Trust Agreement that cannot be modified or amended without the consent of each Class D Certificateholder affected thereby. (Section 6.05)

        Since Class X Certificates will be held by Northwest, there will be no voting rights associated with the Class X Certificates except with respect to any amendment, supplement, waiver or modification adversely affecting certain fundamental economic terms of the Class X Certificates, including any delay in the timing of or any reduction of amount of distributions in respect of the Class X Certificates.

Right of Certificateholders to Purchase Certificates

        Upon the occurrence and during the continuation of a Triggering Event under a Prior Series, with ten days' written notice to the Trustee and each other Certificateholder of the same class,

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  the Senior Class Two Certificateholders of such Prior Series shall have the right to purchase all, but not less than all, of the Senior Class One Certificates of such Prior Series;

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  the Senior Class Three Certificateholders of such Prior Series shall have the right to purchase all, but not less than all, of the Senior Class One Certificates and the Senior Class Two Certificates of such Prior Series;

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  the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Senior Class One Certificates, Senior Class Two Certificates and Senior Class Three Certificates of such Prior Series;

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  whether or not the above rights are exercised, the Policy Provider shall have the right to purchase all, but not less than all, of the Senior Class One Certificates, in the case of Series 2000-1 or Series 2002-1, as applicable;

in each case at a purchase price equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium, but including any other amounts due to the Certificateholders of such class or classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the applicable Trust held by each Certificateholder.

PTC Event of Default

        A "PTC Event of Default" is defined under the 2003-1 Pass Through Trust Agreement and each Pass Through Trust Agreement for each Prior Series as the failure to pay within 10 Business Days of the due date thereof

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  the outstanding Pool Balance of the applicable class of Certificates on the Final Legal Distribution Date for such class (unless, in the case of Series 2000-1 or Series 2002-1, the Subordination Agent shall have made a drawing under the applicable Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Senior Class One Trustee entitled thereto) or

  •
  interest due on the applicable class of Certificates on any Distribution Date for such class (unless the Subordination Agent shall have made an interest drawing under the Primary Liquidity Facility for such class, or a withdrawal from the Primary Cash Collateral Account for such class, or a withdrawal from the Above-Cap Account for such class (if applicable), or a drawing under the Policy for such class (if applicable), with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

        Any failure to make expected principal distributions on any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding class of Certificates of a Prior Series (or, if no Senior Certificates of such Prior Series are outstanding, the Class D Certificates) resulting from an Indenture Default under all indentures for such Prior Series will constitute a Triggering Event for such Prior Series.

Merger, Consolidation and Transfer of Assets

        Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

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  the surviving successor or transferee corporation shall

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  be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act"),

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  be a United States certificated air carrier, and

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  expressly assume all of the obligations of Northwest contained in the Pass Through Trust Agreements, the Trust Property Notes, the indentures, the participation agreements and any other operative documents under the Prior Series;

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  immediately after giving effect to such transaction, no Indenture Default shall have occurred and be continuing; and

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  Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

        The Pass Through Trust Agreements and the indentures do not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Northwest or NWA Corp.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

        The 2003-1 Pass Through Trust Agreement will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to the 2003-1 Pass Through Trust Agreement and the Intercreditor Agreements, without the consent of the holders of any of the Class D Certificates:

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  To evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s, as the case may be, obligations under the 2003-1 Pass Through Trust Agreement.

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  To add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Class D Certificates or to surrender any right or power conferred upon Northwest or NWA Corp. in the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements.

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  Except where Class D Certificateholder consent is required by the Trust Supplement (Sections 9.02(1)-9.02(6)) and as described below, to correct or supplement any provision of the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements, which may be defective or inconsistent with any other provision in the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under the 2003-1 Pass Through Trust Agreements or the Intercreditor Agreements, provided that such action will not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements.

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  To modify, eliminate or add to the provisions of the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements to such extent as is necessary to continue the qualification of the 2003-1 Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements such other provisions as may be expressly permitted by the Trust Indenture Act.

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  To evidence and provide for the acceptance of appointment under the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements by a successor Trustee and to add to or change any of the provisions of the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

        In each case, such modification or supplement may not adversely affect the status of the 2003-1 Trust as either a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, or a partnership for U.S. federal income tax purposes. (Trust Supplements, Section 5.01)

        The 2003-1 Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of a majority of the outstanding principal amount of the Class D Certificates, of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements to the extent applicable to such Class D Certificateholders or of modifying the rights and obligations of such Class D Certificateholders under the 2003-1 Pass Through Trust Agreement or the Intercreditor Agreements. No such amendment or supplement may, without the consent of the holder of each Class D Certificate so affected thereby:

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  reduce in any manner the amount of, or delay the timing of, any receipt by the 2003-1 Trustee of payments on the Trust Property Notes or other property held in the 2003-1 Trust or distributions in respect of any Class D Certificate, or change the date or place of any payment in respect of any Class D Certificate, or make distributions payable in coin or currency other than U.S. dollars, or impair the right of any Class D Certificateholder to institute suit for the enforcement of any such payment when due,

  •
  permit the disposition of any Trust Property Note or Series D-1 Beneficial Interests, except as provided in the 2003-1 Pass Through Trust Agreement, or otherwise deprive any Class D Certificateholder of the benefit of the ownership of the Trust Property Notes or the Series D-1 Beneficial Interests,

  •
  alter the priority of distributions specified in the Intercreditor Agreements,

  •
  reduce the percentage of the aggregate principal amount of the Class D Certificates provided for in the 2003-1 Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the 2003-1 Pass Through Trust Agreement, or

  •
  modify any of the provisions relating to the rights of the Class D Certificateholders in respect of the waiver of events of default or receipt of payment. (Section 9.01)

        In the event that the 2003-1 Trustee (or the Original Class D Trustees), as holder (or beneficial owner through the Subordination Agent) of any Trust Property Note in trust for the benefit of the Class D Certificateholders or as Controlling Party under any Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any indenture, any participation agreement, any Trust Property Note or any other related document, the 2003-1 Trustee (or the applicable Original Class D Trustee, as the case may be) will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Class D Certificateholder (or the applicable Delaware Trust, which will in turn notify the 2003-1 Trustee of such proposal) registered on the register of the 2003-1 Trust as of the date of such notice. The 2003-1 Trustee will request from the Class D Certificateholders a direction as to:

  •
  whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Trust Property Note or the Controlling Party has the option to direct,

  •
  whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Trust Property Note or as Controlling Party, and

  •
  how to vote (or direct the Subordination Agent to vote) any Trust Property Note if a vote has been called for with respect thereto.

        If the Class D Certificateholders are entitled to direct the 2003-1 Trustee (or the applicable Original Class D Trust through the applicable Delaware Trust) and such a request for Class D Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Trust Property Note (or in directing the Subordination Agent in any of the foregoing):

  •
  other than as Controlling Party under such Intercreditor Agreement, the 2003-1 Trustee will vote for or give consent to any such action with respect to such Trust Property Note in the same proportion as that of (x) the aggregate face amount of all Class D Certificates actually voted in favor of or for giving consent to such action by such direction of Class D Certificateholders to (y) the aggregate face amount of all outstanding Class D Certificates; and

  •
  as the Controlling Party, the 2003-1 Trustee will vote as directed in any direction by the Class D Certificateholders holding not less than a majority of the aggregate outstanding principal amount of the Class D Certificates.

        For purposes of the preceding sentence, a Class D Certificate is deemed "actually voted" if the Class D Certificateholder has delivered to the 2003-1 Trustee an instrument evidencing such Class D Certificateholder's consent to such direction prior to one Business Day before the 2003-1 Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Class D Certificateholders under the 2003-1 Pass Through Trust Agreement and subject to the applicable Intercreditor Agreements, the 2003-1 Trustee may, in its own discretion and at its own direction, consent and notify the relevant indenture trustee of such consent (or direct the Subordination Agent to consent and notify the relevant indenture trustee of such consent) to any amendment, modification, waiver or supplement under the relevant indenture, participation agreement, any relevant Trust Property Note or any other related document, if an Indenture Default under any indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Class D Certificateholders. See "Description of the Intercreditor Arrangements for the Prior Series—Voting of Equipment Notes." (Section 10.01)

        Since Class X Certificates will be held by Northwest, there will be no voting rights associated with the Class X Certificates except with respect to any amendment, supplement, waiver or modifications adversely affecting certain fundamental economic terms of the Class X Certificates, including any delay in the timing of or any reduction of amount of distributions in respect of the Class X Certificates.

Termination of the 2003-1 Trust

        The obligations of Northwest and the 2003-1 Trustee with respect to the 2003-1 Trust will terminate upon the distribution to Class D Certificateholders of all amounts required to be distributed to them pursuant to the 2003-1 Pass Through Trust Agreement and the disposition of all property held in the 2003-1 Trust. The 2003-1 Trustee will send to each Class D Certificateholder of record notice of the termination of the 2003-1 Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for the 2003-1 Trust. The final distribution to any Class D Certificateholder will be made only upon surrender of the Class D Certificateholder's Class D Certificates at the office or agency of the 2003-1 Trustee specified in such notice of termination. (Section 11.01)

The 2003-1 Trustee

        The 2003-1 Trustee will initially be U.S. Bank Trust National Association. With certain exceptions, the 2003-1 Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the 2003-1 Trust Supplement, the Class D Certificates, the Trust Property Notes, the Series D-1 Beneficial Interests, the Series D-2 Beneficial Interests, the indentures or other related documents. (Sections 7.03 and 7.14) The 2003-1 Trustee shall not be liable, with respect to the Class D Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Class D Certificates. Subject to certain provisions, the 2003-1 Trustee shall be under no obligation to exercise any of its rights or powers under the 2003-1 Pass Through Trust Agreement at the request of any holders of Class D Certificates issued thereunder unless there shall have been offered to the 2003-1 Trustee reasonable indemnity. (Section 7.02(e)) The 2003-1 Pass Through Trust Agreement provides that the 2003-1 Trustee in its individual or any other capacity may acquire and hold Class D Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and with any owner trustee with the same rights they would have if they were not the 2003-1 Trustee. (Section 7.04)

Book-Entry; Delivery and Form

        Upon issuance, the Class D Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Class D Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Class D Certificates, except as set forth below. Unless and until definitive certificates ("Definitive Certificates") are issued under the limited circumstances described below under "—Definitive Certificates", all references to actions by Class D Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Class D Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Class D Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. "DTC Participants" refers to the participants in DTC who clear and settle securities transactions through DTC's electronic book-entry system.

        Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

        Purchases, sales and transfers of the ownership of, or other interests in, the Class D Certificates must be made by or through DTC Participants and Indirect Participants, which will receive a credit for the Class D Certificates on DTC's record. The ownership interest of each beneficial owner of the Class D Certificates is in turn recorded on the DTC Participants and Indirect Participants' records.

        DTC has advised Northwest that it will take any action permitted to be taken by a Class D Certificateholder under the 2003-1 Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Class D Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Class D Certificateholders of a certain percentage of beneficial interest in each 2003-1 Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting action with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

        Distributions on the global Class D Certificates will be made by the 2003-1 Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Class D Certificates in amounts proportionate to the principal amount of the DTC Participant's respective holdings of beneficial interests in the Class D Certificates. DTC Participants will thereafter forward payments to Indirect Participants or beneficial owners, as the case may be, in accordance with customary industry practices. The forwarding of distributions to the beneficial owners will be the responsibility of the DTC Participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers of the Class D Certificates among DTC Participants on whose behalf it acts with respect to the Class D Certificates and to receive and transmit distributions with respect to the Class D Certificates. DTC Participants and Indirect Participants with which beneficial owners of the Class D Certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although beneficial owners of Class D Certificates will not possess the Class D Certificates, the DTC Rules provide a mechanism by which the beneficial owners will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a beneficial owner of Class D Certificates to pledge its Class D Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Class D Certificates, may be limited due to the lack of a physical certificate for such Class D Certificates.

        None of Northwest, NWA Corp. or the 2003-1 Trustee will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Class D Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Definitive Certificates

        If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Northwest within ninety days, Class D Certificates in definitive, certificated form will be issued in exchange for the applicable global Class D Certificates. In addition, Northwest may at any time and in its sole discretion determine not to have any of the Class D Certificates represented by one or more global certificates. In that event, Class D Certificates in definitive certificated form will be issued in exchange for the applicable global Class D Certificates. Further, if Northwest so specifies, an owner of a beneficial interest in a global Class D Certificate may, on terms acceptable to Northwest and DTC, receive definitive, certificated Class D Certificates registered in the name of that beneficial owner or its designee. Upon the occurrence of any event described in the preceding sentences of this paragraph, the 2003-1 Trustee will be required to notify all beneficial owners through DTC Participants of the availability of definitive Class D Certificates. Upon surrender by DTC of the certificates representing the Class D Certificates and receipt of instructions for re-registration, the 2003-1 Trustee will reissue the Class D Certificates as definitive Class D Certificates to the beneficial owners.

        Distributions on Class D Certificates will thereafter be made by the 2003-1 Trustee directly in accordance with the procedures set forth in the 2003-1 Pass Through Trust Agreement, to holders in whose names the definitive Class D Certificates were registered at the close of business on the applicable record date. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the 2003-1 Trustee. The final payment on any Class D Certificates, however, will be made only upon presentation and surrender of the definitive Class D Certificate at the office or agency specified in the notice of final distribution to Class D Certificateholders. Definitive Class D Certificates will be freely transferable and exchangeable at the office of the 2003-1 Trustee upon compliance with the requirements set forth in the Basic Agreement and the 2003-1 Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

DESCRIPTION OF THE AIRCRAFT

        The 64 aircraft that secure or will secure the Junior Equipment Notes relating to aircraft delivered prior to the date of this prospectus are comprised of 42 Airbus A319-114 aircraft, 5 Airbus A320-212 aircraft, 2 Airbus A330-323 aircraft, 1 Boeing 747-451 aircraft, 6 Boeing 757-251 aircraft and 8 Boeing 757-351 aircraft. See "Description of the Junior Equipment Notes—Principal Amount of the Equipment Notes and Information on Related Aircraft" for additional information with respect to each aircraft. The aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

        The Airbus A319-114 and Airbus A320-212 aircraft are narrowbody commercial jet aircraft. Seating capacity in Northwest's two class configuration is 124 seats for the A319 and 148 seats for the A320. These aircraft are powered by two CFM56 model commercial jet engines manufactured by CFM International, Inc. and have a two-person cockpit. These aircraft fly primarily on Northwest's domestic route system.

        The Airbus A330-323 aircraft are widebody commerical jet aircraft. Seating capacity in Northwest's two class configuration is 298 seats. These aircraft are powered by two PW4168A model commercial jet engines manufactured by Pratt & Whitney and have a two-person cockpit. These aircraft fly primarily on Northwest's international route system.

        The Boeing 747-451 aircraft are widebody commercial jet aircraft. Seating capacity in Northwest's two class configuration is 403 seats. These aircraft are powered by four PW4056 model commercial jet engines manufactured by Pratt & Whitney and have a two-person cockpit. These aircraft fly primarily on Northwest's international route system.

        The Boeing 757-251 aircraft and Boeing 757-351 aircraft are narrowbody commercial jet aircraft. Seating capacity in Northwest's two class configuration is 184 seats for the Boeing 757-251 aircraft and 224 seats for the Boeing 757-351 aircraft. The Boeing 757-251 aircraft and the Boeing 757-351 aircraft are powered by two PW2037 model commercial jet engines and two PW7040 model commercial jet engines, respectively, each manufactured by Pratt & Whitney. Both the Boeing 757-251 and Boeing 757- 351 have a two-person cockpit. These aircraft fly primarily on Northwest's domestic route system.

DESCRIPTION OF THE JUNIOR EQUIPMENT NOTES

        The following summary describes all material terms of the Junior Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Junior Equipment Notes, the Prior Series indentures, the amendments to the Prior Series indentures, the participation agreements and amendments to the participation agreements, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

        Northwest has entered or will enter into a participation agreement and an indenture relating to each aircraft financed or to be financed by the Junior Equipment Notes and delivered prior to the Exchange Date (which will be amended on the Exchange Date to provide for the issuance of the Junior Equipment Notes for Series 1999-2, Series 2000-1 and Series 2001-2 and the Series E Equipment Note).

General

        The Prior Series provides for the issuance of Equipment Notes in up to four levels of priority with respect to each aircraft (the Senior Series One Equipment Notes, Senior Series Two Equipment Notes, Senior Series Three Equipment Notes and the Junior Equipment Notes). The Junior Equipment Notes consist of the Series C Equipment Notes issued under Series 2001-2, the Series D Equipment Notes issued under Series 1999-2, Series 2000-1, Series 2001-1 and Series 2002-1 and the Series E Equipment Note issued under Series 2001-1 with respect to the aircraft of each Prior Series. The 2003-1 Trust will directly hold all of the Junior Equipment Notes issued under Series 1999-2, Series 2000-1 and Series 2001-2 and the Series E Equipment Note. The 2003-1 Trust will not directly hold Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1 but will hold Series D-1 Beneficial Interests in the Delaware Trusts that hold certificates of pass through trusts holding these Junior Equipment Notes. In addition, since not all of the aircraft of Series 2002-1 will be delivered by the date of this prospectus, the 2003-1 Trust will not have any interest in the Junior Equipment Notes of Series 2002-1 which may be issued after such date.

        Junior Equipment Notes have been or will be issued with respect to each aircraft under a separate indenture relating to the financing of such aircraft between Northwest and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as indenture trustee. The indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States.

        The holders of the Junior Equipment Notes issued under Series 1999-2 and Series 2000-1 and the Series E Equipment Note will not have any voting rights under the indentures relating to such series except with respect to any amendment, supplement, waiver or modification requiring the consent of each holder of equipment notes affected thereby, including any delay in the timing of or any reduction of amount of payment in respect of such Junior Equipment Notes.

Principal Amount of Equipment Notes and Information on Related Aircraft

        The principal amount of the Junior Equipment Note for each aircraft for which a Junior Equipment Note may be, but has not yet been, issued was calculated as of December 5, 2003 by subtracting (1) the sum of the outstanding balance of the Senior Equipment Notes issued with respect to such aircraft and the maximum commitment under the Primary Liquidity Facility for the related Prior Series allocable to the Senior Equipment Notes outstanding in respect of such aircraft from (2) the original appraised value for such aircraft prepared in connection with the original issuance of such Senior Equipment Notes, reduced by an annual depreciation rate of approximately 3%.

        Set forth below are the principal amount of each Junior Equipment Note, the total principal amount of the related Senior Equipment Notes and certain information about the related aircraft:

Aircraft Type	Registration Number	Delivery Date	Principal Amount of Senior Equipment Notes(1)	Principal Amount of Junior Equipment Notes(2)
Prior Series 1999-2
A319-114(3)	N360NB	May 2003	$21,744,412	$11,291,178
A319-114	N314NB	March 2000	21,580,438	11,475,942
Prior Series 2000-1
A319-114	N315NB	May 2000	22,090,199	10,998,242
A319-114	N316NB	June 2000	21,980,569	11,158,361
A319-114	N317NB	September 2000	22,135,826	11,205,372
A319-114	N318NB	September 2000	22,135,826	11,205,372
A319-114	N319NB	October 2000	21,973,068	11,505,148
A319-114	N320NB	December 2000	21,799,110	11,763,780
A319-114	N321NB	January 2001	22,792,955	11,989,757
A319-114	N322NB	February 2001	22,605,210	12,259,911
A319-114	N323NB	March 2001	22,489,281	12,464,783
A319-114	N324NB	March 2001	22,489,281	12,464,783
A319-114	N325NB	April 2001	22,639,446	12,467,602
A319-114	N326NB	May 2001	22,639,446	12,467,602
A319-114	N327NB	May 2001	22,542,203	12,625,861
B757-251	N544US	May 1996	30,185,140	7,933,715
B757-251	N545US	June 1996	30,226,828	6,562,366
B757-251	N546US	July 1996	30,190,267	6,583,128
B757-251	N547US	August 1996	30,235,257	6,594,821
B757-251	N548US	August 1996	30,240,070	6,603,811
B757-251	N549US	September 1996	30,282,179	6,607,458

Prior Series 2001-1
A319-114	N340NB	April 2002	$24,800,182	$3,441,308
A319-114	N342NB	May 2002	24,873,199	3,451,440
A319-114	N344NB	June 2002	24,963,977	3,464,036
A319-114	N346NB	August 2002	25,038,968	3,464,036
A319-114	N347NB	August 2002	25,038,968	3,474,442
A319-114	N348NB	September 2002	25,113,958	3,484,848
A319-114	N349NB	September 2002	25,113,958	3,484,848
A319-114	N353NB	October 2002	25,113,958	3,495,253
A319-114	N355NB	November 2002	25,113,958	3,484,848
B747-451	N675NW	March 2002	99,446,625	43,500,703
B757-351	N582NW	July 2002	38,146,536	5,293,266
B757-351	N581NW	August 2002	38,262,969	5,309,423
B757-351	N585NW	November 2002	38,377,428	5,325,305
Prior Series 2001-2
A319-114	N334NB	January 2002	24,716,396	12,188,933
A319-114	N335NB	January 2002	24,716,396	12,188,933
A319-114	N336NB	February 2002	24,850,956	12,153,135
A319-114	N337NB	February 2002	24,850,956	12,153,135
A319-114	N338NB	March 2002	24,986,469	12,116,261
A319-114	N339NB	March 2002	24,986,469	12,116,261
A319-114	N341NB	May 2002	25,136,791	12,085,266
A319-114	N343NB	June 2002	25,411,520	12,010,564
A319-114	N345NB	July 2002	25,569,247	11,958,275
A320-212	N372NW	November 2001	27,947,805	12,606,494
A320-212	N373NW	December 2001	28,109,288	12,564,844
A320-212	N374NW	December 2001	28,109,288	12,564,844
A320-212	N375NC	June 2002	28,900,942	13,777,061
A320-212	N376NW	July 2002	29,058,669	13,734,455
Prior Series 2002-1
A319-114	N359NB	February 2003	25,840,628	3,161,212
A319-114	N358NB	March 2003	25,723,613	3,122,174
A319-114	N361NB	May 2003	26,924,472	3,140,591
A319-114	N362NB	June 2003	26,947,822	3,143,314
A319-114	N363NB	June 2003	26,947,822	3,143,314
A319-114	N364NB	June 2003	26,648,043	3,030,608
A319-114	N365NB	August 2003	26,469,775	3,119,580
A319-114	N366NB	September 2003	27,125,725	3,164,066
A319-114	N368NB	October 2003	27,259,152	3,179,629
A330-323	N802NW	July 2003	71,003,219	8,282,132
A330-323	N801NW	August 2003	71,430,185	8,331,936
B757-351	N586NW	November 2002	39,986,871	4,746,876
B757-351	N587NW	December 2002	40,085,386	4,746,876
B757-351	N589NW	March 2003	40,948,770	4,776,447
B757-351	N590NW	March 2003	41,202,281	4,806,018
B757-351	N595NW	September 2003	41,202,281	4,806,018

(1)
As of the expected Exchange Date.

(2)
In the case of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1, the Junior Equipment Notes issued on or prior to the expected Exchange Date have the following principal amortizations scheduled to be paid on or before April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1) (to be indirectly represented by Series D-1 Beneficial Interests in the Delaware Trusts) and after April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1) (to be indirectly represented by Series D-2 Beneficial Interests in the Delaware Trusts):

	Principal Amount Scheduled to be Paid On or Before April 1, 2009	Principal Amount Scheduled to be Paid After April 1, 2009
Series 2001-1
A319-114 (N340NB)	$1,518,317	$1,922,991
A319-114 (N342NB)	1,522,787	1,928,653
A319-114 (N344NB)	1,528,345	1,935,692
A319-114 (N346NB)	1,528,345	1,935,692
A319-114 (N347NB)	1,532,936	1,941,506
A319-114 (N348NB)	1,537,527	1,947,321
A319-114 (N349NB)	1,537,527	1,947,321
A319-114 (N353NB)	1,542,118	1,953,136
A319-114 (N355NB)	1,537,527	1,947,321
B757-351 (N582NW)	2,335,407	2,957,859
B757-351 (N581NW)	2,342,535	2,966,887
B757-351 (N585NW)	2,349,543	2,975,762
	Principal Amount Scheduled to be Paid On or Before February 20, 2009	Principal Amount Scheduled to be Paid After February 20, 2009
Series 2002-1
A319-114 (N359NB)	2,626,208	535,004
A319-114 (N358NB)	2,593,777	528,397
A319-114 (N361NB)	2,609,077	531,514
A319-114 (N362NB)	2,611,339	531,975
A319-114 (N363NB)	2,611,339	531,975
A319-114 (N364NB)	2,517,708	512,900
A319-114 (N365NB)	2,591,622	527,958
A319-114 (N366NB)	2,628,579	535,487
A319-114 (N368NB)	2,641,508	538,121
A330-323 (N802NW)	6,880,463	1,401,669
A330-323 (N801NW)	6,921,838	1,410,098
B757-351 (N586NW)	2,455,744	2,291,133
B757-351 (N587NW)	4,398,772	348,104
B757-351 (N589NW)	3,968,081	808,366
B757-351 (N590NW)	3,992,647	813,371
B757-351 (N595NW)	3,992,647	813,371
(3)
A new airframe meeting the requirements for substitution under the applicable indenture replaced the airframe originally subject to the lien of such indenture. The principal amount of the Junior Equipment Note related to the aircraft consisting of the new airframe and the original engines was determined on the basis of the original appraised value of the aircraft consisting of the replaced airframe and the original engines.

Subordination

        Each indenture provides for the following subordination provisions applicable to the Equipment Notes issued thereunder:

  •
  Senior Series One Equipment Notes will rank senior to the other Equipment Notes issued under such indenture.

  •
  Senior Series Two Equipment Notes will rank junior in right of payment to the Senior Series One Equipment Notes and will rank senior to, if applicable, the Series Three Equipment Notes and Junior Equipment Notes issued under such indenture.

  •
  If applicable, Senior Series Three Equipment Notes will rank junior in right of payment to the Senior Series One and Senior Series Two Equipment Notes and senior to the Junior Equipment Notes issued under such indenture.

  •
  Junior Equipment Notes will rank junior in right of payment to the other Equipment Notes issued under such indenture.

Principal And Interest Payments

        Interest with respect to the Junior Equipment Notes will accrue at the following rates:

  •
  10.5% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months, in the case of Series 1999-2, Series 2000-1 and Series 2001-1 and the Series E Equipment Note, and

  •
  Libor from time to time plus a margin of 10.5% per annum (provided that the interest rate shall not exceed 10.5% per annum), calculated on the basis of actual days elapsed over a 360-day year, in the case of Series 2001-2 and Series 2002-1 (other than the Series E Equipment Note).

        Certain of the Equipment Notes of Series 2001-2 and Series 2002-1 (including the Junior Equipment Notes issued thereunder) bear a rate of interest based on a reference to the Libor in effect from time to time. The interest rate on the Junior Equipment Notes of Series 2001-2 and Series 2002-1 have been established so that, taking into account the differences in the day count conventions between fixed rate notes and Libor-based notes, the interest rate will at all times be at least equal to the Stated Interest Rate for the Class D Certificates, calculated on the basis of a 360-day year consisting of twelve 30-day months (unless Libor then in effect is less than zero).

        Interest on the Junior Equipment Notes will be payable on the following dates:

  •
  March 1 and September 1 of each year in the case of Series 1999-2,

  •
  April 1 and October 1 of each year in the case of Series 2000-1 and Series 2001-1,

  •
  February 6, May 6, August 6 and November 6 of each year in the case of Series 2001-2, and

  •
  February 20, May 20, August 20 and November 20 of each year in the case of Series 2002-1,

in each case commencing on the first such interest payment date of each such Prior Series to occur after the Exchange Date.

        Principal payments on the Junior Equipment Notes are scheduled on the following dates:

  •
  March 1, 2009 in the case of Series 1999-2,

  •
  April 1, 2009 in the case of Series 2000-1 and the Series E Equipment Note,

  •
  April 1 and October 1 of each year, commencing on the first such payment date to occur after the Exchange Date and ending on October 1, 2013, in the case of Series 2001-1,

  •
  February 6, 2009 in the case of Series 2001-2, and

  •
  February 20, May 20, August 20 and November 20 of each year, commencing on February 20, 2004 and ending on May 20, 2014, in the case of Series 2002-1.

        If any date scheduled for a payment with respect to the Junior Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, and interest will be added for such additional period in the case of Series 2001-2 and Series 2002-1 but not in the case of the other Prior Series.

Redemption

        If an Event of Loss occurs with respect to an aircraft and such aircraft is not replaced by Northwest under the related indenture, the Equipment Notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, a Libor break amount (if any, in the case of Series 2001-2 and Series 2002-1) and certain other amounts payable to the holders of the Equipment Notes under the applicable indenture and participation agreement, but without premium, on a Special Distribution Date.

        All of the Equipment Notes issued with respect to any aircraft may be redeemed in whole prior to maturity at any time at the option of Northwest, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, and a Libor break amount (if any) plus a redemption premium.

        The redemption premium for the Junior Equipment Notes of Series 2001-1 will be equal to the Make-Whole Premium (as defined below).

        The redemption premium for the Junior Equipment Notes of Series 2001-2 will be an amount equal to the following percentage of the principal amount repaid:

If redeemed during the year prior to the anniversary of the issuance date of the Senior Certificates of Series 2001-2 indicated below	Prepayment Premium
1st	1.25%
2nd	1.00%
3rd	0.75%
4th	0.50%
5th and thereafter	0.00%

        The redemption premium for all of the other Junior Equipment Notes will be an amount equal to the following percentage of the principal amount repaid:

If redeemed during the year prior to the date indicated below	Prepayment Premium
April 1, 2004	5.25%
April 1, 2005	5.25%
April 1, 2006	5.25%
April 1, 2007	3.50%
April 1, 2008	1.75%
April 1, 2009	0.00%

        "Make-Whole Premium" means the amount (as determined by an independent investment banker selected by Northwest and reasonably acceptable to the relevant indenture trustees) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of the Equipment Note computed by discounting each payment on a semiannual or quarterly basis, as the case may be, from each payment date under the applicable indenture (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of the Equipment Note plus accrued interest to the date of determination.

        For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual or quarterly equivalent, as the case may be, and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual or quarterly, as the case may be, yield to maturity for United States Treasury securities maturing on the Average Life Date of the Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of the Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of the Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of the Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

        "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the most recent H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

        "Average Life Date" for any Equipment Note to be redeemed means the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

        "Remaining Weighted Average Life" of an Equipment Note at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

Security

        The Equipment Notes issued with respect to each aircraft are secured by a first priority security interest in the aircraft, as well as all rents, profits and other income of such aircraft, certain rights under the aircraft purchase agreement between Northwest and the aircraft manufacturer, all requisition proceeds with respect to such aircraft, all insurance proceeds with respect to the aircraft, all monies and securities deposited with the related indenture trustee, and all proceeds of the foregoing.

        The Equipment Notes, other than the Senior Equipment Notes of Series 2001-2, are not cross-collateralized and, consequently, those Equipment Notes issued in respect of an aircraft are not secured by any other aircraft. This means that any excess proceeds from the sale of an aircraft or other exercise of remedies with respect to such aircraft will not be available to cover any shortfall of the Equipment Notes issued with respect to any other aircraft.

        Senior Equipment Notes of Series 2001-2 (but not the related Junior Equipment Notes) are partially cross-collateralized to the extent specified in the indentures. The Senior Equipment Notes issued under a Series 2001-2 indenture are secured by a lien granted under another indenture only if, except in certain limited circumstances, each such indenture is a Defaulted Indenture. An indenture default becomes a "Defaulted Indenture" when one or more of the following conditions applies to such indenture: (i) a payment default exists, (ii) the Equipment Notes issued under the indenture have been accelerated or (iii) the loan trustee under the indenture has commenced exercise of remedies. For Series 2001-2, any proceeds realized from the sale of an aircraft or other exercise of remedies under a Defaulted Indenture will be used, after paying certain administrative expenses or other related amounts, to pay all amounts due and payable on all of the Senior Equipment Notes issued under all Defaulted Indentures before any payment on the Junior Equipment Notes outstanding under such Defaulted Indentures.

Limitation of Liability

        The Junior Equipment Notes issued with respect to any aircraft will be direct obligations of Northwest.

        Except as otherwise provided in the indentures, no indenture trustee, in its individual capacity, will be answerable or accountable under the indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence.

Indenture Defaults, Notice And Waiver

        Indenture Defaults under each indenture for each Prior Series include:

  •
  the failure by Northwest to pay any interest, principal, Libor break amount (if any) or premium (if any) when due, under such indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest, Libor break amount (if any) or premium (if any), and, in all other cases, 10 Business Days after Northwest receives written demand from the related indenture trustee or holder of an Equipment Note;

  •
  the failure by Northwest to discharge certain liens that continue after notice and specified cure periods;

  •
  any representation or warranty made by Northwest in such indenture, the related participation agreement, or certain related documents furnished to the indenture trustee or any holder of an Equipment Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the indenture trustee or Note Holders and remains unremedied after notice and specified cure periods;

  •
  failure by Northwest to perform or observe in any material respect, any covenant or obligation for the benefit of the indenture trustee or holders of Equipment Notes under such indenture or certain related documents that continues after notice and specified cure periods; or

  •
  the occurrence of certain events of bankruptcy, reorganization or insolvency of Northwest.

        There are no cross-default provisions in the indentures. Consequently, events resulting in an Indenture Default under any particular indenture may or may not result in an Indenture Default occurring under any other indenture. If the Equipment Notes issued with respect to one or more aircraft are in default and the Equipment Notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the indentures with respect to such remaining aircraft.

        The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on such date issued with respect to any aircraft, by notice to the applicable indenture trustee, may on behalf of all the holders (subject to the Intercreditor Agreements) waive any existing default and its consequences under the indenture with respect to such aircraft, except a default in the payment of the principal of, premium (if any), Libor break amount (if any) or interest on any such Equipment Notes or a default in respect of any covenant or provision of such indenture that cannot be modified or amended without the consent of each holder of Equipment Notes.

Remedies

        Each indenture provides that if an Indenture Default occurs and is continuing, the related indenture trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such indenture (other than holders of the Junior Equipment Notes in the case of an indenture relating to Series 1999-2 or Series 2000-1 and the Series E Equipment Note), shall, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and a Libor break amount (if any, in the case of Series 2001-2 and Series 2002-1) (but without premium). The holders of a majority in principal amount of Equipment Notes outstanding under such indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related indenture trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such indenture have been cured or waived.

        Each indenture provides that if an Indenture Default under such indenture has occurred and is continuing, the related indenture trustee may exercise certain rights or remedies available to it under such indenture or under applicable law, including one or more of the remedies under such indenture. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties.

        If the Equipment Notes issued in respect of one aircraft are in default, the Equipment Notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable indentures with respect to such other aircraft.

        Section 1110 of the Bankruptcy Code ("Section 1110") provides that, subject to the limitation specified therein, the right of lessors and conditional vendors of, and holders of security interests in, "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, and to enforce any of its rights or remedies thereunder, is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110 provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief in reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest and approved by the court), if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

        Cadwalader, Wickersham & Taft LLP, special counsel to Northwest, has advised the indenture trustees with respect to the previously issued Junior Equipment Notes of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1, and will advise the indenture trustees with respect to the newly issuable Junior Equipment Notes (including the Series E Equipment Note), that, if Northwest were to become a debtor under Chapter 11 of the Bankruptcy Code, the indenture trustee would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the related aircraft, but in each case may not be entitled to such benefits with respect to any replacement of an aircraft after an Event of Loss in the future. The replacement of any aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related indenture trustee's entitlement to benefits of Section 1110 would not be diminished as a result of such replacement. These opinions are subject to certain qualifications and assumptions, including the assumptions that Northwest at the time of entering into the applicable indenture and on the Exchange Date holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "—Certain Provisions of the Indentures—Events of Loss." The opinion of Cadwalader, Wickersham & Taft LLP does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of aircraft, if it is leased by Northwest. For a description of certain limitations on the indenture trustee's exercise of rights contained in the indenture, see "—Indenture Defaults, Notice and Waiver."

Modification Of Indentures

        Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any indenture (other than holders of the Junior Equipment Notes, in the case of an indenture relating to Series 1999-2 or Series 2000-1 and the Series E Equipment Note), the provisions of such indenture and the related participation agreement may not be amended or modified, except to the extent indicated below.

        Certain provisions of any indenture and the related participation agreement may be amended or modified by the parties thereto without the consent of the holders of the Equipment Notes outstanding under such indenture, subject to certain conditions. In addition, any indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder.

        Without the consent of each holder of an Equipment Note outstanding under any indenture affected thereby, no amendment of or supplement to such indenture may, among other things, (a) reduce the principal amount of, or, premium (if any), Libor break amount (if any) or interest payable on, any Equipment Notes issued under such indenture or change the date on which any principal, premium (if any), Libor break amount (if any) or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such indenture, except as provided in such indenture, or deprive any holder of an Equipment Note issued under such indenture of the benefit of the lien of such indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such indenture necessary to modify or amend any provision of such indenture or to waive compliance therewith.

Indemnification

        Northwest will be required to indemnify each indenture trustee, each Subordination Agent, each Liquidity Provider, each Policy Provider and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

The Guaranty

        NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as obligor under the relevant Equipment Notes for each aircraft. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform the nonfinancial obligations. Each guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest. However, if a liquidation, bankruptcy or reorganization of NWA Corp. also occurs, NWA Corp. may not be able to make payments or perform obligations under the guaranty.

Certain Provisions Relating to the Indentures for the Prior Series

  Indenture

        Under the terms of each indenture, Northwest will be obligated to, among other things and at its expense, cause the aircraft to be duly registered in its name, to pay all costs of operating the aircraft and, to the extent set forth in such indenture, to maintain, service, repair and overhaul the aircraft (or cause the aircraft to be maintained, serviced, repaired and overhauled) so as to keep the aircraft in as good an operating condition as delivered to Northwest under the indenture, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such aircraft to be maintained in good standing at all times (a) under the Federal Aviation Act except, subject to certain limitations, when all aircraft of the same model and type powered by engines of the same type and registered in the United States have been grounded by the FAA, or (b) subject to certain limitations, under the applicable laws of any other jurisdiction in which the aircraft may be registered. Notwithstanding anything to the contrary set forth above, Northwest will also be required to cause the aircraft to be maintained in accordance with maintenance standards approved by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom. In all cases Northwest will utilize, except when a lease is in effect, the same manner and standards of maintenance, service, repair or overhaul used by Northwest with respect to similar aircraft operated by Northwest in similar circumstances and, during any period that a lease is in effect, cause the lessee thereunder to agree to utilize the same manner and standards of maintenance, service, repair or overhaul used by such lessee with respect to similar aircraft operated by such lessee in similar circumstances. (Indentures, Section 7.02(a))

        Northwest will not (and will not permit any lessee to) maintain, use, service, repair, overhaul or operate any aircraft in violation of any law or any rule, regulation, order or certificate of any government having jurisdiction over such aircraft, or in violation of any airworthiness certificate, license or registration relating to such aircraft, except to the extent Northwest (or any lessee) is in good faith contesting the validity or application of any such requirements, in any reasonable manner which, among other things specified in each indenture, does not materially adversely affect the indenture trustee. (Indentures, Section 7.02(a)) Northwest must make (or cause to be made) all alterations, modifications and additions to each airframe and engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the aircraft may be registered; provided, however, that Northwest (or any lessee) may in good faith contest the validity or application of any such standards in any reasonable manner which, among other things specified in each indenture, does not adversely affect the indenture trustee. Northwest (or any lessee) may add further parts and make other alterations, modifications and additions to any airframe or any engine as Northwest (or any lessee) may deem desirable in the proper conduct of its business, including removal of parts determined by Northwest (or any lessee) in its reasonable judgment to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions do not, among other things specified in each indenture, (x) materially diminish the value, utility or remaining useful life of such airframe or engine, below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, addition or removal (assuming such airframe or engine was maintained in accordance with the indenture), except that the value (but not the utility or remaining useful life) of any airframe or engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed certain amounts with respect to the aircraft. In certain circumstances, Northwest (or any lessee) is permitted to remove parts which were added by Northwest (or any lessee) (without replacement) from an airframe or engine so long as certain conditions are met and any such removal does not, among other things specified in each indenture, diminish or impair the value, utility, or remaining useful life which such airframe or engine would have had at such time had such addition, alteration or modification not occurred. (Indentures, Section 7.03)

        Except as set forth above, Northwest will be obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Northwest or unsuitable parts that Northwest is permitted to remove to the extent described above) that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related indenture and the lien of the related indenture in lieu of the part replaced. (Indentures, Section 7.03(a))

  Registration, Subleasing and Possession

        Although Northwest has no current intention to do so, Northwest will be permitted, under certain circumstances, to register an aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related participation agreement. These conditions include a requirement that the lien of the related indenture will continue as a first priority security interest in the applicable aircraft. (Indentures, Section 7.02(a); participation agreements, Section 8(f)) Northwest will also be permitted, subject to certain limitations, to lease any aircraft to any United States certificated air carrier or to certain foreign entities so long as the term of any such lease does not extend beyond the term of the indenture applicable to such aircraft subject to certain exceptions. In addition, subject to certain limitations, Northwest will be permitted to transfer possession of any airframe or any engine other than by lease, including transfers of possession by Northwest or any lessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Northwest's (or any lessee's) ability to operate the aircraft. The extent to which the relevant indenture trustee's lien would be recognized in an aircraft if such aircraft were located in certain countries is uncertain. See "Description of the Equipment Notes—Remedies." In addition, any exercise of the right to repossess an aircraft may be difficult, expensive and time-consuming, particularly when such aircraft is located outside the United States and has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Indentures, Section 7.02(b)) In addition, at the time of obtaining repossession of the aircraft under the related indenture or foreclosing on the lien on the aircraft under the related indenture, an airframe subject to such indenture may not be equipped with engines subject to the same indenture and, in such case, Northwest will be required to deliver engines attached to such airframe which have not less than equivalent value, utility and remaining useful life as the engines subject to such indenture. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession."

  Liens

        Northwest will be required to maintain each aircraft free of any liens, other than its right as owner of the aircraft, the lien of the indenture, and any other rights existing pursuant to the operative documents related thereto, the rights of others in possession of the aircraft in accordance with the terms of the indenture, and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not, among other things as may be specified in each indenture, involve any material danger of the sale, forfeiture or loss of or any interest therein; materialmen's, mechanics' and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such airframe or engines or any interest therein; judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after the expiration of such stay; any other lien with respect to which Northwest (or any lessee) has provided a bond or other security adequate in the reasonable opinion of the relevant indenture trustee; and any lien approved in writing by the indenture trustee. (Indentures, Section 7.01)

  Insurance

        Subject to certain exceptions, Northwest is obligated, at its or any lessee's expense, to maintain or cause to be maintained on each aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Northwest (or, if a lease is then in effect, as the lessee) customarily maintains with respect to other aircraft owned or operated by Northwest (or, if a lease is then in effect, by the lessee), in each case similar to such aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to 100% of the unpaid principal amount of the related Equipment Notes (or, in the case of aircraft financed under Series 2002-1, 105% of the unpaid principal amount of the related Equipment Notes) and the public liability and property damage insurance shall be in an amount of not less than certain specified amounts. (Indentures, Sections 7.04(a) and 7.04(b))

        Subject to certain exceptions, the policies covering loss of or damage to an aircraft shall be made payable, up to the unpaid principal amount of the related Equipment Notes plus all accrued and unpaid interest, to the related indenture trustee for any loss involving proceeds in excess of certain specified amounts with respect to the aircraft and the entire amount of any loss involving such specified amounts or less shall be paid to Northwest so long as the related indenture trustee has not notified the insurers that an Indenture Default exists. (Indentures, Sections 7.04(b) and 7.04(g)) With respect to any insurance required, Northwest may self-insure by way of deductible, premium adjustment or otherwise under a program applicable to all aircraft in Northwest's fleet; provided, that the aggregate amount of such self-insurance during any policy year shall not be in excess of the lower of (a) 50% of the largest replacement value of any single aircraft in Northwest's fleet or (b) 1 1/2% of the average aggregate insurable value of all aircraft on which Northwest carries insurance. In addition, Northwest (and any lessee) may self-insure to the extent of any applicable minimum amount of hull or liability insurance deductible imposed by the aircraft hull or liability insurers. (Indentures, Section 7.04(d)) In respect of each aircraft, Northwest is required to cause the relevant indenture trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of the indenture with respect to such aircraft. (Indentures, Sections 7.04(a) and 7.04(b)) Subject to certain customary exceptions, Northwest may not operate (or permit any lessee to operate) any aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such aircraft and required by the indenture. (Indentures, Section 7.02(a))

        Northwest's obligation to provide any required insurance shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such indenture is at least equal, when added to the amount of insurance against such risks otherwise maintained by Northwest (or any lessee), to the amount of insurance against such risks otherwise required. (Indentures, Section 7.04(f))

  Events of Loss

        If an Event of Loss occurs with respect to any aircraft, Northwest will be obligated either (i) to replace such aircraft or (ii) to pay to the applicable indenture trustee the outstanding principal amount of the Equipment Notes relating to such aircraft plus accrued and unpaid interest and any other amounts due thereon, including a Libor break amount (if any), but, in any case, without any premium. If Northwest elects to replace such aircraft, it must do so no later than the Business Day next succeeding the 120th day after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to such aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the related indenture, as the case may be. Northwest is also required to provide to the relevant indenture trustee opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed for recordation and (ii) such indenture trustee will be entitled to receive the benefits of Section 1110 with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). If Northwest elects to pay to the applicable indenture trustee the outstanding principal amount of the Equipment Notes relating to such aircraft plus accrued and unpaid interest thereon, a Libor break amount (if any) and any other amounts due or elects to replace such aircraft but fails to do so within the time periods specified therefor, Northwest must make such payment not later than the Business Day next succeeding 120 days after the related Event of Loss. Upon the payment of the outstanding principal amount of the Equipment Notes issued with respect to such aircraft, together with all other amounts then due and unpaid with respect to such aircraft, which must be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon and a Libor break amount (if any) (but without any premium), the lien of the indenture relating to such aircraft will terminate with respect to such aircraft and the obligation of Northwest thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the indenture by Northwest will be deposited with the applicable indenture trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such aircraft will be distributed by such indenture trustee to Northwest, as the case may be. (Indentures, Sections 3.02 and 7.06(a))

        If an Event of Loss occurs with respect to an engine alone, Northwest will be required to replace such engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the engine being replaced (assuming that such engine had been maintained in accordance with the indenture). (Indentures, Section 7.06(b))

        An "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect thereto:

    (i)
    loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use;

    (ii)
    any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

    (iii)
    the theft, disappearance, confiscation, condemnation or seizure of, or requisition of title to or use of, such property (other than a requisition for use by the United States government or certain other specified governments of registry of the aircraft or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause (iii) (other than a requisition of title), loss of possession of such property for a period of more than 180 consecutive days or, in the case of a requisition of title, such requisition has not been reversed within 90 days;

    (iv)
    as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for 180 consecutive days, unless Northwest (or any lessee), prior to the expiration of such 180-day period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property, but in any event (subject to certain limitations) if such prohibition has continued for a period of three years; and

    (v)
    with respect to any engine, any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements or any event with respect to an engine that is deemed to be an Event of Loss will be an Event of Loss with respect to such engine.

        An Event of Loss with respect to an aircraft is deemed to have occurred if an Event of Loss occurs with respect to the airframe which is a part of such aircraft. (Indentures, Annex A)

DESCRIPTION OF THE DELAWARE TRUSTS AND THE BENEFICIAL INTERESTS

        The following summary describes terms that are material to a holder of Class D Certificates regarding the Delaware Trusts and the Series D-1 Beneficial Interests and the Series D-2 Beneficial Interests of each Delaware Trust and the Series D-3 Beneficial Interests of the Delaware Trust related to Series 2002-1 (collectively, the "Beneficial Interests"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the trust agreement for each Delaware Trust, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Purpose and Assets of the Delaware Trusts

        The Delaware Trust of Series 2001-1 (the "2001 Delaware Trust") was established in April 2002 to hold all of the Certificates of the Original Class D Trust (the "Original Class D Certificates") of Series 2001-1, which constitute the only trust property of the 2001 Delaware Trust. The Delaware Trust of Series 2002-1 (the "2002 Delaware Trust") was established in November 2002 to hold all of the Original Class D Certificates of Series 2002-1, which constitute the only trust property of the 2002 Delaware Trust.

        The sole purpose of each Delaware Trust is limited to:

  •
  acquiring and holding the applicable Original Class D Certificates;

  •
  issuing and giving effect to transfers of the Beneficial Interests;

  •
  in the case of the 2002 Delaware Trust, make contributions to the Original Class D Trust for the purchase of Series D Equipment Notes to be issued after the expected Exchange Date (the funds for which is required to be provided by Northwest);

  •
  distributing to holders of the Beneficial Interests any funds distributed to such Delaware Trust;

  •
  engaging in other activities that are necessary or suitable to accomplish the foregoing or are incidental to or connected with the foregoing; and

  •
  engaging in other activities as may be required in connection with conservation of the trust assets and the making of distributions on the Beneficial Interests.

        Wilmington Trust Company has been appointed as Owner Trustee under each Delaware Trust, with the authority to carry out the purposes of each Delaware Trust.

        The Delaware Trusts are required to maintain operations separate and apart from those of Northwest and its affiliates and to maintain the trust assets separate and apart from the assets of Northwest or any holder of the Beneficial Interests. In this regard, with respect to each Delaware Trust, neither Northwest nor any holder of the Beneficial Interests therein will have the right to:

  •
  revoke, dissolve or terminate such Delaware Trust;

  •
  direct the transfer of the trust assets;

  •
  call for any partition or division of the trust assets; or

  •
  commence any voluntary bankruptcy or similar proceeding with respect to such Delaware Trust without the consent of the Owner Trustee.

        In addition, the Delaware Trusts may not merge or consolidate with, or sell substantially all assets to, any person.

Distributions on Beneficial Interests

        With respect to each Delaware Trust, on each distribution date under the Original Class D Trust related to such Delaware Trust or on the date on which the Owner Trustee receives proceeds from the sale of trust assets, the Owner Trustee shall distribute any funds received by such Delaware Trust, after the payment of fees and expenses of such Delaware Trust, as follows:

  •
  to the holder of the Series D-1 Beneficial Interests, the Series D-1 Distributions for Series 2001-1 or Series 2002-1, as the case may be;

  •
  to the holder of the Series D-2 Beneficial Interests, the Series D-2 Distributions for Series 2001-1 or Series 2002-1, as the case may be;

  •
  in the case of the 2002 Delaware Trust, to the holder of the Series D-3 Beneficial Interests, the Series D-3 Distributions;

  •
  in the case of the 2001 Delaware Trust, if any amounts are deposited with such Delaware Trust that are neither Series D-1 Distributions nor Series D-2 Distributions, such amounts will be distributed to the holder of the Series D-2 Beneficial Interests; and

  •
  in the case of the 2002 Delaware Trust, if any amounts are deposited with such Delaware Trust that are neither Series D-1 Distributions nor Series D-2 Distributions nor Series D-3 Distributions, such amounts will be distributed to the holder of the Series D-3 Beneficial Interests.

        In the event that any withholding tax is imposed on the Delaware Trust's payments to the holders of the Beneficial Interests, such tax will reduce the amount otherwise distributable.

        "Series D-1 Distributions" means, with respect to each Delaware Trust:

  •
  in the case of any distribution date under the Original Class D Trust related to such Delaware Trust and on which the Series D-1 Principal Balance is greater than zero (before giving effect to any distribution hereunder on such distribution date),

  •
  with respect to Series 2001-1, the sum of (i) all interest distributable under the applicable Intercreditor Agreement received by the Delaware Trust on such distribution date, (ii) the lesser of (a) all principal distributable under the applicable Intercreditor Agreement received by the 2001 Delaware Trust on such distribution date and (b) the Series D-1 Principal Balance and (iii) the amount determined by multiplying (x) all amounts (excluding interest and principal) distributable under the applicable Intercreditor Agreement received by the 2001 Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-1 Principal Balance and the denominator of which will be the Principal Balance for all of the Beneficial Interests; and

  •
  with respect to Series 2002-1, the sum of (i) all interest distributable under the applicable Intercreditor Agreement received by the Delaware Trust on such distribution date multiplied by the Non-D-3 Interest Portion, (ii) the lesser of (a) all principal distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution date multiplied by the Non-D-3 Principal Portion and (b) the Series D-1 Principal Balance and (iii) the amount determined by multiplying (x) all amounts (excluding interest and principal) distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-1 Principal Balance and the denominator of which will be the Principal Balance for all of the Beneficial Interests; and

  •
  in the case of any distribution date on which proceeds from the liquidation of trust assets are received by the Owner Trustee, the amount of such proceeds multiplied by a fraction, the numerator of which will be the Series D-1 Principal Balance and the denominator of which will be the sum of the Principal Balance for all of the Beneficial Interests of the applicable Delaware Trust.

        "Series D-2 Distributions" means, with respect to each Delaware Trust:

  •
  in the case of any distribution date under the Original Class D Trust related to such Delaware Trust,

  •
  with respect to Series 2001-1, the sum of (i) all interest distributable under the applicable Intercreditor Agreement received by the Delaware Trust on such distribution date if the Series D-1 Principal Balance is zero on such distribution date, (ii) the principal distributable under the applicable Intercreditor Agreement received by the 2001 Delaware Trust on such distribution date minus the lesser of (a) all principal distributable under the applicable Intercreditor Agreement received by the 2001 Delaware Trust on such distribution date or (b) the Series D-1 Principal Balance and (iii) the amount determined by multiplying (x) all amounts (excluding interest and principal) distributable under the applicable Intercreditor Agreement received by the 2001 Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-2 Principal Balance and the denominator of which will be the Principal Balance for all of the Beneficial Interests; and

  •
  with respect to Series 2002-1, the sum of (i) all interest distributable under the applicable Intercreditor Agreement received by the Delaware Trust on such distribution date multiplied by the Non-D-3 Interest Portion if the Series D-1 Principal Balance is zero on such distribution date, (ii) the principal distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution date multiplied by the Non-D-3 Principal Portion minus the lesser of (a) all principal distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution date or (b) the Series D-1 Principal Balance and (iii) the amount determined by multiplying (x) all amounts (excluding interest and principal) distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-2 Principal Balance and the denominator of which will be the Principal Balance for all of the Beneficial Interests; and

  •
  in the case of any distribution date on which proceeds from the liquidation of trust assets are received by the Owner Trustee, the amount of such proceeds multiplied by a fraction, the numerator of which will be the Series D-2 Principal Balance and the denominator of which will be the sum of the Principal Balance for all of the Beneficial Interests.

        "Series D-3 Distributions" means, with respect to the 2002 Delaware Trust:

  •
  in the case of any distribution date under the Original Class D Trust related to the 2002 Delaware Trust, the sum of (i) all interest distributable under the applicable Intercreditor Agreement received by the Delaware Trust on such distribution date multiplied by a fraction obtained by subtracting the Non-D-3 Interest Portion from one, (ii) the principal distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution date multiplied by a fraction obtained by subtracting the Non-D-3 Principal Portion from one and (iii) the amount determined by multiplying (x) all amounts (excluding interest and principal) distributable under the applicable Intercreditor Agreement received by the 2002 Delaware Trust on such distribution date by (y) a fraction, the numerator of which will be the Series D-3 Principal Balance and the denominator of which will be the Principal Balance for all of the Beneficial Interests; and

  •
  in the case of any distribution date on which proceeds from the liquidation of trust assets are received by the Owner Trustee, the amount of such proceeds multiplied by a fraction, the numerator of which will be the Series D-3 Principal Balance and the denominator of which will be the sum of the Principal Balance for all of the Beneficial Interests.

        "Non-D-3 Interest Portion" means, with respect to the 2002 Delaware Trust, as of any distribution date, the fraction the numerator of which will be the aggregate Principal Balance of the Series D-1 Beneficial Interests and the Series D-2 Beneficial Interests in the 2002 Delaware Trust for such distribution date and the denominator of which will be the aggregate Principal Balance of all of the Beneficial Interests in the 2002 Delaware Trust for such distribution date, in each case determined before giving effect to any distributions to be made on such distribution date.

        "Non-D-3 Principal Portion" means, with respect to the 2002 Delaware Trust, as of any distribution date, the fraction (x) the numerator of which will be the difference between the Principal Balance of the Series D-1 Beneficial Interests and the Series D-2 Beneficial Interests for such distribution date and the Principal Balance of the Series D-1 Beneficial Interests and the Series D-2 Beneficial Interests calculated on the basis that all of the principal installments due and payable on any and all Junior Equipment Notes originally issued before the date of this prospectus on or prior to such distribution date have been paid and distributed to the holders of the Series D-1 Beneficial Interests and the Series D-2 Beneficial Interests and (y) the denominator of which will be the difference between the Principal Balance of all of the Beneficial Interests for such distribution date and the Principal Balance of all of the Beneficial Interests for such distribution date calculated on the basis that all of the principal installments due and payable on the Junior Equipment Notes on or prior to such distribution date have been paid and distributed to the holders of all of the Beneficial Interests.

        "Principal Balance" for each series of Beneficial Interests means, as of any distribution date: (i) in the case of Series D-1 for each Delaware Trust, the aggregate original amount of principal installments scheduled to be paid on or prior to April 1, 2009 (in the case of Series 2001-1) or February 20, 2009 (in the case of Series 2002-1) on any and all Junior Equipment Notes held by the related Original Class D Trust originally issued before the date of this prospectus minus the aggregate amount of principal distributed to the holder of the Series D-1 Beneficial Interests prior to such distribution date; (ii) in the case of Series D-2, the aggregate original amount of principal installments scheduled to be paid after April 1, 2009 (in the case of Series 2001-1) or February 20, 2009 (in the case of Series 2002-1) on any and all Junior Equipment Notes held by the related Original Class D Trust originally issued before the date of this prospectus minus the aggregate amount of principal distributed to the holders of the Series D-2 Beneficial Interests prior to such distribution date; and (iii) in the case of Series D-3 for the 2002 Delaware Trust, the aggregate original principal amount of any and all Junior Equipment Notes held by the related Original Class D Trust originally issued after the date of this prospectus minus the aggregate amount of principal distributed to the holder of the Series D-3 Beneficial Interests prior to such distribution date; provided that for the purpose of the definition of "Non-D-3 Principal Portion" the provisions of such definition will be further given effect, as appropriate.

Control

        If (i) the Original Class D Trustee requests direction from the Delaware Trust or the Delaware Trust is entitled to give direction to the Original Class D Trustee or (ii) the Delaware Trust is entitled to exercise any voting right with respect to the applicable Original Class D Trust, the Delaware Trust will direct the Original Class D Trustee or exercise such voting rights in accordance with the instructions of:

  •
  as long as there are any amounts to be distributed to the holder of the Series D-1 Beneficial Interests, the holder of the Series D-1 Beneficial Interests, and

  •
  thereafter, the holders of a majority in aggregate face amount of the Series D-2 Beneficial Interests.

        Accordingly, the 2003-1 Trustee will initially be entitled to give directions with respect to the exercise of remedies, if any, with respect to the Junior Equipment Notes of Series 2001-1 or Series 2002-1, as the case may be.

        In addition, the 2003-1 Trustee will initially have the right to cause the applicable Delaware Trust to exercise the rights of the holders of the Original Class D Certificates to purchase the Senior Certificates of Series 2001-1 or Series 2002-1, as the case may be, for the account of the 2003-1 Trust if one or more holders of the Class D Certificates elects to exercise such purchase rights.

Transfers of Beneficial Interests

        All of the Series D-1 Beneficial Interests in each Delaware Trust will be represented by one certificate, which will be held by the 2003-1 Trust. All of the Series D-3 Beneficial Interests will be represented by one certificate, which will be held by Northwest.

        The Series D-2 Beneficial Interests will be represented by multiple certificates, each in a face amount equal to the principal amount of the D-2 Secured Note secured by such certificate. Each such certificate will be initially issued to Northwest and pledged to the 2003-1 Trust.

        Beneficial Interests represented by any single certificate may only be sold or transferred in whole and not in part. Any sales or other transfers of Beneficial Interests must comply with applicable securities laws and, in any event, no such sales or transfers may be made (i) to any person other than a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or an affiliate of the applicable Delaware Trust, (ii) to any person that would require the Delaware Trust to be registered as an investment company under the Investment Company Act or (iii) to any employee benefit plans.

Termination

        Each Delaware Trust will dissolve upon the final receipt and distribution by the Owner Trustee of all moneys or other property or proceeds of the trust assets and neither Northwest nor any holder under such Trust will otherwise be entitled to dissolve, revoke or terminate such Delaware Trust. The bankruptcy, liquidation, dissolution, death or incapacity of Northwest or any holder of Beneficial Interests will not operate to terminate the Delaware Trust or to entitle Northwest or the legal representatives or heirs of any such holder to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Delaware Trust or the trust assets.

DESCRIPTION OF THE D-2 SECURED NOTES

        The following summary describes all material provisions of the D-2 Secured Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the D-2 Secured Notes, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

        The D-2 Secured Notes are full-recourse notes issued by Northwest. Each D-2 Secured Note is related to the principal installments payable after April 1, 2009 on a Junior Equipment Note of Series 2001-1 or after February 20, 2009 on a Junior Equipment Note of Series 2002-1 (other than the Junior Equipment Notes of Series 2002-1 issued after the expected Exchange Date) and is secured by the same principal amount of the Series D-2 Beneficial Interests in the applicable Delaware Trust that holds pass through certificates issued by trusts holding the Junior Equipment Notes of Series 2001-1 or Series 2002-1.

Principal and Interest Payments

        The D-2 Secured Notes accrue interest at a rate of 10.5% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest will be payable semiannually on April 1 or October 1 of each year, commencing on April 1, 2004. The entire principal amount of the D-2 Secured Notes will be due on April 1, 2009. If any date scheduled for a payment of principal, premium (if any) or interest with respect to the D-2 Secured Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

Redemption

        If a Junior Equipment Note related to a D-2 Secured Note is redeemed by Northwest (due to the occurrence of an Event of Loss with respect to the related aircraft or an optional redemption), a principal amount of such D-2 Secured Note equal to the principal installments payable on such Junior Equipment Note after April 1, 2009 (in the case of Series 2001-1) or after February 20, 2009 (in the case of Series 2002-1) will be redeemed at a price equal to the unpaid principal amount being redeemed, together with accrued interest thereon to, but not including, the date of redemption, on a Special Distribution Date. A prepayment premium will also be paid if the redemption of such Junior Equipment Note is pursuant to an optional redemption but will not be paid if the redemption is due to an Event of Loss.

        Any of the D-2 Secured Notes may be redeemed, in whole or in part, prior to maturity at any time at the option of Northwest at a price equal to the unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a prepayment premium.

        The prepayment premium will equal the following percentage of the principal amount repaid:

If redeemed during the year prior to the date indicated below	Prepayment Premium
April 1, 2004	5.25%
April 1, 2005	5.25%
April 1, 2006	5.25%
April 1, 2007	3.50%
April 1, 2008	1.75%
April 1, 2009	0.00%

Events of Default and Remedies

        The events of default for any D-2 Secured Note are:

  •
  the failure by Northwest to pay any interest or principal or premium (if any) when due, under such D-2 Secured Note that continues for more than 10 Business Days;

  •
  the occurrence and continuation of an Indenture Default with respect to any related Junior Equipment Note; or

  •
  the occurrence of certain events of bankruptcy, reorganization or insolvency of Northwest.

        There are no cross-default provisions in the D-2 Secured Notes. Consequently, events resulting in an event of default under any D-2 Secured Note may or may not result in an event of default occurring under any other D-2 Secured Note. If a D-2 Secured Note is in default and no other D-2 Secured Note is in default, no remedies will be exercisable under the remaining D-2 Secured Notes.

        The D-2 Secured Notes are not cross-collateralized. This means that any excess proceeds from the sale of a portion of Series D-2 Beneficial Interests securing a D-2 Secured Note or other exercise of remedies will not be available to cover any shortfall on any other D-2 Secured Note.

        If an event of default occurs and is continuing under a D-2 Secured Note, the holder of such D-2 Secured Note may declare the principal of such D-2 Secured Note immediately due and payable, together with all accrued but unpaid interest thereon (but without any premium). If an event of bankruptcy, reorganization or insolvency of Northwest occurs, the amounts payable on the D-2 Secured Notes will automatically become due and payable.

The Guaranty

        NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as obligor under the D-2 Secured Notes. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform the nonfinancial obligations. The guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest. However, if a liquidation, bankruptcy or reorganization of NWA Corp. also occurs, NWA Corp. may not be able to make payments or perform obligations under the guaranty.

DESCRIPTION OF INTERCREDITOR ARRANGEMENTS FOR THE PRIOR SERIES

        The following summary describes all material provisions of the Intercreditor Agreement for each Prior Series, as amended for the exchange offers (collectively, the "Intercreditor Agreements"), among the 2003-1 Trustee, or the Original Class D Trustee, the other Trustees relating to such Prior Series, the Liquidity Provider(s) and the Policy Provider (if applicable) relating to such Prior Series and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as subordination agent relating to such Prior Series (the "Subordination Agent"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreements and amendments to the Intercreditor Agreements, forms of which are filed as exhibits to this registration statement of which this prospectus is a part.

        Since previously established pass through trusts (each, an "Original Class D Trust") already hold Junior Equipment Notes in the case of Series 2001-1 (other than the Series E Equipment Note) and Series 2002-1, the trustee of each Original Class D Trust (each, an "Original Class D Trustee") will continue to remain a party to the applicable Intercreditor Agreement for the benefit of the applicable Delaware Trust, the sole certificateholder of such Original Class D Trust. In the case of each of the other Prior Series, the 2003-1 Trustee will become a party to the applicable Intercreditor Agreement for the benefit of the Class D Certificateholders and the Class X Certificateholder.

Intercreditor Rights

  Controlling Party

        With respect to any indenture at any given time, the indenture trustee under such indenture will be directed in taking, or refraining from taking, any action under such indenture or with respect to the Equipment Notes issued under such indenture by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such indenture (subject to the limitations described herein on the voting rights of holders of Junior Equipment Notes relating to Series 1999-2 and Series 2000-1 and the Series E Equipment Note), so long as no Indenture Default has occurred and is continuing under such indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes, except, in the case of Series 2000-1 and Series 2002-1, so long as the Final Distributions on the Senior Class One Certificates have not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the related Senior Class One Trustee with respect to the related Senior Series One Equipment Notes for such Prior Series.

        At any time an Indenture Default has occurred and is continuing under an indenture, the indenture trustee under such indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of the Primary Liquidity Provider, the Policy Provider (if applicable) and Senior Class One Certificateholders (in the case of Series 2000-1), reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)) See "Description of the Class D Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

        The "Controlling Party" with respect to a Prior Series will be:

  •
  in the case of Series 2000-1 or Series 2002-1, the Policy Provider of such Prior Series until payment of Final Distributions to holders of the Senior Class One Certificates and no obligations owing the Policy Provider remain outstanding, unless a Policy Provider Default has occurred and is continuing, in which case the Controlling Party will be the Senior Class One Trustee of such Prior Series until payment of Final Distributions to holders of the Senior Class One Certificates;

  •
  in the case of Series 1999-2, Series 2001-2 or Series 2001-1, the Senior Class One Trustee of such Prior Series, until payment of Final Distributions to holders of the Senior Class One Certificates;

  •
  upon payment of Final Distributions to the holders of the Senior Class One Certificates and, in the case of Series 2000-1 and Series 2002-1, unless a Policy Provider Default has occurred and is continuing, of any obligations to the Policy Provider, then the Senior Class Two Trustee of such Prior Series until payment of Final Distributions to the holders of the Senior Class Two Certificates;

  •
  in the case of Series 1999-2 or Series 2001-1, upon payment of Final Distributions to the holders of the Senior Class Two Certificates, the Senior Class Three Trustee of such Prior Series until payment of Final Distributions to the holders of the Senior Class Three Certificates;

  •
  upon payment of Final Distributions to the holders of the Senior Class One, Senior Class Two and Senior Class Three Certificates (if applicable), the 2003-1 Trustee on behalf of the Class D Certificateholders (or, in the case of Series 2001-1 or Series 2002-1, the Original Class D Trustee on behalf of the related Delaware Trust); and

  •
  under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider of such Prior Series with the greatest amount owed to it, or, in the case of Series 2000-1 and Series 2002-1, the Policy Provider of such Prior Series, each as discussed in the next paragraph.

        At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Primary Liquidity Facility has been drawn (for any reason other than a

Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Primary Cash Collateral Account to pay interest on the relevant class of Certificates or has been converted into a Final Drawing and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that if such acceleration occurs prior to March 31, 2004, the aggregate principal amount thereof exceeds $300,000,000, in the case of Series 2002-1), the Primary Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Primary Liquidity Provider has not defaulted in its obligation to make any advance under its Primary Liquidity Facility) will have the right to become the Controlling Party with respect to any indenture, provided that, in the case of Series 2000-1, if the Policy Provider amends or endorses the Policy to cover payments of all drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities (determined without regard to the availability of funds for the payment thereof by the Subordination Agent) and certain other conditions are met, or, in the case of Series 2000-1 and Series 2002-1, if the Policy Provider pays to each Primary Liquidity Provider all outstanding drawings and interest thereon owing to such Primary Liquidity Provider under such Primary Liquidity Facilities (as so determined) as of the end of such 18-month period, the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing and, in the case of Series 2002-1, the Policy Provider thereafter pays to the Primary Liquidity Providers with respect to the applicable Certificates all subsequent drawings, together with accrued interest thereon, under the related Primary Liquidity Facilities as and when such obligations become due (and, in the case of Series 2000-1 and Series 2002-1, if a Policy Provider Default has occurred and is continuing, the Primary Liquidity Provider with the highest amount of unreimbursed Liquidity Obligations, if it so elects, shall become the Controlling Party, or, in the case of Series 2000-1, if it does not so elect or if no such Liquidity Obligations remain outstanding, the Senior Class One Trustee shall become the Controlling Party).

        For purposes of giving effect to the rights of the Controlling Party for each Prior Series, the Trustees for such Prior Series and the 2003-1 Trustee (or, in the case of Series 2001-1 or Series 2002-1, the Original Class D Trustee) (other than the Controlling Party) have irrevocably agreed, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) are deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent of such Prior Series, as record holder of the Equipment Notes of such Prior Series, will exercise its voting rights in respect of such Equipment Notes as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes—Remedies."

        "Policy Provider Default" (for purposes of Series 2000-1 and Series 2002-1) means the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under either Policy in accordance with its terms and such failure remains unremedied for two business days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

        "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than, in the case of Series 2002-1, any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement for Series 2002-1). For purposes of calculating final distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such final distributions.

  Sale of Equipment Notes or Aircraft

        Upon the occurrence and during the continuation of any Indenture Default under any indenture, the Controlling Party for the related Prior Series will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such indenture or the related aircraft to any person. So long as, with respect to any Prior Series, any Certificates of such Prior Series or any Class D Certificates (or, in the case of Series 2001-1 or Series 2002-1, the certificates of the Original Class D Trust) are outstanding, during six months in the case of Series 2001-2, or nine months in the case of all other Prior Series, after the earlier of (x) the acceleration of the Equipment Notes under any indenture relating to such Prior Series or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee of such Prior Series and the 2003-1 Trustee (or, in the case of Series 2001-1 or Series 2002-1, the Original Class D Trustee) (other than the Trustee of any such Trust, all of the Certificates of which are held or beneficially owned by Northwest and/or its affiliates), no aircraft subject to the lien of such indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such Equipment Notes.

        "Minimum Sale Price" means, with respect to any aircraft or the Equipment Notes issued in respect of such aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Priority of Distributions

  Aggregate Outstanding Principal Balances of Prior Series

        The following table sets forth the outstanding principal balances for all Senior Equipment Notes (whether secured by leased aircraft or owned aircraft), Senior Equipment Notes secured by aircraft included in the 2003-1 Trust and Junior Equipment Notes issued under each Prior Series, in each case as of the expected Exchange Date and each 2003-1 Regular Distribution Date thereafter. Although the Junior Equipment Notes will be secured only by owned aircraft, under the Intercreditor Agreement applicable to each Prior Series, payments from all Equipment Notes issued under a Prior Series (other than the Series E Equipment Note), whether secured by owned or leased aircraft, will be distributed to Senior Certificates of such Prior Series before distribution to the 2003-1 Trustee or, in the case of Series 2001-1 or Series 2002-1, the original Class D trustee. Accordingly, you should consider the payments required on all Equipment Notes issued under each Prior Series in evaluating obligations that are senior to the Class D Certificates under such Prior Series.

	Series 1999-2			Series 2000-1
Date	Senior Equipment Notes (All Aircraft)	Senior Equipment Notes (All Aircraft included in the 2003-1 Trust)	Junior Equipment Notes	Senior Equipment Notes (All Aircraft)	Senior Equipment Notes (All Aircraft included in the 2003-1 Trust)	Junior Equipment Notes
Expected Exchange Date	$484,673,014	$43,324,850	$22,767,119	$471,672,160	$471,672,160	$195,461,872
April 1, 2004	466,476,423	41,837,735	22,767,119	462,939,609	462,939,609	195,461,872
October 1, 2004	461,090,666	41,310,280	22,767,119	455,267,031	455,267,031	195,461,872
April 1, 2005	439,738,430	39,610,327	22,767,119	447,012,744	447,012,744	195,461,872
October 1, 2005	434,852,488	39,082,872	22,767,119	439,559,284	439,559,284	195,461,872
April 1, 2006	413,483,014	37,199,580	22,767,119	431,549,387	431,549,387	195,461,872
October 1, 2006	408,852,570	36,672,126	22,767,119	421,649,772	421,649,772	195,461,872
April 1, 2007	387,632,429	35,014,298	22,767,119	413,212,102	413,212,102	195,461,872
October 1, 2007	383,001,985	34,486,844	22,767,119	403,068,467	403,068,467	195,461,872
April 1, 2008	364,413,552	32,959,352	22,767,119	388,482,693	388,482,693	195,461,872
October 1, 2008	359,783,109	32,431,898	22,767,119	380,533,577	380,533,577	195,461,872
April 1, 2009	339,947,509	31,008,948	—	374,460,592	374,460,592	—
	Series 2001-1			Series 2001-2
Date	Senior Equipment Notes (All Aircraft)	Senior Equipment Notes (All Aircraft included in the 2003-1 Trust)	Junior Equipment Notes(1)	Senior Equipment Notes (All Aircraft)	Senior Equipment Notes (All Aircraft included in the 2003-1 Trust)	Junior Equipment Notes
Expected Exchange Date	$541,963,949	$439,404,685	$90,673,755	$367,351,192	$367,351,192	$174,218,462
April 1, 2004	520,769,493	421,382,165	89,170,060	360,229,739	360,229,739	174,218,462
October 1, 2004	499,406,586	403,126,667	87,598,699	345,986,838	345,986,838	174,218,462
April 1, 2005	476,830,661	384,097,746	85,956,626	331,743,930	331,743,930	174,218,462
October 1, 2005	459,404,526	370,386,226	84,240,660	317,501,030	317,501,030	174,218,462
April 1, 2006	436,145,205	350,740,483	82,447,476	303,258,130	303,258,130	174,218,462
October 1, 2006	418,368,052	336,394,915	80,573,598	289,015,222	289,015,222	174,218,462
April 1, 2007	394,699,401	316,036,867	78,615,396	274,772,319	274,772,319	174,218,462
October 1, 2007	377,448,190	302,487,784	76,569,075	260,529,417	260,529,417	174,218,462
April 1, 2008	361,800,524	290,514,274	74,430,670	246,286,510	246,286,510	174,218,462
October 1, 2008	342,110,866	273,513,917	72,196,036	232,043,609	232,043,609	174,218,462
April 1, 2009	331,662,725	265,467,971	—	217,800,706	217,800,706	—

	Series 2002-1
Date	Senior Equipment Notes (All Aircraft)*	Senior Equipment Notes (All Aircraft included in the 2003-1 Trust)	Junior Equipment Notes(1)
Expected Exchange Date	$744,558,856	$585,746,045	$68,700,791
April 1, 2004	732,237,913	577,205,226	68,568,027
October 1, 2004	713,424,241	560,440,502	68,389,969
April 1, 2005	685,579,961	539,879,611	68,201,616
October 1, 2005	665,770,616	521,744,121	68,002,374
April 1, 2006	633,790,012	496,852,819	67,791,614
October 1, 2006	610,083,808	475,035,883	67,568,669
April 1, 2007	578,843,869	451,050,279	67,332,836
October 1, 2007	551,354,038	425,702,778	67,083,368
April 1, 2008	520,679,058	403,036,915	62,420,706
October 1, 2008	490,044,575	375,487,838	12,954,726
April 1, 2009	456,257,937	348,835,122	—

*
Includes all undelivered aircraft.

(1)
These Junior Equipment Notes are indirectly represented by $20.8 million and $56.0 million principal amount of Series D-1 Beneficial Interests and $26.4 million and $12.7 million principal amount of Series D-2 Beneficial Interests in the Delaware Trusts for Series 2001-1 and Series 2002-1, respectively. All of the principal of the D-2 Secured Notes secured by the Series D-2 Beneficial Interests will be due on April 1, 2009. All of the principal payment dates for the Series D-2 Beneficial Interests are scheduled after April 1, 2009 (in the case of Series 2001-1) and February 20, 2009 (in the case of Series 2002-1), resulting in an expected remaining weighted average life to maturity of 3.4 years from February 20, 2009. The Junior Equipment Notes to be issued in respect of any aircraft scheduled to be delivered after the date of this prospectus will be indirectly represented by Series D-3 Beneficial Interests, which will not be included in the assets of the 2003-1 Trust.

  Before a Triggering Event

        So long as no Triggering Event has occurred with respect to a Prior Series, the payments in respect of all Equipment Notes (including the Junior Equipment Notes but excluding the Series E Equipment Note, any payment on which will be made directly to the 2003-1 Trustee) issued under such Prior Series and certain other payments received on any Distribution Date for such Prior Series will be promptly distributed by the Subordination Agent for such Prior Series on such Distribution Date to the following parties in the following order of priority:

  •
  to the Primary Liquidity Provider for such Prior Series in respect of Liquidity Obligations (and/or to replenish any Primary Cash Collateral Account);

  •
  if applicable, in the case of Series 2001-2 and Series 2002-1, to the extent necessary to replenish ratably each Above-Cap Reserve Account for such Prior Series up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account);

  •
  to the Senior Class One Trustees of such Prior Series to the extent required to pay Expected Distributions on the Senior Class One Certificates;

  •
  if applicable, to the Policy Provider to the extent required to pay Policy Provider Obligations (certain portions of such payments may be paid with a higher or lower priority, but all such payments will be paid before payment to the 2003-1 Trustee or the Original Class D Trustee);

  •
  to the Senior Class Two Trustees of such Prior Series to the extent required to pay Expected Distributions on the Senior Class Two Certificates;

  •
  to the Senior Class Three Trustees of such Prior Series to the extent required to pay Expected Distributions on the Senior Class Three Certificates;

  •
  to the 2003-1 Trustee or, in the case of Series 2001-1 or Series 2002-1, to the Original Class D Trustee to the extent required to pay Expected Distributions on the certificates of the most junior class under such Prior Series;

  •
  to the Subordination Agent and each Trustee for the payment of certain fees and expenses; and

  •
  in the case of Series 2001-2 and Series 2002-1, if applicable, to the extent necessary to replenish ratably each Above-Cap Reserve Account for such Prior Series up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date.

        "Triggering Event" means (a) the occurrence of an Indenture Default under all of the indentures of a Prior Series resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (b) the acceleration of all of the outstanding Equipment Notes of a Prior Series (provided that, with respect to the period prior to March 31, 2004, such Equipment Notes have an aggregate principal balance in excess of $300,000,000, in the case of Series 2002-1) or (c) the occurrence of certain bankruptcy or insolvency events involving Northwest.

        "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Primary Liquidity Provider under the Primary Liquidity Facilities or certain other agreements with respect to the Prior Series.

        "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider but shall not include any interest on Policy drawings except, if the Primary Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing with respect to the applicable Senior Class One Certificates, interest on the portion of any Policy drawing made to cover the shortfall attributable to such failure by the Primary Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of six such Policy drawings in the case of Series 2002-1 and three such Policy drawings in the case of Series 2000-1. For the avoidance of doubt, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Provider.

        "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

  (A)
  the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

  (B)
  the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1)

        For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium or Libor break amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or Libor break amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

  After a Triggering Event

        Subject to the terms of the Intercreditor Agreements for the Prior Series, upon the occurrence of a Triggering Event with respect to a Prior Series and at all times thereafter, all funds received by the Subordination Agent for such Prior Series in respect of all Equipment Notes (including the Junior Equipment Notes but excluding the Series E Equipment Note, any payment on which will be made directly to the 2003-1 Trustee) issued under such Prior Series and certain other payments will be promptly distributed by the Subordination Agent to the following parties in the following order of priority:

  •
  to the Subordination Agent for such Prior Series, any Trustee of such Prior Series (including the 2003-1 Trustee), any Certificateholder of such Prior Series, the Policy Provider and the Primary Liquidity Providers for such Prior Series to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder, the Policy Provider or the Primary Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");

  •
  to the Primary Liquidity Provider for such Prior Series in respect of Liquidity Obligations and/or to replenish any Primary Cash Collateral Account relating to any Primary Liquidity Facility (less the amount of any repayments of interest drawings under such Primary Liquidity Facility while subclause (x) of this clause is applicable) unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes for such Prior Series are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing or (y) a Final Drawing has occurred under such Primary Liquidity Facility;

  •
  in the case of Series 2001-2 and Series 2002-1, if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes for such Prior Series are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish ratably each Above-Cap Reserve Account for such Prior Series up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date (less any amount then on deposit in the related Above-Cap Account);

  •
  to the Subordination Agent of such Prior Series, any Trustee of such Prior Series or any Certificateholder of such Prior Series to the extent required to pay certain fees, taxes, charges and other amounts payable;

  •
  to the Senior Class One Trustees of such Prior Series to the extent required to pay Adjusted Expected Distributions on the Senior Class One Certificates;

  •
  if applicable, to the Policy Provider to the extent required to pay Policy Provider Obligations (certain portions of such payments may be paid with a higher or lower priority, but all such payments will be paid before payment to the 2003-1 Trustee or the Original Class D Trustee);

  •
  to the Senior Class Two Trustees of such Prior Series to the extent required to pay Adjusted Expected Distributions on the Senior Class Two Certificates;

  •
  to the Senior Class Three Trustees of such Prior Series to the extent required to pay Adjusted Expected Distributions on the Senior Class Three Certificates;

  •
  to the 2003-1 Trustee or, in the case of Series 2001-1 or Series 2002-1, the Original Class D Trustee to the extent required to pay Adjusted Expected Distributions on the certificates of the most junior class under such Prior Series; and

  •
  in the case of Series 2001-2 and Series 2002-1, if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes for such Prior Series are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish ratably each Above-Cap Reserve Account for such Prior Series up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date.

        "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the deposits relating to such Trust) and (2) the greater of:

  (A)
  the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes except to the extent monies are received as a result of such acceleration) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

  (B)
  the amount of the excess, if any, of (i) the Pool Balance of such class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the deposits for such class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the deposits for such class of Certificates) other than, in the case of Series 2002-1, any portion of such deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement for Series 2002-1, over (ii) the Aggregate LTV Collateral Amount for such class of Certificates for the Current Distribution Date;

provided that, (x) until the date of the initial LTV Appraisals for all of the aircraft financed under such Prior Series, clause (B) will not apply and (y) clause (B) will not apply to the Class D Certificates or the certificates of the Original Class D Trust.

        For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium or Libor break amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or Libor break amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

        Since the Pool Balance of the Class D Certificates includes Junior Equipment Notes issued under all Prior Series but the calculation of "Expected Distributions" and "Adjusted Expected Distributions" relates only to a single Prior Series, these terms must be modified when applied to the Class D Certificates. Accordingly, for purposes of determining any distribution under any Prior Series to the 2003-1 Trustee, the terms "Expected Distributions" and "Adjusted Expected Distributions" will be changed as follows: (i) the original aggregate face amount of the Class D Certificates for purposes of such Prior Series shall be deemed to be the original aggregate principal amount of the Junior Equipment Notes relating to such Prior Series (other than the Series E Equipment Note), (ii) any reference in such definitions to "Equipment Notes" shall be deemed to refer to the Junior Equipment Notes relating to such Prior Series (other than the Series E Equipment Note), (iii) any reference in such definitions to the "Intercreditor Agreement applicable to such Certificates" shall be deemed to refer to the Intercreditor Agreement for such Prior Series and (iv) the Pool Balance of the Class D Certificates for purposes of such Prior Series shall be deemed to be the original aggregate principal amount of the Junior Equipment Notes relating to such Prior Series (other than the Series E Equipment Note) less the aggregate amount of all payments made in respect of the Class D Certificates under the Intercreditor Agreement for such Prior Series other than payments made under such Intercreditor Agreement in respect of interest, Libor break amount (if any), premium (if any) or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for the Class D Certificates as of any Distribution Date for purposes of determining Expected Distributions and Adjusted Expected Distributions under the Intercreditor Agreement for any Prior Series shall be computed after giving effect to payment of principal of the Junior Equipment Notes of such Prior Series (other than the Series E Equipment Note) or payment with respect to other Trust Property held in the 2003-1 Trust and the distribution thereof pursuant to such Intercreditor Agreement to be made on that date.

        "Aggregate LTV Collateral Amount" for any class of Certificates for the Prior Series for any Distribution Date means the amount, not less than zero, equal to the product of (i) the sum of the applicable LTV Collateral Amounts for each aircraft financed under such Prior Series, minus (ii) the Pool Balance for each class of Certificates, if any, senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class or classes and (iii)(a) in the case of Class A-1 or Class A-2 Certificates of Series 2001-1, a fraction the numerator of which equals the Pool Balance for the Class A-1 Certificates or the Class A-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class A-1 Certificates and the Class A-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such class of Certificates, (b) in the case of Class G-1 or Class G-2 Certificates of Series 2002-1, a fraction the numerator of which equals the Pool Balance for the Class G-1 Certificates or the Class G-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class G-1 Certificates and the Class G-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such class of Certificates, (c) in the case of the Class C-1 or Class C-2 Certificates of Series 2002-1, a fraction the numerator of which equals the Pool Balance for the Class C-1 Certificates or Class C-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balance for the Class C-1 Certificates and the Class C-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such class of Certificates, and (d) in the case of all other classes of Certificates of the Prior Series, 1.0.

        For each Prior Series, "LTV Collateral Amount" of any aircraft for any class of Certificates of such Prior Series means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such class of Certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event of Loss under and as defined in the relevant indenture, the amount of the insurance proceeds paid to the related indenture trustee in respect thereof to the extent then held by such indenture trustee (and/or on deposit in the Special Payments Account) or payable to such indenture trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

        For each Prior Series, "LTV Ratio" means, for each class of Certificates as of any date, the percentages set forth in the following table:

Prior Series	Senior Class One Certificates	Senior Class Two Certificates	Senior Class Three Certificates	Class D Certificates
1999-2	41.9%	55.9%	69.0%	N/A
2000-1	60.0	66.0	N/A	N/A
2001-1	42.0	54.0	66.0	75.0%
2001-2	36.3	66.5	N/A	N/A
2002-1	55.2	64.9	N/A	73.0

        "Appraised Current Market Value" of any aircraft financed under the relevant Prior Series means the lower of the average and the median of the most recent three LTV Appraisals of such aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such aircraft).

        "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

        "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

        Interest Drawings under each Primary Liquidity Facility, withdrawals from each Primary Cash Collateral Account, drawings under the Policy, withdrawals from any Above-Cap Account, in each case in respect of interest on the Certificates of the applicable Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and as otherwise described herein. All amounts on deposit in the Primary Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and, in the case of Series 1999-2, Series 2000-1 and Series 2001-1, all investment earnings on such amounts on deposit in the Primary Cash Collateral Account, will be deposited into the collection account for distribution according to the applicable priorities of distribution.

Voting of Equipment Notes

        In the event that the Subordination Agent for any Prior Series, as the registered holder of any Equipment Note under such Prior Series, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust of such Prior Series which holds such Series of Equipment Notes, except that, in the case of Series 2000-1 and Series 2002-1, so long as the Final Distribution on the Senior Class One Certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent for such Prior Series shall request directions from the Policy Provider rather than the Senior Class One Trustees with respect to the Equipment Notes held in such Trusts. The Trustee for such Prior Series in turn will request directions from Certificateholders of such Trusts. The Trustee of a Prior Series is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. If any Indenture Default shall have occurred and be continuing with respect to such indenture, the Subordination Agent of such Prior Series will exercise its voting rights as directed by the Controlling Party.

        The holders of the Junior Equipment Notes issued under Series 1999-2 and Series 2000-1 and the Series E Equipment Note will not have any voting rights under the indentures relating to such series except with respect to any amendment, supplement, waiver or modification requiring the consent of each holder of equipment notes affected thereby, including any delay in the timing of or any reduction of amount of payment in respect of such Junior Equipment Notes.

The Subordination Agent

        U.S. Bank National Association (as successor to State Street Bank and Trust Company) is the Subordination Agent under each Intercreditor Agreement. Northwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 1 Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

        The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider (in the case of Series 1999-2, Series 2000-1, Series 2001-1 and Series 2001-2) or Northwest (in the case of Series 2002-1) may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

DESCRIPTION OF THE LIQUIDITY FACILITIES AND THE POLICIES FOR THE PRIOR SERIES

        The following summary describes all terms that are material to a holder of Class D Certificates regarding the Liquidity Facilities for each class of Senior Certificates, the Policies for Senior Class One Certificates of Series 2000-1 and Series 2002-1 and certain provisions of the Intercreditor Agreements relating to the Liquidity Facilities and the Policies. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities, the Policies and the Intercreditor Agreements and the amendments to each Intercreditor Agreement to be executed in connection with the exchange offers, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

        The term "Liquidity Facilities" refers to the Primary Liquidity Facilities and the Above-Cap Liquidity Facilities.

        The Class D Certificates will not have the benefit of any Liquidity Facilities or any Policies. The Intercreditor Agreement and the Liquidity Facilities for each Prior Series provide that certain payments to the Liquidity Providers and the Policy Provider for such Prior Series be made prior to payments to the 2003-1 Trustee. See "Description of the Intercreditor Arrangements for the Prior Series—Priority of Distributions."

Primary Liquidity Facilities

        All the Senior Certificates of the Prior Series have Primary Liquidity Facilities. The Primary Liquidity Providers for each Prior Series have entered into separate revolving credit agreements with the Subordination Agents for such Prior Series (each, a "Primary Liquidity Facility") with respect to the Senior Certificates of each of the Trusts for such Prior Series. Under each Primary Liquidity Facility, the Primary Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on the related class of Certificates for the Prior Series when due, subject to certain limitations. The Primary Liquidity Facility for each Trust for the Prior Series, together with the amounts from the Above-Cap Facilities, if applicable, are expected to be sufficient to pay interest on the related class of Certificates on up to six consecutive quarterly or three consecutive semiannual Regular Distribution Dates (each without regard to any expected future payments of principal on such Certificates) at the respective Stated Interest Rates. If interest payment defaults occur that exceed the amount covered by and available under the Primary Liquidity Facility for any Trust of the Prior Series, and funds available from the related Above-Cap Facility, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds.

Drawings

        The aggregate amounts available under the Primary Liquidity Facilities on the date of this prospectus, together with certain information relating to margins payable under the Primary Liquidity Facilities, are listed in the table below:

			Margin for Drawings
Trust	Primary Liquidity Provider	Available Amount	Interest Drawings and Final Drawings	Downgrade Drawings and Non- Extension Drawings
1999-2A	Citibank, N.A.	$34,426,092	2.00%	N/A
1999-2B	Citibank, N.A.	$12,043,500	2.00%	N/A
1999-2C	Citibank, N.A.	$10,051,417	2.00%	N/A
2001-1A-1	Landesbank Hessen- Thuringen Girozentrale	$20,172,361	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)
2001-1A-2	Landesbank Hessen- Thuringen Girozentrale	$16,070,843	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)
2001-1B	Landesbank Hessen- Thuringen Girozentrale	$12,957,648	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)
2001-1C	Landesbank Hessen- Thuringen Girozentrale	$11,134,812	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)	1.50% (subject to an increase under certain circumstances up to a maximum of 2.00% per annum)
2000-1G	AIG Matched Funding Corp.	$52,437,756	2.25%	2.25%
2000-1C	AIG Matched Funding Corp.	$5,313,073	2.25%	2.25%
2001-2A	CDC Finance-CDC IXIS	$25,870,131	2.00%	2.00%
2001-2B	CDC Finance-CDC IXIS	$21,132,654	2.00%	2.00%
2002-1G-1	Westdeutsche Landesbank Girozentrale, New York branch	$80,004,501	2.50%	2.50%
2002-1G-2	Westdeutsche Landesbank Girozentrale, New York branch	$14,094,000	2.50%	2.50%
2002-1C-1	Westdeutsche Landesbank Girozentrale, New York branch	$12,405,556	2.50%	2.50%
2002-1C-2	Westdeutsche Landesbank Girozentrale, New York branch	$7,571,561	2.50%	2.50%

        Except as otherwise provided below, the Primary Liquidity Facility for each Trust for the Prior Series will enable the related Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Primary Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Primary Liquidity Facility.

        "Maximum Available Commitment" at any time under each Primary Liquidity Facility is an amount equal to the then Required Amount of such Primary Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Primary Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Primary Liquidity Facility, the Maximum Available Commitment under such Primary Liquidity Facility will be zero.

        "Required Amount" means, for a Primary Liquidity Facility, on any day for any applicable Trust, the sum of the aggregate amount of interest, calculated for each relevant period, at the rate per annum equal to the Stated Interest Rate or the Capped Interest Rate, as applicable, that would be payable on the applicable Certificates on each of the three successive semiannual or the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual or five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the applicable class of Certificates on such day and without regard to expected future payments of principal on such class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Primary Liquidity Facility for the Senior Class One Certificates of Series 2000-1 or Series 2002-1 shall, in the event of any Policy Provider Election with respect to such class, be deemed to be reduced by an amount (if positive) by which (a) the outstanding principal balance of each Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note.

        "Capped Interest Rate" for the Class G-1 and Class C-1 Certificates of Series 2002-1 is equal to 10.75% per annum and 14.50% per annum, respectively. The "Capped Interest Rate" for the Class A and Class B Certificates of Series 2001-2 is equal to the Capped LIBOR for such date plus 0.48% per annum, and 0.80% per annum plus an additional margin that may become applicable under certain circumstances, respectively.

        "Capped LIBOR" will be 10% per annum for Series 2002-1. "Capped LIBOR" for Series 2001-2 will increase over time from 7.8% per annum, through the interest period beginning on November 6, 2003, to 19.0% per annum, for the interest periods beginning on or after February 6, 2013.

        The Primary Liquidity Facility for any Trust will not provide for drawings thereunder to pay for principal of or premium on or Libor break amount, if any, with respect to the Certificates of such Trust or any interest on the Certificates of such class in an amount exceeding six full quarterly installments of interest at the Capped Interest Rate or three full semiannual installments of interest at the Stated Interest Rate, as the case may be, or principal of or interest or premium on or Libor break amount, if any, with respect to the Certificates of any other Trust.

        Each payment by the Primary Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Primary Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Primary Liquidity Facility, upon reimbursement of the Primary Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Primary Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Primary Liquidity Facility; provided, however, that such Primary Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes issued under the related Prior Series are Performing Equipment Notes. In the case of Series 2002-1, any amounts paid by the Policy Provider to a Primary Liquidity Provider as described in "Description of the Intercreditor Arrangements for the Prior Series—Intercreditor Rights—Controlling Party" will not reinstate the related Primary Liquidity Provider, but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the related Primary Liquidity

Facility to the extent of such reimbursement unless (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes issued under the related Prior Series are Performing Equipment Notes. With respect to any other drawings under a Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Available Commitment of the Primary Liquidity Facility for such Trust will be automatically adjusted from time to time to an amount equal to the Required Amount for such Trust.

        "Performing Equipment Note" means an Equipment Note issued pursuant to an indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Northwest under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration until the expiration of the applicable period, (b) any payment default occurring after the date of the order of relief in such proceeding but during the Section 1110 Period will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period, (c) in the case of Series 2000-1, Series 2001-1, Series 2001-2 and Series 2002-1, any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the indenture and (d) in the case of Series 1999-2, Series 2000-1 and Series 2001-1, clause (a) above will not apply during the Section 1110 Period if the trustee in such proceeding or Northwest refuses to assume or agree to perform its obligations under the indenture related to such Equipment Note.

        In the event of certain ratings downgrades of the Primary Liquidity Provider, certain failures to extend the Primary Liquidity Facility upon its expiration or upon the receipt by the Subordination Agent of a Termination Notice, the Subordination Agent will draw the then Maximum Available Commitment under such Primary Liquidity Facility (a "Downgrade Drawing", "Non-Extension Drawing" or "Final Drawing," respectively). The Subordination Agent will deposit the proceeds of such drawing in a cash collateral account (the "Primary Cash Collateral Account") and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Primary Liquidity Facility would be used.

Reimbursement of Drawings

        The Subordination Agent for each Prior Series must reimburse amounts drawn under any related Primary Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that such Subordination Agent has funds available therefor.

  Interest Drawings and Final Drawings

        Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day thereafter, or in the case of Series 1999-2, the third business day following the applicable Primary Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus the applicable margin specified in the table under "—Drawings". Thereafter, interest will accrue at the Liquidity Facility LIBOR for the applicable interest period plus such margin per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus such margin per annum on the last day of an interest period for such drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Liquidity Facility LIBOR for the applicable interest period plus the applicable margin per annum.

        "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Primary Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (0.25%) per annum.

        "Liquidity Facility LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Primary Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.

  Downgrade Drawings and Non-Extension Drawings

        The amount drawn under any Primary Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

  •
  Such amount will be released on any Distribution Date to the applicable Primary Liquidity Provider to the extent that such amount exceeds the Required Amount.

  •
  Any portion of such amount withdrawn from the Primary Cash Collateral Account for the applicable Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

  •
  The balance of such amount will be invested in certain investments.

        Any Downgrade Drawing or Non-Extension Drawing, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest as follows:

  •
  in the case of Series 1999-2, equal to the earnings, if any, on funds on deposit in the Primary Cash Collateral Account.

  •
  in the case of Series 2000-1 and Series 2001-1, (x) in the case of a Downgrade Drawing (or Non-Extension Drawing, for Series 2000-1) (i) at the Base Rate with respect to the period from the date of such drawing to (but excluding) the third business day thereafter, (ii) from and after such third business day, subject to clause (z) below, at a rate equal to the Liquidity Facility LIBOR for the applicable interest period (and will continue to be subject to payment of a commitment fee on the amount of such drawing), (y) in the case of a Non-Extension Drawing for Series 2001-1, subject to clause (z) below, in an amount equal to investment earnings on amounts deposited in the Primary Cash Collateral Account (and will continue to be subject to payment of a commitment fee on the amount of such Non-Extension Drawings), and (z) from and after the date, if any, on which such drawing is converted into a Final Drawing as described under "—Liquidity Events of Default", at a rate equal to the Liquidity Facility LIBOR for the applicable interest period or the Base Rate plus the applicable margin per annum.

  •
  in the case of Series 2001-2, (x) subject to clause (y) below, in an amount equal to investment earnings on amounts deposited in the Primary Cash Collateral Account (and will continue to be subject to payment of a commitment fee on the amount of such Downgrade Drawing or Non-Extension Drawing) and (y) from and after the date, if any, on which such Downgrade or Non-Extension Drawing is converted into a Final Drawing at a rate equal to the Liquidity Facility LIBOR for the applicable interest period or the Base Rate plus the applicable margin per annum.

  •
  in the case of Series 2002-1, (i) at the Base Rate with respect to the period from the date of such drawing to (but excluding) the third business day thereafter, (ii) from and after such third business day, at a rate equal to the Liquidity Facility LIBOR for the applicable interest period (and will continue to be subject to payment of a commitment fee on the amount of such Downgrade Drawing or Non-Extension Drawing), and (iii) from and after the date, if any, on which such Downgrade or Non-Extension Drawing is converted into a Final Drawing as described under "—Liquidity Events of Default", at a rate equal to the Liquidity Facility LIBOR for the applicable interest period or the Base Rate plus the applicable margin.

Liquidity Events of Default

        Events of Default under each Primary Liquidity Facility (each, a "Primary Liquidity Event of Default") will consist of:

  •
  The acceleration of all the Equipment Notes issued under the related Prior Series (provided that if such acceleration occurs during the period prior to March 31, 2004, the aggregate principal amount thereof exceeds $300,000,000, in the case of Series 2002-1).

  •
  Certain bankruptcy or similar events involving Northwest.

        If any Primary Liquidity Event of Default under any Primary Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes issued under the related Prior Series are Performing Equipment Notes, the applicable Primary Liquidity Provider may, in its discretion, give a notice of termination of such Primary Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

  •
  The related Primary Liquidity Facility will expire on the fifth business day after the date on which such Termination Notice is received by the Subordination Agent.

  •
  The Subordination Agent will promptly request, and the applicable Primary Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

  •
  Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Primary Liquidity Facility.

  •
  All amounts owing to the applicable Primary Liquidity Provider automatically will be accelerated.

        Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Arrangements for the Prior Series—Priority of Distributions." Upon the circumstances described above under "Description of the Intercreditor Arrangements for the Prior Series—Intercreditor Rights—Controlling Party," a Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the indentures for such Prior Series.

Above-Cap Liquidity Facilities

        In the case of each Trust of a Prior Series which pays a floating rate of interest (the Class G-1 Trust and the Class C-1 Trust for Series 2002-1 and the Class A Trust and Class B Trust for Series 2001-2), the Subordination Agents and the Above-Cap Liquidity Providers have entered into irrevocable interest rate cap agreements (each, an "Above-Cap Liquidity Facility") with respect to such Trusts. The initial Above-Cap Liquidity Provider for Series 2002-1 is Credit Suisse First Boston International, and the initial Above-Cap Liquidity Provider for Series 2001-2 is CDC Financial Products Inc. The obligations of CDC Financial Products Inc. are guaranteed by CDC Finance-CDC IXIS (the "Above-Cap Liquidity Guarantor").

        The Above-Cap Liquidity Provider will make payments on any Distribution Date if (i) after giving effect to the provisions of the applicable Intercreditor Agreement (but without regard to drawings under the related Primary Liquidity Facility or withdrawals from the related Primary Cash Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on the applicable class of Certificates and (ii) the then effective LIBOR exceeds the Capped LIBOR, in an amount (an "Above-Cap Payment") equal to (regardless of whether any portion of such amount has been or is being funded by the relevant Primary Liquidity Provider as an Interest Drawing) the product of (x) the excess of LIBOR over the Capped LIBOR, multiplied by (y) the Pool Balance of the applicable class of Certificates, multiplied by (z) actual days elapsed in the applicable interest period divided by 360.

        Amounts available under the Above-Cap Liquidity Facility, together with the maximum amount of Interest Drawings available under the related Primary Liquidity Facility, are expected to be sufficient to pay interest (calculated at the Stated Interest Rate for such class of Certificates) on the related class of Certificates on up to six consecutive quarterly Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates).

        An Above-Cap Payment under the relevant Above-Cap Liquidity Facility will be made to the Subordination Agent, which will immediately deposit such Above-Cap Payment into the related Above-Cap Account to be available for withdrawals.

        Each Above-Cap Liquidity Facility will be available to make payments only as long as the related Primary Liquidity Facility is available to be drawn or there are amounts available to be withdrawn in the related Primary Cash Collateral Account or the Above-Cap Account.

        The Above-Cap Liquidity Facilities do not provide for payments thereunder to pay, directly or indirectly, principal of or Libor break amount or premium on the Certificates of such class or principal of or interest or Libor break amount or premium on the Certificates of any other class. (Intercreditor Agreement, Section 3.6.) The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payment.

        Each Above-Cap Liquidity Facility may be terminated or replaced upon the occurrence of certain specified events, including if the short-term unsecured debt rating of an Above-Cap Liquidity Provider or the Above-Cap Liquidity Guarantor (in the case of Series 2001-2) is lower than specified ratings for the relevant class of the Prior Series, and upon the occurrence of any such event, the Above-Cap Liquidity Provider will pay to the Subordination Agent for deposit into a reserve account (each, an "Above-Cap Reserve Account") for the benefit of the related class of Certificates an amount in cash (the "Above-Cap Reserve Amount") equal to the product of:

  •
  1.528, multiplied by

  •
  20.75%, in the case of Series 2001-2, or 20.00% in the case of Series 2002-1, per annum minus Capped LIBOR, multiplied by

  •
  the Pool Balance of the applicable class of Certificates,

plus all other unpaid amounts then due under such Above-Cap Liquidity Facility.

The Policies

        MBIA Insurance Corporation (the "Policy Provider") has issued financial guarantee insurance policies (each, a "Policy") in favor of the Subordination Agent for the benefit of the holders of the Senior Class One Certificates of Series 2000-1 and Series 2002-1. The Policies do not cover any amounts payable on any other class of Certificates, including the Class D Certificates.

        The Policies also do not cover (i) shortfalls, if any, attributable to the liability of the applicable Trusts and Trustees and the Subordination Agent for withholding taxes, if any, (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to the applicable Certificates, or (iii) any failure of the Subordination Agent or the Trustee of such Trust to make any payment due to the holders of the applicable Certificates from funds received. The Policy Provider is subrogated to all of the rights of the holders of the applicable Senior Class One Certificates to payment on such Certificates to the extent of the payments made under the related Policy.

        The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy for the relevant class of Certificates under the following five circumstances:

  Interest Drawings

        If, on any Regular Distribution Date (other than the Final Legal Distribution Date) for the applicable Certificates, after giving effect to the Intercreditor Agreement and the Liquidity Facilities, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the applicable Certificates at the applicable Stated Interest Rate and the Subordination Agent is to request a drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such interest.

  Proceeds Deficiency Drawing

        If, except as provided under "—No Proceeds Drawing" below, the Subordination Agent receives a Special Payment consisting of proceeds of the disposition of any defaulted Senior Series One Equipment Note or the related Trust Indenture Estate or Collateral under (and as defined in) the related indenture, the Policy Provider will pay, after giving effect to the application of any disposition proceeds and drawings from the Senior Class One Primary Liquidity Facilities, the Senior Class One Primary Cash Collateral Accounts and, in the case of Series 2002-1, drawings from the Above-Cap Account, (if applicable), the amount, if any, required to reduce the Pool Balance of the applicable class of Certificates by an amount equal to the outstanding principal amount of such Defaulted Senior Series One Equipment Note (less the amount of any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Senior Series One Equipment Note, in the case of Series 2002-1) plus accrued and unpaid interest from the immediately preceding Regular Distribution Date on the amount of such reduction.

  No Proceeds Drawing

        On the first business day (which shall be a Special Distribution Date) that is 21 months, in the case of Series 2002-1, and 18 months in the case of Series 2000-1, after the last date on which full payment was made on a related Senior Series One Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if there has not previously been a Proceeds Deficiency Drawing as described in the preceding paragraph with respect to such Equipment Note, then on that Special Distribution Date the Subordination Agent will request a drawing under the Policy in an amount equal to the then outstanding principal amount of such Defaulted Senior Series One

Equipment Note plus accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date. The Subordination Agent is to give prompt notice to each Trustee, the Liquidity Providers and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy in respect of the Defaulted Senior Series One Equipment Note except for an Avoidance Drawing as described below.

        Notwithstanding the foregoing, at the end of any such 21-month period, in the case of Series 2002-1, or 18-month period, in the case of Series 2000-1, the Policy Provider may, so long as no Policy Provider Default shall have occurred and be continuing, elect (the "Policy Provider Election") instead to pay

  •
  on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Senior Series One Equipment Note (without regard to the acceleration thereof) during such 21-month or 18-month period, as applicable (after giving effect to the application of funds received from the related Liquidity Facilities and Primary Cash Collateral Account with respect to such interest) and

  •
  thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the Defaulted Senior Series One Equipment Note on the related payment date (without regard to any acceleration thereof or any funds available under any Liquidity Facilities or the Primary Cash Collateral Account), until the establishment of an Election Distribution Date or a Special Distribution Date.

        Following a Policy Provider Election, on any business day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to the Subordination Agent, the Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing under the related Policy for an amount equal to the then outstanding principal balance of the applicable Defaulted Senior Series One Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Senior Series One Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date.

        Further, after a Policy Provider Election, following the occurrence and continuation of a Policy Provider Default or sale or other disposition of Defaulted Senior Series One Equipment Notes or its underlying collateral in the case of Series 2000-1, the Subordination Agent shall be required on a business day specified by the Subordination Agent upon 20 days' notice to the Policy Provider (such specified business day, an "Election Distribution Date," which shall be a Special Distribution Date), to make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Senior Series One Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate or Capped Interest Rate for the Certificates, as applicable, from the immediately preceding Regular Distribution Date to such Election Distribution Date.

        Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the 21-month period or 18-month period, as the case may be, endorse the related Policy (if not already endorsed to so provide) to provide for the payment to the Primary Liquidity Provider interest accruing on the outstanding drawings of the related Primary Liquidity Facilities from and after the end of such 21-month period or 18-month period, as the case may be, as and when such interest becomes due in accordance with such Primary Liquidity Facilities.

  Final Policy Drawing

        If on the Final Legal Distribution Date of the applicable Certificates, after giving effect to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium or Libor break amount) on such Certificates, the Subordination Agent shall request a drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium or Libor break amount) on such Certificates.

  Avoidance Drawing

        If at any time the Subordination Agent has actual knowledge of the issuance of any order referred to in the definition of "Preference Amount" prior to the expiration of the Policy, the Subordination Agent is to give prompt notice to each applicable Trustee, each Liquidity Provider and the Policy Provider of such order and establish as a Special Distribution Date the date that is the earlier of the third business day that immediately precedes the expiration of such Policy and the business day that immediately follows the 25th day after that notice. With respect to that Special Distribution Date, the Subordination Agent is to request a drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by such Policy with respect to such order.

        "Preference Amount" means any amount paid or required to be paid in respect of the Certificates issued by an applicable Trust to a Certificateholder that is voided under any applicable bankruptcy, insolvency, receivership or similar law in an insolvency proceeding and, as a result, the Trustee for such Trust, the Subordination Agent or any holder of Certificates issued by such Trust (as the case may be) is required to return all or any portion of such voided payment (including any disgorgement from the holders of the Certificates issued by such Trust resulting from an insolvency proceeding whether such disgorgement is determined by a theory of preferential conveyance or otherwise) in accordance with a final, nonappealable order of a court of competent jurisdiction.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

        The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the principal U.S. federal income tax consequences associated with the exchange offers and the ownership and disposition of the Class D Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Class D Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations or partnerships (including entities treated as such for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source or trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the Class D Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Class D Certificates as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction or holders that have a "functional currency" (as defined in Section 985 of the Code) other than the U.S. dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Class D Certificates as part of the initial exchange offers or a Subsequent Exchange. This discussion does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

        This discussion is based upon the tax laws of the United States Internal Revenue Code of 1986, as amended (referred to herein as the "Code"), final, temporary and proposed Treasury rules and regulations as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors are advised that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. We recommend that prospective investors consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the exchange and the ownership and disposition of the Class D Certificates.

Taxation of the Exchange

        The tax treatment of a U.S. Person's exchange of Outstanding Securities for Class D Certificates pursuant to the exchange offers will depend on whether such exchange is treated as a "recapitalization" as provided in Section 368(a)(1)(E) of the Code. The exchange will be treated as a recapitalization only if both the Outstanding Securities and the Trust Property Notes constitute "securities" of the Company as such term is used for the purpose of reorganization provisions of the Code. This, in turn, depends upon facts and circumstances surrounding the origin and nature of the debt instruments. Normally, a debt instrument with a maturity or weighted average life of 5 years or less is not considered a "security" and a debt instrument with a term and weighted average life of 10 or more years is considered a "security." All of the Trust Property Notes have a term in excess of 5 years, although the weighted average life of some of the Trust Property Notes is less than 5 years. The 8.375% Notes and the 7 5/8% Notes both had an original term of seven years, while the 8.52% Notes and the 8.875% Notes both had an original term of exactly five years. In light of the above, it is more likely than not that an exchange pursuant to the initial exchange offers will qualify as a recapitalization, at least with respect to U.S. Persons that surrender in the initial exchange offers Outstanding Securities that had an original term in excess of 5 years. Whether a Subsequent Exchange constitutes a recapitalization and the extent of any gain recognized in such a Subsequent Exchange will depend upon the remaining term of the Class D Certificates issued in such Subsequent Exchange and the actual terms of such Subsequent

Exchange. Any Class D Certificates not exchanged for Outstanding Securities as of the Exchange Date will be retained by Northwest. From time to time thereafter Northwest may elect to offer to exchange some or all of such Class D Certificates for other Outstanding Securities. (See "Plan of Distribution after the Exchange Offers.") The pro-rata portion of the Trust Property Notes relating to Class D Certificates retained by Northwest will not be treated as issued or outstanding for U.S. federal income tax purposes. Accordingly, the term of some or all of the Trust Property Notes consequentially relating to Class D Certificates delivered in Subsequent Exchanges may be less than 5 years and such Trust Property Notes may not be "securities." If some, but not all, of the Trust Property Notes constitute "securities", the Subsequent Exchange will be treated as a recapitalization with the Trust Property Notes that do not qualify as securities being treated as "boot" as described below. If none of the Trust Property Notes relating to Class D Certificates delivered in such a Subsequent Exchange are "securities", such Subsequent Exchange will not constitute a recapitalization.

        If an exchange constitutes a recapitalization, a U.S. Person would not recognize a taxable loss on the exchange and would recognize taxable gain to the extent that the aggregate principal amount of the Trust Property Notes that are "securities" represented by the Class D Certificates received in the exchange by such U.S. Person exceeds the principal amount of the Outstanding Securities exchanged therefor. It is not entirely clear for this purpose that "principal amount" means "stated principal amount." Alternatively, it would mean the "issue price" as described below. The amount of the gain recognized by a U.S. Person in the exchange will be the lesser of (i) the aggregate fair market value of the excess principal amount of Trust Property Notes that are "securities," plus the aggregate fair market value of Trust Property Notes, if any, that do not constitute "securities", the cash contributed by Northwest and the fair market value of any property other than Trust Property Notes held by the 2003-1 Trust at the time of the exchange (other than assets allocated to the Class X Certificates) (such cash and other assets referred to herein as "Other Assets") represented by Class D Certificates received by such U.S. Person ("boot") or (ii) such U.S. Person's realized gain on the exchange as described in the next paragraph. A U.S. Person's initial tax basis in Trust Property Notes treated as securities would be equal to its adjusted tax basis in the Outstanding Securities immediately before the exchange, increased by the amount of gain recognized by such U.S. Person in the exchange and decreased by the fair market value of boot received in the exchange, and the holding period for such Trust Property Notes would include the period during which such holder held the Outstanding Securities surrendered in the exchange. The initial tax basis of any Trust Property Notes that are securities in excess of the principal amount of securities exchanged therefor or that are not securities and of the Other Assets received in the exchange would be their issue price or fair market value as described in the succeeding paragraph.

        If an exchange does not qualify as a recapitalization, the exchange would be a taxable transaction for a U.S. Person that exchanges Outstanding Securities for Class D Certificates. In such case, each U.S. Person exchanging Outstanding Securities for Class D Certificates on the Exchange Date would realize and recognize capital gain or loss equal to the difference between (i) the aggregate issue prices of the Trust Property Notes and the fair market value of Other Assets represented by the Class D Certificates received in the exchange and (ii) such U.S. Person's adjusted tax basis in the Outstanding Securities exchanged therefor. The aggregate issue prices of the Trust Property Notes represented by a Class D Certificate would be the fair market value of such Class D Certificate on the date of the exchange less the fair market value of Other Assets if the Class D Certificates are treated as "publicly traded" within the meaning of Section 1273 (b)(3) of the Code. If the Class D Certificates are not publicly traded, then the aggregate issue prices of the Trust Property Notes represented by a Class D Certificate would equal the trading price of the Outstanding Securities surrendered in the exchange at the time of the consummation of the exchange offers less the fair market value of Other Assets. The issue price of each Trust Property Note would be a proportionate part of the aggregate issue prices of the Trust Property Notes based on the relative fair market values of the Trust Property Notes, which would be approximately in proportion to their outstanding principal amounts. A U.S. Person's adjusted tax basis in an Outstanding Security equals the price paid for that security, increased by the amount of any market discount previously included in income by such holder and reduced (but not below zero) (i) by any amortized bond premium allowable as a deduction with respect to the security and (ii) payments received by such person on the security prior to the exchange (other than interest payments). Each exchanging holder's initial tax basis in the Class D Certificates received in a taxable exchange would be equal to the sum of the aggregate issue prices of the Trust Property Notes plus the fair market value of Other Assets represented by such Class D Certificates and its holding period would begin on the day after the exchange offers are consummated.

        Any gain recognized on the exchange of Outstanding Securities would be treated as ordinary income to the extent of any accrued market discount on the exchanged Outstanding Securities, unless such holder has elected to include such market discount into income as it accrues. Market discount arises when an Outstanding Security is acquired after its original issuance for an amount less than the stated redemption price of the Outstanding Security.

        We recommend that each U.S. Person consult its own tax advisor regarding the particular tax consequences to that U.S. Person of the exchange.

        U.S. Persons that recognize a loss on the exchange may be required to make certain disclosures with respect to such loss on their income tax returns. See "Tax Return Disclosure for 'Reportable Transactions' ".

        Payments of accrued and unpaid interest on the Outstanding Certificates surrendered in the initial exchange will be made to record holders of such Outstanding Certificates on the Exchange Date. Such accrued and unpaid interest will be taxable to holders of Outstanding Securities in accordance with their method of accounting for United States federal income tax purposes.

Tax Status of the Class D Trust

        In the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to Northwest, the 2003-1 Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to U.S. federal income tax. The 2003-1 Trust will file U.S. federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If the 2003-1 Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft LLP, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. However, in the case of a Subsequent Exchange, if the 2003-1 Trust were treated as a partnership for U.S. federal income tax purposes, the Subsequent Exchange would not constitute a "recapitalization" for federal income tax purposes. See "Taxation of Certificateholders—Trust Classified as Partnership" below. The remainder of this discussion describes the consequences of the treatment of the 2003-1 Trust as a grantor trust. We recommend that certificateholders who are not U.S. Persons consult their own tax advisors as to the suitability to them of exchanging Outstanding Securities for the Class D Certificates.

Taxation of Certificateholders

  General

        A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Trust Property Notes and any other property held by the 2003-1 Trust other than the assets of the Trust allocable to Class X Certificates. Accordingly, each U.S. Certificateholder's share of stated interest paid on the Trust Property Notes will be taxable as ordinary income, as it is paid to, or accrued by, the 2003-1 Trust, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes. U.S. Certificateholder's will also be treated as receiving their pro rata share of the investment income of the Trust (other than investment income relating to Excess Interest).

        Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the 2003-1 Trust as provided in Section 162 or 212 of the Code, including investment income of the Trust (other than investment income relating to Excess Interest) which is paid to Northwest in consideration for Northwest's agreement to perform certain administrative services and Northwest's agreement to pay trustee fees and certain other expenses of the transaction. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees and expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

  Original Issue Discount

        Trust Property Notes may be issued with original issue discount ("OID") for U.S. federal income tax purposes regardless of whether the exchange constitutes a recapitalization. The amount of OID with respect to a Trust Property Note will be the excess of the stated redemption price at maturity ("SRPM") of such Trust Property Note over the issue price of such note as determined above under "Taxation of the Exchange". The SRPM of a Trust Property Note will equal its stated principal amount less, in the case of Trust Property Notes relating to Series 1999-2, 2001-2 and 2001-1, a proportionate share of Northwest's initial cash deposits. Each U.S. Certificateholder must include in gross income its pro-rata share of the portion of the aggregate of the OID on each Trust Property Note that accrues each day that the Class D Certificate is held, calculated under a constant yield method, regardless of the U.S. Certificateholder's method of accounting and without regard to the timing of actual payments. The amount of OID with respect to Trust Property Notes represented by Class D Certificates received by U.S. Persons in a Subsequent Exchange may differ from OID with respect to Trust Property Notes treated as issued in the initial exchange offers depending upon the issue price of such Trust Property Notes at the time of such Subsequent Exchange and the exchange ratio. (See "Effect of Subsequent Exchanges on Certificateholders"). Northwest will furnish annually to Certificateholders information with respect to OID accruing with respect to such year based upon the initial issue price of the Class D Certificates, but the amount of OID reportable by any particular U.S. Certificateholder may differ.

        The tax consequences to U.S. Certificateholders of such OID will vary depending upon the particular facts with respect to each U.S. Certificateholder. For example, U.S. Certificateholders that exchange Outstanding Securities acquired with market discount (which in general is not taken into account until maturity or sale of a note) for Class D Certificates may, in effect, have all or a portion of such market discount converted into OID, which is required to be included in income as it accrues. By contrast, U.S. Certificateholders that exchange Outstanding Securities that were acquired by them at original issuance may under certain circumstances be able to offset some or all of the OID with respect to Class D Certificates with acquisition premium pursuant to Treas. Reg. § 1.1272-2 if the exchange constitutes a recapitalization. Because the tax treatment of holding Class D Certificates will vary depending on the particular facts with respect to each U.S. Certificateholder, U.S. Certificateholders are urged to consult their own tax advisors.

  Effect of Reallocation of Payments or Subordination of Trust Property Notes

        Except as noted below, if the 2003-1 Trust receives less than the full amount of the receipts of principal or interest paid with respect to the Trust Property Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the related Junior Equipment Notes held by the 2003-1 Trust under the related Intercreditor Agreement, the owners of beneficial interests in the Class D Certificates (the "Shortfall Certificateholders") would probably be treated for U.S. federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant or equal classes of Senior Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Shortfall Certificateholders with respect to such Shortfall Amount. Notwithstanding the foregoing, payments on the D-2 Secured Notes will not be reduced by reason of Shortfall Amounts on the Series D-2 Beneficial Interests.

        Under this analysis, (1) Shortfall Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the 2003-1 Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to a class or classes of Senior Certificateholders, (2) a loss would only be allowed to such Shortfall Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Shortfall Certificateholders because such amount was previously included in income. These results would not significantly affect the inclusion of income for Shortfall Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Shortfall Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Because the Class X Certificate is subordinate to the Class D Certificate, any amount otherwise distributable to the Class X Certificateholder will first be applied to cover any Shortfall Amounts with regard to Class D Certificates.

  Sale, Exchange or other Disposition of the Class D Certificates

        Upon the sale, exchange or other disposition of a Class D Certificate, a U.S. Certificateholder will recognize capital gain or loss equal to the difference between the amount realized by that holder on the disposition (other than any amount attributable to accrued interest, which will be taxable as ordinary income) allocable to the related Trust Property Notes or other Trust property and the U.S. Certificateholder's adjusted tax basis in the related Trust Property Notes and any other assets held by the 2003-1 Trust other than Trust assets allocated to the Class X Certificates. A U.S. Certificateholder's adjusted tax basis in the Class D Certificate will equal the holder's initial tax basis for its Class D Certificate increased by any OID included in the gross income of the U.S. Certificateholder, less any payments on the Class D Certificates other than qualified stated interest payments and any previously recognized losses. Net long-term capital gains of non-corporate taxpayers are taxed at a lower maximum rate for property held for more than one year than ordinary income and short-term capital gains of such taxpayer. The deductibility of capital losses is subject to limitation.

  Trust Classified as a Partnership

        If the 2003-1 Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the 2003-1 Trust will be calculated at the 2003-1 Trust level but the 2003-1 Trust itself would not be subject to U.S. federal income tax. However, Subsequent Exchanges would not be treated as recapitalizations. A U.S. Certificateholder would be required to report its share of the 2003-1 Trust's items of income, gain, loss and deduction on its tax return for its taxable year within which the 2003-1 Trust's taxable year (which normally would be a calendar year) ends. A U.S. Certificateholder's basis in its interest in the Trust would be equal to the aggregate basis in the Trust Property Notes received in the exchange (as determined above under "Taxation of the Exchange,") plus its share of the 2003-1 Trust's net income, minus its share of any net losses of the 2003-1 Trust, and minus the amount of any distributions received by it from the 2003-1 Trust. In the case of an original holder of a Class D Certificate that is a calendar year taxpayer, income or loss is expected to be the same as it would be if the 2003-1 Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, would be subject to tax on the same basis as an original holder with respect to its interest in the 2003-1 Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the 2003-1 Trust. Non-U.S. Certificateholders (as defined below) will not be subject to U.S. withholding tax to the extent provided under "Non-U.S. Certificateholders" below and will not be treated as engaged in a U.S. trade or business solely by reason of the 2003-1 Trust being classified as a partnership.

  Effect of Subsequent Exchanges on Certificateholders

        The pro-rata portion of the Trust Property Notes relating to Class D Certificates retained by Northwest on the Exchange Date will not be treated as issued or outstanding for U.S. federal income tax purposes. At the time of any Subsequent Exchange, the issue price of such underlying Trust Property Notes will be determined based upon the then trading price of the Outstanding Securities exchanged therefor unless the Class D Certificates are publicly traded, in which case the issue price would be the trading price of the Class D Certificates. This may result in greater or lesser OID with respect to the Trust Property Notes treated as originally issued in such Subsequent Exchange than OID with respect to Trust Property Notes treated as issued in the original exchange offers. The U.S. federal income tax consequences to U.S. Certificateholders that previously exchanged Outstanding Securities for Class D Certificates in the exchange offers ("Existing Certificateholders"), are unclear. Since Certificateholders must include in income their pro-rata portion of the 2003-1 Trust's OID income (other than any OID allocable to Class X Certificates), a subsequent exchange may result in Existing Certificateholders being allocated a greater or lesser amount of OID than if a Subsequent Exchange had not occurred. Northwest intends to take the position that as a result of a Subsequent Exchange, holders of Outstanding Securities that exchange such securities for Class D Certificates previously held by Northwest ("New Certificateholders") will be treated as being issued Trust Property Notes with original issue discount based on the fair market value of such Outstanding Securities exchanged therefor (or the fair market value of the Class D Certificates, if publicly traded, issued in the exchange) and simultaneously then exchanging with Existing Certificateholders a portion of such Trust Property Notes for Trust Property Notes issued previously in the exchange offers or in prior Subsequent Exchanges.

        This "deemed exchange" between Existing Certificateholders and New Certificateholders will not result in a taxable exchange to Existing Certificateholders. To the extent an Existing Certificateholder's share of OID is increased by such a Subsequent Exchange, such Existing Certificateholder may be entitled to offset such incremental OID by amortizing acquisition premium of equal amount pursuant to Treas. Reg. section 1.1272-2, in which case its annual net taxable income from the Class D Certificates would be unchanged. In the alternative, the Existing Certificateholders would realize such offset on sale or redemption of the Certificates, which may be a capital loss at such time. To the extent an Existing Certificateholder's share of OID is decreased by a Subsequent Exchange, the Existing Certificateholder will realize an equal amount of market discount, however, unless such Existing Certificateholder elects to include such market discount into income as it accrues, the timing of such income from market discount may differ from the original OID.

  Non-U.S. Certificateholders

        In general, any gain or loss realized on the exchange of the Outstanding Securities for the Class D Certificates by a Non-U.S. Certificateholder pursuant to the exchange offer will not be subject to U.S. federal income taxes, including withholding taxes, unless such gain or loss is effectively connected with the conduct by the Non-U.S. Certificateholder of a trade or business within the United States, or in the case of an individual, such Non-U.S. Certificateholder is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met.

        Subject to the discussion of backup withholding below, payments of principal and interest (including accrued interest that is paid as a result of the exchange offers) and OID in respect of the Class D Certificates, to a holder of a Class D Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Northwest, (ii) such Non-U.S. Certificateholder is not (x) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (y) a controlled foreign corporation for U.S. tax purposes that is related to Northwest, and (iii) either (A) the Non-U.S. Certificateholder certifies on Form W-8BEN, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Class D Certificate certifies on Form W-8IMY, under penalties of perjury, that the beneficial owner is a Non-U.S. Certificateholder and such owner has furnished to it the applicable certification or other proof of foreign status. Such an intermediary that holds a Class D Certificate may be required to attach the beneficial owner's Form W-8BEN to the Form W-8IMY. We recommend that non-U.S. Certificateholders consult their own tax advisors as to the information required to be furnished to such an intermediary or other pass-through entity.

        If a Non-U.S. Certificateholder cannot satisfy the requirements described above, payments of interest will be subject to a 28% U.S. withholding tax unless the beneficial owner of the Class D Certificate provides a properly executed (i) Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) Form W-8ECI (or successor form) stating that the interest paid is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

        Any capital gain realized upon the sale, exchange, or other disposition of a Class D Certificate or upon receipt of a make whole premium by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

        Any interest or gain described above will be subject to regular U.S. federal income tax at graduated rates (and in certain cases a branch profits tax) if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

  Backup Withholding

        In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and to payments of the proceeds of certain sales of Class D Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A "backup withholding" tax at a rate of 28% (increasing to 31% after 2010) may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. Payments made on a Class D Certificate, and proceeds from the sale of a Class D Certificate owned by a Non-U.S. Certificateholder will not be subject to such backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption; provided in each case that applicable Trustee or Paying Agent, as the case may be, does not have actual knowledge or reason to know that the payee is a U.S. Person. Payments on the sale, exchange or other disposition of a Class D Certificate by a Non-U.S. Certificateholder effected outside the United States to or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a U.S. Person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50 percent or more of whose gross income is derived from its conduct of a United States trade or business for a specified three-year period (or, in addition, a foreign partnership engaged in a United States trade or business which United States persons hold more than 50 percent of the income or capital interests, or certain United States branches of foreign banks or insurance companies), information reporting will be required unless the beneficial owner has provided certain required information or documentation to the broker to establish its non-United States status or otherwise establishes an exemption. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-U.S. Certificateholder certifies under penalties of perjury to its Non-U.S. Person status or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's United States federal income tax liability, if any, provided the required information is furnished to the IRS by the date required.

  Proposed Changes to Reporting Requirements for Widely Held Trusts

        On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

  Tax Return Disclosure for "Reportable Transactions"

        Taxpayers are required to make certain disclosures with the U.S. Treasury and on IRS Form 8886 attached to their tax return if they participate in a "reportable transaction." A transaction is a reportable transaction if it is described in any of six categories, including a transaction under which the taxpayer has a difference in the treatment of items differently for book and tax purposes or claims a loss, in each case in excess of specified thresholds. Subject to certain exceptions, a loss from the sale or exchange of an asset (other than an interest in a pass-through entity) is not a reportable transaction if the tax basis of the asset is equal to, and is determined solely by reference to, the amount paid in cash by the taxpayer for the asset (a "qualified basis"). A U.S. Certificateholder that claims a significant loss in respect of the exchange offers ($2 million in any single taxable year (or $4 million cumulatively) or more for individuals, and partnerships with one or more noncorporate partners and $10 million in any single taxable year (or $20 million cumulatively) or more for corporations, and partnerships consisting solely of corporate partners) may be required to make such disclosures with respect to such loss if such Certificateholder does not have a "qualified basis" in the Outstanding Securities surrendered in the Exchange. Further, upon sale, exchange or other disposition of an interest in the 2003-1 Trust any loss realized by a U.S. Certificateholder that is attributable to the disposition of the related Trust Property Notes or other Trust property may also be subject to disclosure on Form 8886 if in excess of specified thresholds, if the U.S. Certificateholder does not have a "qualified basis" in such Notes or Class D Certificates. U.S. Certificateholders that acquire Class D Certificates in the exchange offers in a taxable exchange will not have a "qualified basis" in the Class D Certificates or the underlying Trust Property Notes, and Trust Property Notes issued with OID will not have a "qualified basis" in any U.S. Certificateholder's hands. We recommend that prospective investors consult their own tax advisers concerning any possible disclosure obligation with respect to the exchange offers, Subsequent Exchanges and their investment in, and disposition of, the Class D Certificates.

CERTAIN DELAWARE TAXES

        The 2003-1 Trustee is a national banking association with its chief executive office in Wilmington, Delaware. In the opinion of Richards, Layton & Finger, P.A., Delaware counsel to the 2003-1 Trustee, under currently applicable law, assuming that, for federal tax purposes, the 2003-1 Trust will not be treated as a corporation, but rather, will be classified either as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code or as a partnership, (i) the 2003-1 Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of either thereof and (ii) Class D Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware any political subdivision of either thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class D Certificate.

CERTAIN ERISA CONSIDERATIONS

        ERISA imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities whose underlying assets are considered to include "plan assets" of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (or the assets of those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities whose underlying assets include "plan assets" of such plans (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary which proposes to cause a Plan to purchase Class D Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA. Governmental plans, non-U.S. plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws or regulations that are similar to any of the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code ("Similar Laws"). Fiduciaries of any such plans should consult with their counsel before purchasing Class D Certificates.

Plan Assets Issues

        The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Class D Certificate and an undivided interest in the underlying assets of the 2003-1 Trust, including the Trust Property Notes, unless it is established that equity participation in the 2003-1 Trust by Plans and other employee benefit plans which are not subject to ERISA or Section 4975 of the Code, such as governmental, non-U.S. and certain church plans (collectively, "Benefit Plan Investors") is not "significant" within the meaning of the Plan Asset Regulation. The extent to which there is equity participation in the 2003-1 Trust by, or on behalf of, Benefit Plan Investors will not be monitored. If the assets of the 2003-1 Trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of the 2003-1 Trust could be subject to fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions

        In addition, whether or not the assets of the 2003-1 Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class D Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of Plan assets. Such parties in interest or disqualified persons could include, without limitation, Northwest and its affiliates, the 2003-1 Trustees, the Dealer Managers, the Exchange Agent and the Soliciting Dealers. Depending on the satisfaction of certain conditions, which may include the identity of the Plan fiduciary making the decision to acquire or hold Class D Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class D Certificates.

        Each person who acquires or accepts a Class D Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) for the entire period during which such person holds its interest in the Class D Certificate, no portion of the assets used by such person to acquire and hold a Class D Certificate (or any interest therein) constitute the assets of any employee benefit plan subject to Title I of ERISA, plan, account or arrangement subject to Section 4975 of the Code or any Similar Law, or any entity whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement or (ii) the purchase and holding of such Certificate or interest therein will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

        EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO SIMILAR LAWS) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN THE CLASS D CERTIFICATES.

LEGAL MATTERS

        The validity of the Class D Certificates will be passed upon for NWA Corp. and Northwest by Simpson Thacher & Bartlett LLP, New York, New York, and for the Dealer Managers by Shearman & Sterling LLP, New York, New York. Certain federal income tax matters with respect to the 2003-1 Trust and Class D Certificateholders will be passed upon by Cadwalader, Wickersham & Taft LLP, special tax counsel to Northwest. The respective counsels for Northwest and the Dealer Managers may rely upon Shipman & Goodwin LLP, counsel to U.S. Bank National Association and U.S. Bank Trust National Association, and Richards, Layton & Finger, P.A., Delaware counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, the 2003-1 Trust Supplement and the issuance of the Class D Certificates. Richards, Layton & Finger, P.A. has also acted on behalf of the Delaware Trusts.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited NWA Corp.'s consolidated financial statements and schedule included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus. NWA Corp.'s consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

ANNEX I—INDEX OF DEFINED TERMS

        The following is an index showing the page in this prospectus where certain defined terms appear.

Defined Term	Page
2001 Delaware Trust	65
2002 Delaware Trust	65
2003-1 Pass Through Trust Agreement	39
2003-1 Regular Distribution Dates	37
2003-1 Special Distribution Date	38
2003-1 Trust	5
2003-1 Trust Property	35
7 5/8% Notes	Cover
8.375% Notes	Cover
8.52% Notes	Cover
8.875% Notes	Cover
Above-Cap Liquidity Facility	89
Above-Cap Liquidity Guarantor	89
Above-Cap Payment	89
Above-Cap Reserve Account	89
Above-Cap Reserve Amount	89
Adjusted Expected Distributions	79
Administration Expenses	78
agent's message	29
Aggregate LTV Collateral Amount	80
Amortization Schedule	41
Appraised Current Market Value	81
ASM	15
ATOP	29
Available seat miles	15
Average Life Date	57
Aviation Act	44
Bankruptcy Code	12
Base Rate	87
Basic Agreement	35
Beneficial Interests	65
Benefit Plan Investors	102
Business Day	40
Capped Interest Rate	85
Capped LIBOR	85
Cargo ton miles	16
Cede	48
Certificate Account	39
Certificate Owner	48
Certificates	35
citizen of the United States	44
Class D Certificates	Cover

Class X Certificates	36
Class Exemptions	102
Code	93
Company	ii
Continental	15
Controlling Party	72
Current Distribution Date	77
D-2 Secured Note	6
Defaulted Indenture	57
Definitive Certificates	48
Delaware Trust	5
Determination Date	39
Distribution Date	38
DOL	21
Downgrade Drawing	86
DTC Participants	48
DTC Rules	49
Election Distribution Date	91
Eligible Guarantor Institution	29
Equipment Notes	35
ERISA	20
ERISA Plans	101
Event of Loss	64
Excess Interest	10
Exchange Act	ii
Exchange Date	28
Existing Certificateholders	98
Expected Distributions	77
expiration date	27
Final Distributions	74
Final Distribution Date	37
Final Drawing	86
H.15(519)	57
Indirect Participants	48
Intercreditor Agreements	71
Interest Drawings	84
IRS	21
Junior Equipment Notes	5
Liquidity Facilities	83
Liquidity Facility	6
Liquidity Facility LIBOR	87
Liquidity Obligations	77
Liquidity Provider	6
LTV Appraisal	81
LTV Collateral Amount	81
LTV Ratio	81

Make-Whole Premium	56
Maximum Available Commitment	85
Minimum Sale Price	74
New Certificateholders	98
Non-D-3 Interest Portion	68
Non-D-3 Principal Portion	68
Non-Extension Drawing	86
Non-Performing Equipment Note	81
Non-U.S. Certificateholder	98
Northwest	Cover
NWA Corp.	ii
OID	96
Original Class D Certificates	65
Original Class D Trust	71
Original Class D Trustee	71
Other Assets	94
Outstanding Securities	Cover
Outstanding Securities Trustee	26
Passenger load factor	15
Pass Through Trust Agreement	35
PBGC	21
Performing Equipment Note	86
Plan Asset Regulation	101
Plans	101
Policy	6
Policy Provider	6
Policy Provider Default	73
Policy Provider Election	91
Policy Provider Obligations	77
Pool Balance	40
Pool Factor	40
Preference Amount	92
Prepayment Premium	70
Primary Cash Collateral Account	86
Primary Liquidity Event of Default	88
Primary Liquidity Facility	83
Principal Balance	68
Prior Series	5
PTC Event of Default	44
PTCE	102
Regular Distribution Dates	38
Remaining Weighted Average Life	57
Required Amount	85
Revenue passenger miles	15
Revenue yield per passenger mile	16
RPM	15

Scheduled Payments	37
SEC	ii
Section 1110	59
Section 1110 Period	86
Senior Certificates	35
Senior Class One Certificates	35
Senior Class One Trustees	35
Senior Class Three Certificates	35
Senior Class Three Trustees	35
Senior Class Two Certificates	35
Senior Class Two Trustees	35
Senior Equipment Notes	35
Senior Series One Notes	35
Senior Series Two Notes	35
Senior Series Three Notes	35
Series D-1 Beneficial Interests	34
Series D-2 Beneficial Interests	35
Series D-3 Beneficial Interests	35
Series D-1 Distributions	66
Series D-2 Distributions	67
Series D-3 Distributions	67
Series E Equipment Note	5
SFAS	15
Shortfall Amounts	96
Shortfall Certificateholders	96
Similar Laws	101
Soliciting Dealer	33
Special Payment	38
Special Payments Account	39
SRPM	96
Stated Interest Rate	37
Subordination Agent	71
Subsequent Exchange	34
Termination Notice	88
Treasury Yield	56
Triggering Event	77
Trust Indenture Act	45
Trust Property Notes	5
Trust Supplement	35
Trustee	35
U.S. Certificateholders	93
U.S. Persons	93

Northwest Airlines, Inc. 2700 Lone Oak Parkway Eagan, Minnesota 55121
INFORMATION AGENT	EXCHANGE AGENT	TRUSTEE
D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Toll Free: (866) 868-2409 Collect: (212) 269-5550	U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue 2nd Floor St. Paul, Minnesota 55107 Toll Free: (800) 934-6802 Fax: (651) 495-8158	U.S. Bank Trust National Association West Side Flats Operations Center 60 Livingston Avenue 2nd Floor St. Paul, Minnesota 55107 Toll Free: (800) 934-6802 Fax: (651) 495-8158

DEALER MANAGERS
The Dealer Managers for the Exchange Offer are as follows:

Morgan Stanley
1585 Broadway
New York, New York 10036
Attn: Liability Management Group
Toll Free: (800) 624-1808
Collect: (212) 761-1066

Citigroup 390 Greenwich Street New York, New York 10013 Attn: Liability Management Group Toll Free: (800) 558-3745 Collect: (212) 723-6106	Credit Suisse First Boston 11 Madison Avenue New York, New York 10010 Attn: Liability Management Group Toll Free: (800) 910-2732 Collect: (212) 325-4927
Deutsche Bank Securities 60 Wall Street New York, New York 10005 Attn: Liability Management Group Toll Free: (866) 627-0391 Collect: (212) 250-7445	JPMorgan 270 Park Avenue New York, New York 10017 Attn: North American Asset-Backed Securities Origination Collect: (212) 834-5141 or (212) 834-5325

        Any questions or requests for assistance may be directed to the Dealer Managers and their affiliates at the address and telephone numbers set forth above. You may also direct requests for additional copies of this prospectus, the reports incorporated by reference in this prospectus and the letter of transmittal to D.F. King & Co., Inc. at the address and telephone number set forth above. Beneficial owners should contact their brokers, dealers, banks, trust companies or other nominees for assistance concerning these exchange offers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 302A.521 of the Minnesota Business Corporation Act (the "Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), provided that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under the Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of nolo contendere or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by the Minnesota law.

        Section 4.01 of Northwest Airlines, Inc.'s ("Northwest") amended and restated bylaws (filed as Exhibit 3(d)) requires Northwest to indemnify any persons, including officers and directors as permitted by Section 302A.521 of the Minnesota Law.

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        In accordance with Section 102(b)(7) of the Delaware Law, the Restated Certificate of Incorporation of Northwest Airlines Corporation ("NWA Corp.") provides that the directors of NWA Corp. shall not be personally liable to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty.

        Article VIII of the bylaws, as amended and restated, of NWA Corp. (filed as Exhibit 3(b)) provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits.

        See Exhibit Index.

  (b)
  Financial Statement Schedules.

        All schedules, for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission, are either: not required; inapplicable; or the required information has been provided elsewhere or incorporated by reference in this registration statement.

  (c)
  Reports, Opinions or Appraisals.

        Not applicable.

Item 22. Undertakings

  (a)
  The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 27th day of October, 2003.

NORTHWEST AIRLINES, INC.
By:	/s/ DOUGLAS M. STEENLAND Douglas M. Steenland President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard H. Anderson	Chief Executive Officer (principal executive officer)	October 27, 2003
* Bernard L. Han	Executive Vice President and Chief Financial Officer (principal financial officer)	October 27, 2003
* James G. Matthews	Vice President-Finance and Chief Accounting Officer (principal accounting officer)	October 27, 2003
* Gary L. Wilson	Chairman of the Board of Directors	October 27, 2003
* Ray W. Benning, Jr.	Director	October 27, 2003
* Richard C. Blum	Director	October 27, 2003
* Alfred A. Checchi	Director	October 27, 2003
* John Engler	Director	October 27, 2003

* Robert L. Friedman	Director	October 27, 2003
* Doris Kearns Goodwin	Director	October 27, 2003
* Dennis F. Hightower	Director	October 27, 2003
* George J. Kourpias	Director	October 27, 2003
* Frederic V. Malek	Director	October 27, 2003
* V.A. Ravindran	Director	October 27, 2003
* Michael G. Ristow	Director	October 27, 2003
* Douglas M. Steenland	Director	October 27, 2003
* Leo M. Van Wijk	Director	October 27, 2003
*By:	/s/ DOUGLAS M. STEENLAND Douglas M. Steenland Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 27th day of October, 2003.

NORTHWEST AIRLINES CORPORATION
By:	/s/ DOUGLAS M. STEENLAND Douglas M. Steenland President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard H. Anderson	Chief Executive Officer (principal executive officer)	October 27, 2003
* Bernard L. Han	Executive Vice President and Chief Financial officer) (principal financial officer)	October 27, 2003
* James G. Matthews	Vice President-Finance and Chief Accounting Officer (principal accounting officer)	October 27, 2003
* Gary L. Wilson	Chairman of the Board of Directors	October 27, 2003
* Ray W. Benning, Jr.	Director	October 27, 2003
* Richard C. Blum	Director	October 27, 2003
* Alfred A. Checchi	Director	October 27, 2003

* John Engler	Director	October 27, 2003
* Robert L. Friedman	Director	October 27, 2003
* Doris Kearns Goodwin	Director	October 27, 2003
* Dennis F. Hightower	Director	October 27, 2003
* George J. Kourpias	Director	October 27, 2003
* Frederic V. Malek	Director	October 27, 2003
* V. A. Ravindran	Director	October 27, 2003
* Michael G. Ristow	Director	October 27, 2003
* Douglas M. Steenland	Director	October 27, 2003
* Leo M. Van Wijk	Director	October 27, 2003
*By:	/s/ DOUGLAS M. STEENLAND Douglas M. Steenland Attorney-In-Fact

Exhibit Index

Exhibit Number	Description
1.1
Form of Dealer Manager Agreement, to be dated as of the date of commencement of the exchange offers, among Northwest Airlines, Inc., NWA Corp. and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., the Dealer Managers.
3.1	Restated Certificate of Incorporation of NWA Corp. (filed as Exhibit 4.1 to NWA Corp.'s Registration Statement on Form S-3, File No. 333-69655, and incorporated herein by reference).
3.2
Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 4.1 to NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 333-69655, and incorporated herein by reference).
3.3	Restated Certificate of Incorporation of Northwest (filed as Exhibit 3.3 to Northwest's Registration Statement on Form S-3, File No. 033-74772, and incorporated herein by reference).
3.4	Amended and Restated Bylaws of Northwest (filed as Exhibit 4.2 to the 1999 First 10-Q and incorporated herein by reference).
4.1
Pass Through Trust Agreement, dated as of June 3, 1999, among NWA Corp., Northwest and U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association ("U.S. Bank National Association") as Trustee, relating to Pass Through Certificates of Northwest (filed as Exhibit 4(i) to Registration Statement on Form S-3, File No. 333-79215, and incorporated herein by reference).
4.2
Pass Through Trust Supplement, to be dated as of the Exchange Date, among NWA Corp., Northwest and U.S. Bank Trust National Association as Trustee, relating to 10.5% Class D Pass Through Certificates, Series 2003-1 (filed as Exhibit 4.2 to Amendment No. 3 to this Registration Statement).
4.3	Certificate of Designation of Series C Preferred Stock of Northwest Airlines Corporation (included in Exhibit 3.1).
4.4	Certificate of Designation of Series D Junior Participating Preferred Stock of NWA Corp. (included in Exhibit 3.1).
4.5
Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A., as Rights Agent (filed as Exhibit 1 to NWA Corp.'s Form 8-A12G, File No. 000-25095, and incorporated herein by reference).
5.1
Opinion of Simpson Thacher & Bartlett LLP regarding the legality of the 2003-1 Pass Through Trust 10.5% Class D Pass Through Certificates, Series 2003-1 to be issued in the exchange offers (filed as Exhibit 5.1 to Amendment No. 3 to this Registration Statement).
5.2
Opinion of Michael L. Miller, Esq. as to the legality of the 2003-1 Pass Through Trust 10.5% Class D Pass Through Certificates, Series 2003-1 to be issued in the exchange offers (filed as Exhibit 5.2 to Amendment No. 3 to this Registration Statement).
8.1	Tax opinion of Cadwalader, Wickersham & Taft LLP relating to the exchange offers (filed as Exhibit 8.1 to Amendment No. 3 to this Registration Statement).
10.1
Standstill Agreement, among Continental Airlines, Inc., Northwest Airlines Corporation, Northwest Airlines Holdings Corporation and Northwest Airlines, Inc., dated as of November 15, 2000 (filed as Exhibit 99.8 to Continental Airlines, Inc.'s Current Report on Form 8-K, File No. 001-10323, and incorporated herein by reference).

10.2
Standstill Agreement between Northwest Airlines Corporation and David Bonderman, Bonderman Family Limited Partnership, Lectair Partners, Eli Broad, Donald Strum, 1992 Air GP and 1992 Air, Inc., dated as of November 20, 1998 (filed as Exhibit 10.8 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).
10.3
Registration Rights Agreement among Northwest Airlines Corporation, the persons identified on the signature pages thereto and 1992 Air, Inc., as the representative of the persons identified on the signature pages thereto, dated November 20, 1998 (filed as Exhibit 10.9 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).
10.4
Amended and Restated Standstill Agreement between Koninklijke Luchtvaart Maatschappij N.V. and Northwest Airlines Corporation dated May 1, 1998 (filed as Exhibit 10.2 of NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 0-23642, and incorporated herein by reference).
10.5
First Amended and Restated Common Stock Registration Rights Agreement among NWA Corp., the holders of the Series C Preferred Stock and the Original Investors named therein (filed as Exhibit 10.9 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).
10.6
Acknowledgement of Northwest Airlines Corporation regarding assumption of obligations as successor under the First Amended and Restated Common Stock Registration Rights Agreement, dated November 20, 1998 (filed as Exhibit 10.28 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 333-69655, and incorporated herein by reference).
10.7
Airport Uses and Lease Agreement between The Charter County of Wayne, Michigan and Northwest dated as of June 21, 2002. (filed as Exhibit 10.7 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference)
10.8
Airline Operating Agreement and Terminal Building Lease Minneapolis-St. Paul International Airport dated as of January 1, 1999 between the Metropolitan Airports Commission and Northwest (filed as Exhibit 10.24 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 001-15285, and incorporated herein by reference).
10.9
Master Financing Agreement dated as of March 29, 1992 among Northwest Airlines Corporation, Northwest and the State of Minnesota (filed as Exhibit 10.9 to the Registration Statement on Form S-1, File No. 33-74210, and incorporated herein by reference).
10.10
Credit and Guarantee Agreement among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc. and various lending institutions named therein dated as of October 24, 2000 (filed as Exhibit 10.21 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).
10.11
Second Amendment dated as of October 23, 2001 to Credit and Guarantee Agreement among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc. and various lending institutions named therein dated as of October 24, 2000 (filed as Exhibit 10.13 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.12
A319-100 Purchase Agreement dated as of September 19, 1997 between AVSA, S.A.R.L. and Northwest Airlines, Inc. (filed as Exhibit 10.1 to NWA Corp.'s Form 10-Q for the quarter ended September 30, 1997, File No. 0-23642, and incorporated herein by reference).

10.13
A330 Purchase Agreement between AVSA, S.A.R.L. and Northwest Airlines, Inc. dated as of December 21, 2000 (filed as Exhibit 10.1 to NWA Corp.'s Form 10-Q for the quarter ended March 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.14
Amendment No. 1 to A330 Purchase Agreement between AVSA, S.A.R.L. and Northwest Airlines, Inc. dated as of November 26, 2001 (filed as Exhibit 10.14 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
10.15
Amendment No. 2 to A330 Purchase Agreement dated as of December 20, 2002 between AVSA, S.A.R.L. and Northwest Airlines, Inc. (filed as Exhibit 10.15 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
10.16
Bombardier CRJ440 Purchase Agreement between Bombardier Inc. and Northwest Airlines, Inc. dated as of July 6, 2001 (filed as Exhibit 10.1 to NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, File No. 001-15285, and incorporated herein by reference).
10.17
Third Amendment dated as of September 9, 2002 to Credit and Guarantee Agreement among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc. and various lending institutions named therein dated as of October 24, 2000 (filed as Exhibit 10.1 to NWA Corp.'s Form 10-Q for the quarter ended September 30, 2002, File No. 001-15285, and incorporated herein by reference).
10.18
Corrected Schedule I and Schedule II to Aircraft Mortgage and Security Agreement included in Exhibit 10.13 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001 (filed in substitution) (filed as Exhibit 10.2 to NWA Corp.'s Form 10-Q for the quarter ended September 30, 2002, File No. 001-15285, and incorporated herein by reference).
10.19
Consulting Agreement dated as of December 20, 2002 between Northwest Airlines, Inc. and Aviation Consultants LLC (filed as Exhibit 10.19 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
10.20
Management Compensation Agreement with Richard H. Anderson dated as of June 28, 2001 (filed as Exhibit 10.17 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.21
Management Compensation Agreement with Douglas M. Steenland dated as of June 28, 2001 (filed as Exhibit 10.18 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.22
Management Compensation Agreement with J. Timothy Griffin dated as of January 14, 2002. (filed as Exhibit 10.20 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.23
Management Compensation Agreement with Bernard L. Han dated as of September 27, 2002 (filed as Exhibit 10.23 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
10.24
Management Compensation Agreement with Philip C. Haan dated as of January 14, 2002. (filed as Exhibit 10.21 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.25	Key Employee Annual Cash Incentive Program (filed as Exhibit 10.42 to the Registration Statement on Form S-1, File No. 33-74210, and incorporated herein by reference).

10.26
Northwest Airlines Excess Pension Plan for Salaried Employees (2001 Restatement) (filed as Exhibit 10.23 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.27
Northwest Airlines Supplemental Executive Retirement Plan (2001 Restatement) (filed as Exhibit 10.24 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.28	1990 Stock Option Plan for Key Employees of the Company (filed as Exhibit 10.44 to the Registration Statement on Form S-1, File No. 33-74210, and incorporated herein by reference).
10.29
Northwest Airlines Corporation 1999 Stock Incentive Plan, as amended (filed as Exhibit 10.26 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.30
2001 Northwest Airlines Corporation Stock Incentive Plan, as amended (filed as Exhibit 10.43 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).
10.31
Form of Non-Qualified Stock Option Agreement for executive officers under the 2001 Northwest Airlines Corporation Stock Incentive Plan (filed as Exhibit 10.28 to NWA Corp.'s Annual Report on Form 10-K405 for the year ended December 31, 2001, File No. 001-15285, and incorporated herein by reference).
10.32
Form of Phantom Stock Unit Award Agreement for executive officers under the 2001 Northwest Airlines Corporation Stock Incentive Plan (filed as Exhibit 10.39 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).
10.33
Form of Deferred Stock Award Agreement for executive officers under the 1999 Northwest Airlines Corporation Stock Incentive Plan (filed as Exhibit 10.40 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-15285, and incorporated herein by reference).
10.34
Northwest Airlines Corporation E-Commerce Incentive Compensation Program, including form of Award Agreement (filed as Exhibit 10.34 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
10.35
2003 Long-Term Cash Incentive Plan, including form of Award Agreement (filed as Exhibit 10.35 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
10.36
The Chairman's Long-Term Retention and Incentive Program (filed as Exhibit 10.62 to NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 001-15285, and incorporated herein by reference).
10.37
Fourth Amendment dated as of February 14, 2003 to Credit and Guarantee Agreement among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc. and various lending institutions named therein dated as of October 24, 2000 (filed as Exhibit 10.1 to NWA Corp.'s Form 10-Q for the quarter ended June 30, 2003, File No. 001-15285, and incorporated herein by reference).

10.38
Fifth Amendment dated May 1, 2003 to Credit and Guarantee Agreement among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc. and various lending institutions named therein dated as of October 24, 2000 (filed as Exhibit 10.2 to NWA Corp.'s Form 10-Q for the quarter ended June 30, 2003, File No. 001-15285, and incorporated herein by reference).
12.1
Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to NWA Corp's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
12.2
Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to NWA Corp's Quarterly Report on Form 10-Q for the six months ended June 30, 2003, File No. 001-15285, and incorporated herein by reference).
21.1	List of Subsidiaries of Registrant (filed as Exhibit 21.1 to NWA Corp's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 001-15285, and incorporated herein by reference).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 5.1 to this Registration Statement on Form S-4).
23.3	Consent of Cadwalader, Wickersham & Taft LLP (contained in its opinion filed as Exhibit 8.1 to this Registration Statement on Form S-4).
24.1	Powers of Attorney (previously filed).
25.1
Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association (successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee of the 2003-1 Pass Through Trust (filed as Exhibit 25.1 to Amendment No. 2 to this Registration Statement).
99.1	Form of Letter of Transmittal for 8.375% Notes due 2004.
99.2	Form of Letter of Transmittal for 8.52% Notes due 2004.
99.3	Form of Letter of Transmittal for 7 5/8% Notes due 2005.
99.4	Form of Notice of Guaranteed Delivery for 8.375% Notes due 2004.
99.5	Form of Notice of Guaranteed Delivery for 8.52% Notes due 2004.
99.6	Form of Notice of Guaranteed Delivery for 7 5/8% Notes due 2005.
99.7	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.8	Form of Letter to Clients.
99.9
Intercreditor Agreement, dated as of June 25, 1999, by and among U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Trustee under the Northwest Airlines Pass Through Trust 1999-2A, Northwest Airlines Pass Through Trust 1999-2B and Northwest Airlines Pass Through Trust 1999-2C, Citibank, N.A. and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 4(d) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.10	Intentionally omitted.

99.11
Intercreditor Agreement, dated as of June 28, 2000, by and among U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Trustee under the Northwest Airlines Pass Through Trust 2000-1G and Northwest Airlines Pass Through Trust 2000-1C, Credit Suisse First Boston, New York Branch, U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent, and MBIA Insurance Corporation (filed as Exhibit 4(f) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.12
Intercreditor Agreement, dated as of June 1, 2001, by and among U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Trustee under the Northwest Airlines Pass Through Trust 2001-1A-1, Northwest Airlines Pass Through Trust 2001-1A-2, Northwest Airlines Pass Through Trust 2001-1B and Northwest Airlines Pass Through Trust 2001-1C, Landesbank Hessen-Thuringen Girozentrale and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 4(d) to Northwest's Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.13
Intercreditor Agreement, dated as of July 5, 2001, by and among U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Trustee under the Northwest Airlines 2001-2A E-EETC Pass Through Trust and Northwest Airlines 2001-2B E-EETC Pass Through Trust, CDC Finance — CDC IXIS, CDC Financial Products Inc. and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 99.13 to Amendment No. 1 to this Registration Statement).
99.14
Intercreditor Agreement, dated as of August 5, 2002, by and among U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Trustee under the Northwest Airlines Pass Through Trust 2002-1G-1, Northwest Airlines Pass Through Trust 2002-1G-2, Northwest Airlines Pass Through Trust 2002-1C-1 and Northwest Airlines Pass Through Trust 2002-1C-2, Westdeutsche Landesbank Girozentrale, New York Branch, Credit Suisse First Boston International, U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent, and MBIA Insurance Corporation (filed as Exhibit 4(d) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285, and incorporated herein by reference).
99.15
Form of First Amendment to Intercreditor Agreement for Series 1999-2, to be dated as of the Exchange Date, between U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, as Trustee for Series 1999-2, Citibank, N.A. and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 99.15 to Amendment No. 2 to this Registration Statement).
99.16	Intentionally omitted.
99.17
Form of First Amendment to Intercreditor Agreement for Series 2000-1, to be dated as of the Exchange Date, between U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, as Trustee for Series 2000-1, Credit Suisse First Boston, New York Branch, U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent, and MBIA Insurance Corporation (filed as Exhibit 99.17 to Amendment No. 2 to this Registration Statement).

99.18
First Amendment to Intercreditor Agreement for Series 2001-1, dated as of April 4, 2002, between U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, as Trustee for Series 2001-1, Landesbank Hessen-Thuringen Girozentrale and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 99.18 to Amendment No. 1 to this Registration Statement).
99.19
Form of Second Amendment to Intercreditor Agreement for Series 2001-1, to be dated as of the Exchange Date, between U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, as Trustee for Series 2001-1, Landesbank Hessen-Thuringen Girozentrale and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 99.19 to Amendment No. 2 to this Registration Statement).
99.20
Form of First Amendment to Intercreditor Agreement for Series 2001-2, to be dated as of the Exchange Date, between U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, as Trustee for Series 2001-2, CDC Finance — CDC IXIS, CDC Financial Products Inc. and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 99.20 to Amendment No. 2 to this Registration Statement).
99.21
First Amendment to Intercreditor Agreement for Series 2002-1, dated as of November 20, 2002, between U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, as Trustee for Series 2002-1, Westdeutsche Landesbank Girozentrale, New York Branch, Credit Suisse First Boston International, U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent, and MBIA Insurance Corporation (filed as Exhibit 99.21 to Amendment No. 1 to this Registration Statement).
99.22
Form of Second Amendment to Intercreditor Agreement for Series 2002-1, to be dated as of the Exchange Date, between U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association, as Trustee for Series 2002-1, MBIA Insurance Corporation, WestLB AG, New York Branch, Credit Suisse First Boston International and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Subordination Agent (filed as Exhibit 99.22 to Amendment No. 2 to this Registration Statement).
99.23
Form of Participation Agreement for Series 1999-2A, 1999-2B and 1999-2C (filed as Exhibit 99(a) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.24	Form of Amendment to Participation Agreement for Series 1999-2A, 1999-2B and 1999-2C (filed as Exhibit 99.24 to Amendment No. 2 to this Registration Statement).
99.25	Intentionally omitted.
99.26	Intentionally omitted.
99.27
Form of Participation Agreement for Series 2000-1G and 2000-1C (filed as Exhibit 99(g) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.28	Form of Amendment to Participation Agreement for Series 2000-1G and 2000-1C (filed as Exhibit 99.28 to Amendment No. 2 to this Registration Statement).
99.29
Form of Participation Agreement for Series 2001-1A-1, 2001-1A-2, 2001-1B, 2001-1C and 2001-1D (filed as Exhibit 99(h) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).

99.30	Form of Amendment to Participation Agreement for Series 2001-1A-1, 2001-1A-2, 2001-1B, 2001-1C and 2001-1D (filed as Exhibit 99.30 to Amendment No. 2 to this Registration Statement).
99.31	Form of Amendment to Participation Agreement for Series 2001-1 (747) (filed as Exhibit 99.31 to Amendment No. 2 to this Registration Statement).
99.32	Form of Participation Agreement for Series 2001-2A and 2001-2B (filed as Exhibit 99.30 to Amendment No. 1 to this Registration Statement).
99.33	Form of Amendment to Participation Agreement for Series 2001-2A and 2001-2B (filed as Exhibit 99.33 to Amendment No. 2 to this Registration Statement).
99.34
Form of Participation Agreement for Series 2002-1G-1, 2002-1G-2, 2002-1C-1, 2002-1C-2 and 2002-1D (filed as Exhibit 99(i) to NWA Corp.'s Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01 and incorporated herein by reference).
99.35	Form of Amendment to Participation Agreement for Series 2002-1G-1, 2002-1G-2, 2002-1C-1, 2002-1C-2 and 2002-1D (filed as Exhibit 99.35 to Amendment No. 2 to this Registration Statement).
99.36
Form of Indenture for Series 1999-2A, 1999-2B and 1999-2C (filed as Exhibit 99(c) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.37	Form of Amendment to Indenture for Series 1999-2A, 1999-2B and 1999-2C.
99.38	Intentionally omitted.
99.39	Intentionally omitted.
99.40	Form of Indenture for Series 2000-1G and 2000-1C (filed as Exhibit 99(h) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.41	Form of Amendment to Indenture for Series 2000-1G and 2000-1C.
99.42
Form of Indenture for Series 2001-1A-1, 2001-1A-2, 2001-1B, 2001-1C and 2001-1D (filed as Exhibit 99(i) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.43	Form of Amendment to Indenture for Series 2001-1A-1, 2001-1A-2, 2001-1B, 2001-1C and 2001-1D (filed as Exhibit 99.43 to Amendment No. 2 to this Registration Statement).
99.44	Form of Amendment to Indenture for Series 2001-1 (747).
99.45	Form of Indenture for Series 2001-2A and 2001-2B (filed as Exhibit 99.42 to Amendment No. 1 to this Registration Statement).
99.46	Form of Amendment to Indenture for Series 2001-2A and 2001-2B.
99.47
Form of Indenture for Series 2002-1G-1, 2002-1G-2, 2002-1C-1, 2002-1C-2 and 2002-1D (filed as Exhibit 99(j) to NWA Corp.'s Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01 and incorporated herein by reference).
99.48	Form of Amendment to Indenture for Series 2002-1G-1, 2002-1G-2, 2002-1C-1, 2002-1C-2 and 2002-1D.
99.49
Pass Through Trust Supplement for Series 1999-2A (filed as Exhibit 4(b)(1) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).

99.50
Pass Through Trust Supplement for Series 1999-2B (filed as Exhibit 4(b)(2) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.51
Pass Through Trust Supplement for Series 1999-2C (filed as Exhibit 4(b)(3) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.52	Intentionally omitted.
99.53	Intentionally omitted.
99.54	Intentionally omitted.
99.55
Pass Through Trust Supplement for the Series 2000-1G (filed as Exhibit 4(b)(1) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.56
Pass Through Trust Supplement for the Series 2000-1C (filed as Exhibit 4(b)(2) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.57
Pass Through Trust Supplement for the Series 2001-1A-1 (filed as Exhibit 4(b)(1) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.58
Pass Through Trust Supplement for the Series 2001-1A-2 (filed as Exhibit 4(b)(2) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.59
Pass Through Trust Supplement for the Series 2001-1B (filed as Exhibit 4(b)(3) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.60
Pass Through Trust Supplement for the Series 2001-1C (filed as Exhibit 4(b)(4) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.61	Pass Through Trust Supplement for the Series 2001-2A (filed as Exhibit 99.58 to Amendment No. 1 to this Registration Statement).
99.62	Pass Through Trust Supplement for the Series 2001-2B (filed as Exhibit 99.59 to Amendment No. 1 to this Registration Statement).
99.63
Pass Through Trust Supplement for the Series 2002-1G-1 (filed as Exhibit 4(b)(1) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).
99.64
Pass Through Trust Supplement for the Series 2002-1G-2 (filed as Exhibit 4(b)(2) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).
99.65
Pass Through Trust Supplement for the Series 2002-1C-1 (filed as Exhibit 4(b)(3) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).
99.66
Pass Through Trust Supplement for the Series 2002-1C-2 (filed as Exhibit 4(b)(4) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.67	Primary Liquidity Facility for Series 1999-2A (filed as Exhibit 4(c)(1) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.68	Primary Liquidity Facility for Series 1999-2B (filed as Exhibit 4(c)(2) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.69	Primary Liquidity Facility for Series 1999-2C (filed as Exhibit 4(c)(3) to NWA Corp.'s Current Report on Form 8-K filed on August 10, 1999, File No. 333-69655, and incorporated herein by reference).
99.70	Intentionally omitted.
99.71	Intentionally omitted.
99.72	Intentionally omitted.
99.73	Primary Liquidity Facility for the Series 2000-1G (filed as Exhibit 4(c)(1) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.74	Primary Liquidity Facility for the Series 2000-1C (filed as Exhibit 4(c)(2) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.75
Primary Liquidity Facility for the Series 2001-1A-1 (filed as Exhibit 4(c)(1) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.76
Primary Liquidity Facility for the Series 2001-1A-2 (filed as Exhibit 4(c)(2) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.77
Primary Liquidity Facility for the Series 2001-1B (filed as Exhibit 4(c)(3) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.78
Primary Liquidity Facility for the Series 2001-1C (filed as Exhibit 4(c)(4) to NWA Corp.'s Current Report on Form 8-K filed on August 21, 2001, File No. 001-15285, and incorporated herein by reference).
99.79	Primary Liquidity Facility for the Series 2001-2A (filed as Exhibit 99.76 to Amendment No. 1 to this Registration Statement).
99.80	Primary Liquidity Facility for the Series 2001-2B (filed as Exhibit 99.77 to Amendment No. 1 to this Registration Statement).
99.81
Primary Liquidity Facility for the Series 2002-1G-1 (filed as Exhibit 4(c)(1) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).
99.82
Primary Liquidity Facility for the Series 2002-1G-2 (filed as Exhibit 4(c)(2) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).
99.83
Primary Liquidity Facility for the Series 2002-1C-1 (filed as Exhibit 4(c)(3) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).

99.84
Primary Liquidity Facility for the Series 2002-1C-2 (filed as Exhibit 4(c)(4) to Northwest's Current Report on Form 8-K filed on August 30, 2002, File No. 001-15285-01, and incorporated herein by reference).
99.85	Intentionally omitted.
99.86
Financial Guaranty Insurance Policy (Series 2000-1G), dated June 28, 2000, by the Policy Provider, for the benefit of the Subordination Agent (filed as Exhibit 4(e) to NWA Corp.'s Current Report on Form 8-K filed on July 11, 2000, File No. 001-15285, and incorporated herein by reference).
99.87
Financial Guaranty Insurance Policy (Series 2002-1G-1), dated August 5, 2002, by the Policy Provider, for the benefit of the Subordination Agent (filed as Exhibit 99.84 to Amendment No. 1 to this Registration Statement).
99.88
Financial Guaranty Insurance Policy (Series 2002-1G-2), dated August 5, 2002, by the Policy Provider, for the benefit of the Subordination Agent (filed as Exhibit 99.85 to Amendment No. 1 to this Registration Statement).
99.89	Form of D-2 Secured Note (filed as Exhibit 99.89 to Amendment No. 2 to this Registration Statement).
99.90	Form of Pledge Agreement for D-2 Secured Note (filed as Exhibit 99.90 to Amendment No. 2 to this Registration Statement).
99.91	Form of Guarantee for D-2 Secured Notes (filed as Exhibit 99.91 to Amendment No. 2 to this Registration Statement).
99.92	Amended and Restated Trust Agreement for 2001-1 NWA Class D Certificate Trust (filed as Exhibit 99.92 to Amendment No. 2 to this Registration Statement).
99.93	Amended and Restated Trust Agreement for 2002-1 NWA Class D Certificate Trust II (filed as Exhibit 99.93 to Amendment No. 3 to this Registration Statement).
99.94	Form of Letter of Transmittal for 8.875% Notes due 2006.
99.95	Form of Notice of Guaranteed Delivery for 8.875% Notes due 2006.

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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
The Company
Class D Certificates
The Offered Securities
SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA
RISK FACTORS
THE EXCHANGE OFFERS
PLAN OF DISTRIBUTION AFTER THE EXCHANGE OFFERS
USE OF PROCEEDS
DESCRIPTION OF THE CLASS D CERTIFICATES
DESCRIPTION OF THE AIRCRAFT
DESCRIPTION OF THE JUNIOR EQUIPMENT NOTES
DESCRIPTION OF THE DELAWARE TRUSTS AND THE BENEFICIAL INTERESTS
DESCRIPTION OF THE D-2 SECURED NOTES
DESCRIPTION OF INTERCREDITOR ARRANGEMENTS FOR THE PRIOR SERIES
DESCRIPTION OF THE LIQUIDITY FACILITIES AND THE POLICIES FOR THE PRIOR SERIES
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN DELAWARE TAXES
CERTAIN ERISA CONSIDERATIONS
LEGAL MATTERS
EXPERTS
ANNEX I—INDEX OF DEFINED TERMS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
Exhibit Index